                                                                    EXHIBIT 10.1


AFTER RECORDING RETURN TO:
Christopher L. Carson, Esq.
Jones, Day, Reavis & Pogue
3500 SunTrust Plaza
303 Peachtree Street
Atlanta, Georgia  30308-3242


                                 LEASE AGREEMENT

                           Dated as of April 26, 2001

                                     Between
                       Wachovia Capital Investments, Inc.,
                                 as the Lessor,

                                       and

                        Krispy Kreme Doughnut Corporation
                                  as the Lessee

This Lease Agreement is also a mortgage and security agreement between the Lessee, Krispy Kreme Doughnuts, Inc., as mortgagor and debtor, and the Lessor, Wachovia Capital Investments, Inc., as mortgagee and secured party, securing indebtedness in the amount of thirty-five million and no/100 dollars ($35,000,000). The collateral subject to the security interest includes personal property that is, or may become, fixtures attached to the real property described in this Lease Agreement. This Lease Agreement should be filed and recorded in the real estate records as a lease, mortgage and fixture filing. Wachovia Capital Investments, Inc. should be indexed as the grantor of the lease and the mortgagee of the mortgage and the grantee of the security interest. Krispy Kreme Doughnut Corporation should be indexed as the grantee of the Lease and the grantor of the mortgage and security interest.

Addresses of Parties:

The addresses of the Lessee and Lessor are set forth on the signature pages hereof.

                                TABLE OF CONTENTS

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SECTION 1.    DEFINED TERMS AND ACCOUNTING MATTERS......................................1

         (a)  Terms Defined Above.......................................................1

         (b)  Certain Defined Terms.....................................................1

         (c)  Accounting Terms and Determinations.......................................1

SECTION 2.    LEASE OF FACILITY.........................................................2

SECTION 3.    COMMITMENTS...............................................................3

         (a)  Advances..................................................................3

         (b)  Fundings of Advances......................................................3

         (c)  Changes of Commitments....................................................4

         (d)  Advances, Fees and Certain Other Amounts..................................4

         (e)  Funding Offices...........................................................4

SECTION 4.    PAYMENTS..................................................................4

         (a)  Basic Rent................................................................4

         (b)  Supplemental Rent.........................................................5

         (c)  Computations..............................................................5

         (d)  No Offsets................................................................6

         (e)  Taxes.....................................................................6

         (f)  Payments to the Lessor....................................................8

SECTION 5.    AGENCY AGREEMENT..........................................................8

SECTION 6.    TITLE TO REMAIN IN THE LESSOR.............................................9

SECTION 7.    MAINTENANCE OF THE FACILITY; OPERATIONS...................................9

SECTION 8.    MODIFICATIONS............................................................10

SECTION 9.    FURTHER ASSURANCES.......................................................11

SECTION 10.   COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND INSURANCE REQUIREMENTS;
              RELATED CONTRACTS........................................................11

SECTION 11.   CONDITION AND USE OF FACILITY; QUIET ENJOYMENT...........................12

SECTION 12.   LIENS....................................................................13

SECTION 13.   PERMITTED CONTESTS.......................................................14

SECTION 14.   INSURANCE, ETC...........................................................14

SECTION 15.   TERMINATION; CANCELLATION; PURCHASE OPTION; APPLICATION OF PAYMENTS......16

SECTION 16.   TRANSFER OF TITLE ON REMOVAL OF FACILITY; EXPENSES OF TRANSFER...........20

                                TABLE OF CONTENTS
                                   (continued)

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SECTION 17.   EVENTS OF DEFAULT AND REMEDIES...........................................22

SECTION 18.   CHANGE IN THE LESSEE'S NAME OR STRUCTURE.................................26

SECTION 19.   INSPECTION; RIGHT TO ENTER PREMISES OF THE LESSEE........................26

SECTION 20.   RIGHT TO PERFORM THE LESSEE'S COVENANTS..................................26

SECTION 21.   PARTICIPATION BY CO-LESSEES OR SUBLESSEES; PARTICIPATIONS BY LESSOR......26

SECTION 22.   NOTICES..................................................................29

SECTION 23.   AMENDMENTS AND WAIVERS...................................................29

SECTION 24.   SEVERABILITY.............................................................29

SECTION 25.   FEDERAL INCOME TAX CONSIDERATIONS........................................29

SECTION 26.   OTHER PROVISIONS.........................................................30

         (a)  Change in Location of Collateral or the Lessee...........................31

         (b)  Documents; Collateral in Possession of Third Parties.....................31

         (c)  Sale, Disposition or Encumbrance of Collateral...........................31

         (d)  Proceeds of Collateral...................................................31

         (e)  Further Assurances.......................................................32

         (f)  Collateral Attached to Other Property....................................32

         (g)  Secured Amount...........................................................32

         (h)  Mortgage Remedies........................................................32

SECTION 27.   YIELD PROTECTION AND ILLEGALITY..........................................32

         (a)  Basis for Determining Interest Rate Inadequate or Unfair.................32

         (b)  Illegality...............................................................33

         (c)  Increased Cost and Reduced Return........................................33

         (d)  Base Rate Substituted for Adjusted LIBO Rate.............................35

         (e)  Compensation.............................................................35

         (f)  Payments and Computations................................................36

         (g)  Limitation on Liability..................................................36

SECTION 28.   CONDITIONS PRECEDENT.....................................................36

         (a)  Closing; Conditions Precedent to Effectiveness of this Lease.............36

         (b)  Conditions to Initial and Subsequent Advances............................37

         (c)  Conditions Precedent for the Benefit of Lessor...........................39

         (d)  Closing..................................................................39

                                TABLE OF CONTENTS
                                   (continued)

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SECTION 29.   THE LESSEE'S REPRESENTATIONS AND WARRANTIES..............................39

         (a)  Corporate Existence and Power............................................39

         (b)  Corporate and Governmental Authorization.................................39

         (c)  Binding Effect...........................................................39

         (d)  Financial Information....................................................40

         (e)  No Litigation............................................................40

         (f)  Compliance with ERISA....................................................40

         (g)  Compliance with Laws; Payment of Taxes...................................40

         (h)  Investment Company Act...................................................41

         (i)  Public Utility Holding Company Act.......................................41

         (j)  Ownership of Property; Liens.............................................41

         (k)  No Default...............................................................41

         (l)  Full Disclosure..........................................................41

         (m)  Environmental Matters....................................................41

         (n)  Capital Stock............................................................44

         (o)  Use of Proceeds; Margin Stock............................................44

         (p)  Insolvency...............................................................44

         (q)  Facility Plan............................................................44

         (r)  Subsidiaries.............................................................44

SECTION 30.   COVENANTS................................................................44

         (a)  Information..............................................................45

         (b)  Maintenance and Inspection of Property, Books and Records................46

         (c)  Maintenance of Existence.................................................47

         (d)  Consolidations, Mergers and Sales of Assets..............................47

         (e)  Dissolution..............................................................47

         (f)  Use of Proceeds..........................................................47

         (g)  Compliance with Laws; Payment of Taxes...................................47

         (h)  Insurance................................................................48

         (i)  Change in Fiscal Year....................................................48

         (j)  Maintenance of Property..................................................48

         (k)  Environmental Notices....................................................48

         (l)  Environmental Matters....................................................49

                                TABLE OF CONTENTS
                                   (continued)

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         (m)  Environmental Release....................................................49

         (n)  Transactions with Affiliates.............................................49

         (o)  Further Assurances.......................................................49

         (p)  Encroachments............................................................49

         (q)  Liens, Etc. on the Facility..............................................50

         (r)  Hart Scott Rodino Act Compliance.........................................50

         (t)  Investments..............................................................50

         (u)  Limitation on Liens......................................................51

         (v)  Fixed Charge Coverage Ratio..............................................52

         (w)  Leverage Ratio...........................................................52

         (x)  Minimum Consolidated Tangible Net Worth..................................52

         (y)  Consolidated Total Liabilities to Consolidated Tangible Net Worth........52

         (z)  Restricted Payments......................................................53

         (aa) Additional Guarantors....................................................53

SECTION 31.   MISCELLANEOUS............................................................53

         (a)  Entire Agreement.........................................................53

         (b)  Interpretation...........................................................53

         (c)  Governing Law; Submission to Jurisdiction................................53

         (d)  No Third Party Beneficiaries.............................................55

         (e)  Counterparts.............................................................55

         (f)  Waiver of Jury Trial.....................................................55

         (g)  Invalidity...............................................................55

         (h)  Usury....................................................................55

         (i)  Time of the Essence......................................................56

         (j)  Indemnification..........................................................56

         (k)  Confidentiality..........................................................60

         (l)  No Waiver; Remedies......................................................60

         (m)  Right of Set-Off.........................................................60

         (n)  References...............................................................61

         (o)  Successors; Survival.....................................................61

         (p)  Characterization.........................................................61

                             SCHEDULES AND EXHIBITS

         SCHEDULE 1(a)      Facility Plan

         SCHEDULE 1(b)      Defined Terms

         SCHEDULE 1(c)      List of Process Equipment

         SCHEDULE 4(a)      Pricing Schedule

         SCHEDULE 14        Insurance Requirements

         SCHEDULE 28(b)     Applicable Permits

         SCHEDULE 29(m)     Environmental Matters

         SCHEDULE 29(r)     Subsidiaries

         SCHEDULE 30(t)     Investment Policy



         EXHIBIT A          Description of Site

         EXHIBIT B          Form of Opinion of Lessee's and Guarantors' Counsel

         EXHIBIT C          Compliance Certificate

         EXHIBIT D          Form of Subsidiary Guaranty

         EXHIBIT E          Form of Contribution Agreement

         EXHIBIT F          Form of Parent Guaranty

         This Lease Agreement dated as of April 26, 2001, (as the same may be amended, restated, modified or supplemented from time to time, this "Lease") is between WACHOVIA CAPITAL INVESTMENTS, INC., a Georgia corporation (together with its successors and permitted assigns, "WCI" or the "Lessor") and KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (together with its successors and permitted assigns, the "Lessee").

                                    RECITALS

         WHEREAS, the Lessor has acquired a leasehold interest in certain real property in Effingham County, Illinois, described in greater detail on Exhibit A (the "Site"), pursuant to the Ground Lease, and the Lessor and Lessee have agreed pursuant to the Agency Agreement to construct certain Improvements on the Site and acquire Process Equipment in accordance with the Facility Plan in order to create a mix and distribution facility together with related enhancements and improvements in accordance with the Facility Plan; and

         WHEREAS, subject to the terms and conditions of this Lease, the Lessee desires to lease from the Lessor the Facility beginning on the Lease Commencement Date for the purpose of occupying and using the Facility in accordance with the terms and conditions set forth in this Lease.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor and the Lessee agree as follows:

         Section 1. Defined Terms and Accounting Matters.

                  (a) Terms Defined Above. In this lease, the terms "Lease," "Lessee," and "Lessor," shall have the meanings indicated above.

                  (b) Certain Defined Terms. As used in this Lease, all other capitalized terms shall have the meanings assigned such terms in Schedule 1(b) attached hereto and by reference made a part hereof.

                  (c) Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Lessee's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Lessee and its Consolidated Subsidiaries delivered to the Lessor unless with respect to any such change concurred in by the Lessee's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Lease or any of the other Operative Documents: (a) the Lessee shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (b) the Lessor shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 30(a) of the Lease, shall mean the financial statements referred to in Section 29(d)).

         Section 2. Lease of Facility.

                  (a) During the term of and subject to the terms and conditions of this Lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Facility for the Lease Term to be occupied and used
(i) to cause Completion of the Facility during the portion of the Lease Term comprising the Construction Term in accordance with the Agency Agreement and
(ii) for and only for the Permitted Use with respect to the Basic Term. The entire Facility shall become subject to this Lease as of the effective date hereof; provided that the Lessor will deliver possession of the Facility to Lessee for occupancy and operation in accordance with the Permitted Use in conjunction with and to the extent permitted by certificates of occupancy issued by the applicable Governmental Authority.

                  (b) Unless earlier terminated in accordance with the other provisions hereof, including without limitation, Sections 15 and 17, this Lease shall terminate on the Scheduled Lease Termination Date. On any day that is not less than 12 months and not more than 18 months prior to the then current Scheduled Lease Termination Date, the Lessee, may request in writing to the Lessor that the then current Scheduled Lease Termination Date be extended for a period up to 5 years. Any such extension shall require the written consent of the Lessor acting in its sole and absolute discretion. In the event such an extension is requested and the requirements set forth in the immediately preceding sentence are met, such extension shall be effective upon the execution of documentation evidencing the same and containing such additional terms as the Lessee and the Lessor (each acting in its sole discretion) may agree. If the Lessor shall fail to respond to the Lessee's written request for extension within 60 days of receipt, such failure to respond shall be deemed a denial of such request for extension. The Lessee may request only two extensions of the Scheduled Lease Termination Date.

                  (c) Not less than 12 months prior to the Scheduled Lease Termination Date, the Lessee shall notify the Lessor in writing which of the options under Section 15(a)(ii) of this Lease the Lessee intends to exercise. In the event the Lessee fails to give timely written notice to the Lessor on or before the date herein provided, the Lessee shall be deemed to have elected to purchase the Facility on the Lease Termination Date for the Termination Value. Such election will be consummated upon the Scheduled Lease Termination Date unless the Lessee elects the Sale Option following the occurrence of a Cancellation Event or Termination Event.

                  (d) If it is determined at any time that the term of this Lease will not be extended beyond the original Scheduled Lease Termination Date, or if a Cancellation Event or Termination Event occurs, the Lessee shall give to the Lessor written notice as provided below specifying which of the options under Section 15(a)(ii) or 15(b)(ii), as applicable, of this Lease the Lessee intends to exercise upon the applicable Lease Termination Date:

                            (i) if the Scheduled Lease Termination Date is not to be extended because the Lessor has refused or is deemed to have refused the Lessee's request for extension, then the Lessee shall give the Lessor notice of such election within 30 days of the earlier to occur of (A) the date the Lessee receives written notice of said refusal or (B) the date of such deemed refusal pursuant to
         Section 2(b) above;

                            (ii) if the Scheduled Lease Termination Date is not to be extended because the Lessee chooses not to request such extension, the Lessee shall give the Lessor notice of such election on any date that is not less than 12 months and no more than 18 months prior to the then current Scheduled Lease Termination Date; and

                            (iii) if the Lessor declares a Cancellation Event or Termination Event, the Lessee shall give the Lessor notice of such election within 5 Business Days of the date the Lessee receives written notice of the Lessor's declaration of such Cancellation Event or Termination Event.

         In the event the Lessee fails to give timely written notice to the Lessor on or before the date herein provided, the Lessee shall be deemed to have elected to purchase the Facility on the Lease Termination Date for the Termination Value.

         Section 3. Commitments.

                  (a) Advances. The Lessor agrees, on the terms and conditions of this Lease, to make Advances to the Lessee during the period from and including the later of (y) the Initial Funding Date or (z) the date that the Lessor becomes a party to this Lease as provided in Section 21(d), up to and including the Completion Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Lessor's Commitment; provided, however, that the aggregate principal amount of all Advances by the Lessor under this Section 3(a) at any one time outstanding shall not exceed the lesser of (y) one hundred percent (100%) of the Facility Cost as incurred or invoiced or (z) the Commitment. All Advances shall be utilized only for items of Facility Cost, which utilization shall be evidenced to the Lessor's satisfaction simultaneously with and as a condition to each Advance.

                  (b) Fundings of Advances.

                            (i) The Lessee, as Acquisition/Construction Agent for the Lessor, from time to time as the Lessee may determine in accordance with this Lease and the Agency Agreement, shall give the Lessor notice of a requested funding of Advances by the Lessor (an "Advance Notice"), which shall be given by telecopy or telephone (and if by telephone, confirmed promptly by telecopy), to be received by the Lessor not later than 12:00 noon, Atlanta, Georgia time, on the third
         (3rd) Business Day before the requested date of such Advances, which Advance Notice shall be irrevocable and effective only upon receipt by the Lessor and shall specify the aggregate amount and the date of the Advances to be funded and specify in reasonable detail the purpose for which such Advance is requested. Once given, an Advance Notice may be revoked only upon payment of any amounts due to the Lessor under
         Section 27(e). The amounts so requested shall be made available to the Acquisition/Construction Agent by depositing the same, in immediately available funds, in an account of the Acquisition/Construction Agent designated by it and maintained with the Lessor at its Funding Office, not later than 4:30 p.m. on the date of requested Advance. There shall be no more than one Advance per calendar month.

                            (ii) All Advances under Section 3(b)(i) shall be in amounts of at least $500,000 or in integral multiples of $100,000 in excess thereof, or the remaining balance of the Commitment, if less.

                  (c) Changes of Commitments. The Lessee shall have the right to terminate or to reduce the amount of, or, prior to utilization thereof, terminate, the Commitment at any time or from time to time upon not less than 3 Business Days' prior written notice to the Lessor of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 or any multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Lessor. The Commitment once terminated or reduced may not be reinstated. In no event shall the Commitment be reduced below the outstanding principal amount of the Advances.

                  (d) Advances, Fees and Certain Other Amounts.

                            (i) The Lessee shall pay, or cause to be paid, to the Lessor, from the proceeds of Advances, as soon as adequate GAAP Facility Costs have been incurred such that the maximum guarantee test under EITF 97-10 would not be violated by such payment, the fees specified in the Engagement Letter.

                            (ii) Notwithstanding anything to the contrary contained in the Operative Documents (including any reference to the "Lessee's sole cost and expense," the "Lessee's expense", or any similar phrase), during the Construction Term Advances (to the extent available under the Commitment) and condemnation and insurance proceeds shall be used to pay any amounts required to be paid by the Lessee under the Operative Documents and such amounts do not reflect direct obligations of the Lessee (including, without limitation, all amounts payable by the Lessee pursuant to Sections 4(b), 4(e), 7, 8, 9, 10, 11(b), 12, 13, 14(a), 14(d), 20, 26(e), 27, 30(o), and 31(j) of this
         Lease); provided, however, that the Lessor shall have full recourse against the Lessee pursuant to Section 31(j) for environmental claims and Fully Indemnifiable Events.

                  (e) Funding Offices. The Advances made by the Lessor shall be made and maintained at the Lessor's Funding Office therefor.

         Section 4. Payments.

                  (a) Basic Rent. Basic Rent shall accrue on the outstanding principal balance of Facility Cost outstanding from time to time during each Rental Period at a rate per annum equal to the sum of (i) the Adjusted LIBO Rate prevailing on the first day of such Rental Period plus the Applicable Margin, plus (ii) during the Construction Term, a fee (the "Commitment Fee") at a rate equal to the Commitment Fee Rate times the averaged daily unused amount of the Commitment; provided, that if there is less than 1 month remaining after the end of any Rental Period until the Scheduled Lease Termination Date, Basic Rent for such final Rental Period shall instead be determined on the basis of the Base Rate. The Lessee may, on at least one Business Days' notice to the Lessor, prepay any outstanding principal of Facility Cost in whole at any time, or from time to time in part in amounts aggregating at least $500,000, together with accrued Basic Rent thereon to the date of prepayment, provided, that in the event any outstanding principal of Facility Cost on which Basic Rent accrued based on the Adjusted LIBO Rate is prepaid other than on the last day of the Rental Period with respect thereto (including by reason of the occurrence of the Lease Termination Date), the Lessee shall compensate the Lessor for any funding losses incurred by them as a result of such prepayment pursuant to Section 27(e). Each such optional prepayment shall be applied to the outstanding principal balance of the Facility Cost funded by the Lessor. On each Rent Payment Date occurring on or before the Completion Date, all Basic Rent accrued during the Rental Period then ended shall be capitalized and added to Facility Cost. After the Completion Date, the Lessee's Basic Rent shall be payable to the Lessor in arrears on each Rent Payment Date.

                  (b) Supplemental Rent. In addition to Basic Rent, the Lessee will pay to the Lessor from time to time, upon demand by the Lessor, as additional rent ("Supplemental Rent"), the following (but without duplication of any amounts included in the calculation of Rent):

                            (i) all out-of-pocket costs and expenses reasonably incurred by the Lessor in connection with the preparation, negotiation, execution, delivery, performance and administration of this Lease and the other Operative Documents, including, but not limited to, the following: (A) fees and expenses of the Lessor, including, without limitation, reasonable attorneys' fees and expenses and the fees and expenses for the Approved Appraisal, the Related Contracts and the Surveys, the Environmental Assessment, the Soil Test Reports, the title policy referred to in Section 28(a)(xi), (B) all other amounts owing to the Lessor pursuant hereto or any other Operative Document, including, without limitation, fees, indemnities, expenses, compensation in respect of increased costs of any kind or description payable under this Lease or any other Operative Document; (C) all yield maintenance, capital adequacy and other costs contemplated under Section 27 and (D) all out-of-pocket costs and expenses incurred by the Lessor (including, without limitation, reasonable attorneys' fees and expenses and other expenses and disbursements reasonably incurred) associated with (1) negotiating and entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to this Lease; (2) any Loss Event, Casualty Occurrence or termination of this Lease; and (3) any Default or Event of Default and the enforcement and preservation of the rights or remedies of the Lessor under this Lease and the other Operative Documents; and

                            (ii) all other amounts that the Lessee agrees herein to pay other than Basic Rent and amounts described in clause (i) above.

                  (c) Computations. All computations of Basic Rent shall be made by the Lessor on the basis of a year of 360 days (or, in the case of computations based on the Prime Rate, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the Rental Period for which such Basic Rent payments are payable.

                  (d) No Offsets. This Lease is an absolute net lease, and Rent and all other sums payable by the Lessee hereunder shall be paid without notice except as otherwise expressly provided herein, and the Lessee shall not be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent or other sums payable hereunder. The obligations of the Lessee to pay Rent and all other sums payable hereunder shall not be affected by reason of: (i) except as provided in Section 14 hereof, any damage to, or destruction of, the Facility or any part thereof by any cause whatsoever (including, without limitation, fire, casualty or act of God or enemy or any other Force Majeure Event); (ii) except as provided in Section 14 hereof, any condemnation, including, without limitation, a temporary condemnation of the Facility or any part thereof; (iii) any prohibition, limitation, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Facility or any part thereof by any Person (other than by the Lessor in violation of this Lease); (iv) any matter affecting title to the Facility or any part thereof; (v) any eviction of the Lessee from, or loss of possession by the Lessee of, the Facility or any part thereof, by reason of title paramount or otherwise (other than by the Lessor in violation of this Lease); (vi) any default by the Lessor hereunder or under any other of the Operative Documents; (vii) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by the Lessor or the Lessee or any of them; (viii) except as provided in Section 14 hereof, any action of any Governmental Authority; or (ix) except as provided in Section 14 hereof, any other Loss Event, Casualty Occurrence or other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, except as expressly provided in Sections 14 and 15 notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. The Lessee waives all rights to terminate or surrender this Lease, except as expressly provided in Section 15, or to any abatement or deferment of Rent or other sums payable hereunder. The Lessee hereby waives any and all rights now or hereafter conferred by law or otherwise to modify or to avoid strict compliance with its obligations under this Lease. All payments made to the Lessor hereunder as required hereby shall be final and irrevocable, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

                  (e) Taxes. Subject to the Lessee's contest rights under
Section 13, all payments of Rent, fees and all other amounts to be paid by the Lessee hereunder to the Lessor shall be made without deduction for, and free from, any taxes, imposts, levies, duties, deductions or withholdings of any nature now or at any time hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein imposed or levied upon, assessed against or measured by any Rent, fees or other sums payable hereunder excluding taxes imposed on or measured by the gross or net receipts or gross or net income, capital or net worth of the Lessor, and franchise taxes imposed on the Lessor by the jurisdiction under the laws of which the Lessor is organized or any political subdivision thereof, and taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction of the Lessor's Funding Office or any political subdivision thereof and other than any tax arising by reason of a connection between the Lessor or the Lessor's Funding Office and the jurisdiction imposing such tax other than the making and performance by the Lessor of this Lease (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Lessee is required by applicable law to make any such withholding or deduction of

Taxes with respect to any Rent, fees or other amount, the Lessee shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Lessor in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Lessor additional amounts as may be necessary in order that the amount received by the Lessor after the required deduction or withholding shall equal the amount the Lessor would have received had no such deduction or withholding been made. In addition, the Lessee agrees that it will promptly pay all other Impositions imposed upon or levied or assessed against the Facility or any part thereof, or against the Lessor in connection with the transactions contemplated by this Lease and the other Operative Documents, or any sums levied in connection with the execution, delivery or recording of the Operative Documents, and will furnish to the Lessor upon request copies of official receipts or other proof evidencing such payment; provided, however, that the Lessee shall not be obligated to pay (i) any Impositions that are excluded from the definition of Taxes; (ii) any Impositions attributable to the gross negligence or willful misconduct of the Lessor or breach of any of the representations, warranties and covenants of the Lessor under this Lease Agreement and the Operative Documents;
(iii) Taxes imposed on or against or with respect to the Lessor as a result of any voluntary or involuntary sale, assignment, transfer or other disposition (a "Transfer") by the Lessor of all or any portion of the Facility, the Lease or any other interest created under the Operative Documents, other than any Transfer (I) in pursuance of remedies while an Event of Default has occurred and is continuing, (II) pursuant to the Lessee's exercise of any rights or obligations under the Operative Documents (including the Sale Option), or (III) in connection with the closing on the Closing Date; or (iv) Taxes imposed on or against or with respect to the Lessor that would not have been imposed but for any failure of the Lessor or any of its Affiliates to comply with any certification, information, documentation, reporting or other similar requirements if such compliance is so timely requested by the Lessee in writing, Lessee provides any information in its possession which is necessary for the requested action, and such compliance is required by statute or by the regulation of the jurisdiction imposing such Taxes as a precondition to relief or exemption from such Taxes. The Lessee further agrees that, subject to its contest rights under Section 13, it will, at its expense, do all things required to be done by the Lessor in connection with the levy, assessment, billing or payment of any Impositions that it is required to pay pursuant to the preceding sentence, and is hereby authorized by the Lessor to act for and on its behalf in any and all such respects and to prepare and file, on behalf of the Lessor all tax returns and reports required to be filed by the Lessor (other than federal income tax returns and documents related thereto, subject to Section 25) concerning the Facility. The Lessee's payment obligations under this Section 4(e) shall survive the termination of this Lease. In the event that any withholding or deduction from any payment to be made by the Lessee hereunder is required in respect of any Imposition which the Lessee is required to pay pursuant to this Section 4(e), then the Lessee will:

                           (A) pay directly to the relevant Governmental
                  Authority the full amount required to be so withheld or deducted;

                           (B) promptly forward to the Lessor, if available, an
                  official receipt or other documentation satisfactory to the Lessor evidencing such payment to such Governmental Authority; and

                           (C) pay to the Lessor such additional amount or
                  amounts as is necessary to ensure that the net amount actually received by the Lessor will equal the full amount the Lessor would have received had no such withholding or deduction been required.

         In the event the Lessor receives a refund from the authority to which such Taxes were paid of any Taxes paid by the Lessee pursuant to this Section 4(e), it will pay to the Lessee the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter the Lessor is required to return such refund, the Lessee shall promptly repay to it the amount of such refund.

         Nothing in this Section 4(e) shall require the Lessor to disclose any information about its tax affairs or interfere with, limit or abridge the right of the Lessor to arrange its tax affairs in any manner in which it desires.

         Without prejudice to the survival of any other agreement of the Lessor and the Lessee hereunder, the agreements and obligations of the Lessor and the Lessee contained in this Section 4(e) shall be applicable with respect to the Lessor and any assignee or participant of the Lessor, and any calculations required by such provisions (i) shall be made based upon the circumstances of the Lessor, assignee or participant (subject to Section 21) and (ii) shall constitute a continuing agreement and shall survive for a period of 3 years after the termination of this Lease and the payment in full of all Rent, fees and other payments hereunder and under the other Operative Documents.

                  (f) Payments to the Lessor.

                            (i) All payments by the Lessee pursuant to this Lease shall be made to the Lessor and shall be made not later than 12:00 noon, Atlanta, Georgia time, on the date due, in immediately available funds, to such account with the Lessor as it shall specify from time to time by notice to the Lessee. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, except as otherwise expressly provided herein, such payment shall be made on the next succeeding Business Day and such extension shall be included in computing Rent, fees and other amounts, if any, in connection with such payment; provided, however, that if such extension would cause any payment of Basic Rent to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                            (ii) The Lessee shall pay on demand to the Lessor interest at the Default Rate on all amounts payable by the Lessee to the Lessor hereunder or any of the other Operative Documents, from the due date thereof until paid in full.

         Section 5. Agency Agreement. The Lessee is entering into the Agency Agreement with the Lessor pursuant to which the Lessee will act as the Acquisition/Construction Agent for the Lessor in causing the completion of certain enhancements and improvements to, and the purchase, manufacture, construction, improvement, renovation, assembly and installation of the Facility, including negotiation and performance of all Related Contracts, obtaining all Applicable Permits and complying with all Governmental Requirements (including all Environmental

Requirements) relating to the Facility. Upon funding pursuant to the Agency Agreement, title to all components of the Facility purchased with such funding shall be and remain in the Lessor and such components shall be subject to the terms and conditions of this Lease. The Facility and all components thereof shall be purchased, manufactured, constructed, improved, renovated, assembled or installed, as applicable, in accordance with Related Contracts entered into by the Lessee pursuant to the Agency Agreement.

         Section 6. Title to Remain in the Lessor. The Lessor shall own 100% of the legal and beneficial interest in the Facility. All accessories, equipment, parts, fixtures and devices affixed or placed on the Facility from time to time by the Lessee, and all modifications, alterations, renovations or improvements to the Facility made by the Lessee shall be and become part of the Facility for all purposes of this Lease and shall be Property of the Lessor and subject to the terms of this Lease (except for Excluded Equipment not financed pursuant to this Lease); provided that the Lessor's interest in any part of the Facility that is replaced by the Lessee pursuant to and as permitted by the terms of this Lease shall be deemed released from this Lease and thereupon become the Property of the Lessee automatically, without further action by the Lessor, and the Lessor shall perform all acts and execute all documents that the Lessee reasonably requests to give effect to the foregoing at the expense of the Lessee, including the execution and delivery of bills of sale and other documents of transfer. This Lease shall not give or grant to the Lessee any right, title or interest in or to the Facility, except the rights expressly conferred by this Lease.

         Section 7. Maintenance of the Facility; Operations.

                  (a) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to: (i) cause the Facility to be maintained in all material respects in good operating order, repair and condition, in accordance with prudent industry practice and any applicable manufacturer's or supplier's manuals or warranties, subject to normal wear and tear, and take all action, and make all changes and repairs, structural and non-structural, foreseen and unforeseen, ordinary and extraordinary, which are required pursuant to any Governmental Requirement or Insurance Requirement at any time in effect to assure full compliance therewith in all material respects; and (ii) do all things necessary to prevent the incurrence of any Environmental Damages or Environmental Liabilities relating to the Facility or any business conducted in or relating to the Facility or the Site, and cause the Facility to continue to have at all times, in all material respects, and in compliance with all applicable Governmental Requirements and Insurance Requirements, the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed as specified in the Facility Plan and to be utilized commercially for the Permitted Use.

                  (b) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to, promptly replace, or cause to be replaced, any part of the Facility which may from time to time be incorporated or installed in or attached to the Facility, and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, obsolete or permanently rendered unfit for use for any reason whatsoever. All accessions and replacement parts shall be free and clear of all Liens other than

Permitted Liens, and, except for temporary replacement parts utilized pending installation of permanent replacement parts, shall be of a type customarily used in the industry at such time for such purpose, shall be in as good operating condition as, and shall have a utility and useful life at least equal to, the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof) and shall have a value at least equal to the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof).

                  (c) Notwithstanding the provisions of Section 8 and the foregoing provisions of this Section 7, the Lessee shall not (except as may be required by any Governmental Requirement) remove, replace or alter any part of the Facility or affix or place any accessory, equipment, part or device on any part of the Facility if such removal, replacement, alteration or addition would impair the originally intended function or use of the Facility so as to materially reduce the value of the Facility taken as a whole, or materially decrease the estimated useful life of the Facility.

                  (d) The Lessor shall not be required in any way to maintain, repair or rebuild the Facility or any part thereof and the Lessee waives any right it may now or hereafter have to make any repairs at the expense of the Lessor pursuant to any Governmental Requirement at any time in effect or otherwise.

                  (e) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to: (i) comply with all applicable Environmental Requirements with regard to the Facility and all parts thereof; and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of, any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Facility or any part thereof in a manner consistent with prudent industry practice and in compliance with any applicable Environmental Requirement. The Lessor and the Lessee hereby acknowledge and agree that the Lessee's obligations hereunder with respect to Environmental Requirements are intended to bind the Lessee with respect to matters and conditions involving the Facility or any part thereof.

         Section 8. Modifications.

                  (a) The Lessee shall make no modifications, alterations, renovations or improvements to the Facility without the prior written consent of the Lessor, provided however, that subject to the terms of Section 8(b), the Lessee shall have the right to make modifications, alterations, renovations or improvements to the Facility so long as such modifications, alterations, renovations or improvements do not (except as may be required by any Governmental Requirement) (i) materially reduce the value of the Facility as a whole; (ii) materially and adversely affect the capacity and performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed as specified in the Facility Plan; (iii) materially deviate from the Facility Plan; or (iv) materially and adversely affect the estimated useful life of the Facility. Within 10 Business Days of the end of each calendar quarter, an Authorized Officer of the Lessee shall deliver to the Lessor a schedule certifying to the Lessor's satisfaction: (x) the nature of the repairs, replacements, modifications, alterations, renovations or improvements to the Facility made during such quarter having a cost of at least $250,000 at the time made, and (y) that the Facility continues to have, in all material respects, the capacity and functional ability to perform on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed as specified in the Facility Plan or, if not, specifying the reason for any such deficiency, including, without limitation, the occurrence and nature of any Loss Event or Casualty Occurrence with respect to the Facility.

                  (b) If the Lessee determines that any part of the Facility is no longer necessary for the performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed as specified in the Facility Plan, then the Lessee (except when such action or removal may be required by any applicable Governmental Requirement, in which event, the Lessee shall promptly give the Lessor notice of such action or removal) shall give the Lessor at least 30 days' notice prior to taking any action as the result of such determination and shall not remove any such part unless and until the Lessor has determined that (i) such part is no longer necessary for the performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed in all material respects as specified in the Facility Plan; (ii) removal of such part does not materially reduce the value of the Facility as a whole; and (iii) removal of such part does not materially decrease the estimated useful life of the Facility. This Section 8(b) shall not apply to worn out or obsolete Property or damaged Property (to the extent such damage does not constitute a Casualty Occurrence or Loss Event) removed and replaced by the Lessee in accordance with
Section 7(b).

         Section 9. Further Assurances. The Lessee, at its expense, shall execute, acknowledge and deliver from time to time such further counterparts of this Lease or such affidavits, certificates, certificates of title, bills of sale, financing and continuation statements, consents and other instruments as may be required by applicable law or reasonably requested by the Lessor in order to evidence the Lessor's title to the Facility and the Lessor's interests in this Lease, and shall, at the Lessee's expense, cause such documents to be recorded, filed or registered in such places as the Lessor may request and to be re-recorded, re-filed or re-registered in such places as may be required by applicable law or at such times as may be required by applicable law in order to maintain and continue in effect the recordation, filing or registration thereof.

         Section 10. Compliance with Governmental Requirements and Insurance Requirements; Related Contracts. The Lessee, at its expense, will comply in all material respects with all Governmental Requirements applicable to the Facility or any part thereof or the ownership, construction, operation, mortgaging, possession, use, non-use or condition of the Facility or any part thereof, all Insurance Requirements, and all instruments, contracts or agreements affecting title to or ownership of the Facility or any part thereof. In addition, the Lessee, so long as no Event of Default has occurred and is continuing, is hereby authorized by the Lessor to, and shall, fully and promptly keep, observe, perform and satisfy in all material respects on behalf of the Lessor any and all obligations, conditions, covenants and restrictions of or on the Lessor or the Lessee under any and all Related Contracts so that there will be no default thereunder and so that the other parties thereunder shall be, and remain at all times, obliged to perform their obligations thereunder, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance.

         Section 11. Condition and Use of Facility; Quiet Enjoyment.

                  (a) THE FACILITY IS LEASED AND THE LESSEE ACCEPTS AND TAKES POSSESSION OF THE FACILITY AS IS, WHERE IS, AND WITH ALL FAULTS AND IN THE CONDITION THEREOF AND SUBJECT TO RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, THE STATE OF THE TITLE THERETO, THE RIGHTS OF OWNERSHIP THEREIN, AND SUBJECT TO ALL GOVERNMENTAL REQUIREMENTS NOW IN EFFECT OR HEREAFTER ADOPTED, IN EACH CASE AS IN EXISTENCE WHEN THE SAME FIRST BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND AS TO TITLE BY THE LESSOR OR ANY PERSON ACTING ON BEHALF OF IT. THE LESSEE ACKNOWLEDGES AND AGREES THAT THE FACILITY HAS NOT BEEN SELECTED BY THE LESSOR, THAT THE LESSOR HAS NOT SUPPLIED ANY SPECIFICATIONS WITH RESPECT TO THE FACILITY AND THAT THE LESSOR (I) IS NOT A VENDOR OF, OR MERCHANT OR SUPPLIER WITH RESPECT TO, ANY OF THE PROPERTY COMPRISING THE FACILITY OR ANY PROPERTY OF SUCH KIND, (II) HAS NOT MADE ANY RECOMMENDATION, GIVEN ANY ADVICE OR TAKEN ANY OTHER ACTION WITH RESPECT TO THE CHOICE OF ANY MANUFACTURER, SUPPLIER OR TRANSPORTER OF, OR ANY VENDOR OF OR OTHER CONTRACTOR, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY OF THE PROPERTY COMPRISING THE FACILITY, (III) HAS NOT AT ANY TIME HAD PHYSICAL POSSESSION OF ANY SUCH PROPERTY, (IV) HAS NOT MADE OR IS NOT MAKING ANY WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE FACILITY, INCLUDING WITHOUT LIMITATION, WITH RESPECT TO TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, THE DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP, CONFORMITY TO SPECIFICATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER PRESENT OR FUTURE LAW OR OTHERWISE, OR COMPLIANCE WITH APPLICABLE PERMITS OR OTHER GOVERNMENTAL REQUIREMENTS, OR (V) SHALL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE). IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE FACILITY OR ANY PROPERTY OR OTHER ITEM CONSTITUTING A PART THEREOF, WHETHER PATENT OR LATENT, THE LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 11 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, BY THE LESSOR WITH RESPECT TO THE FACILITY OR ANY PROPERTY OR OTHER ITEM CONSTITUTING A PART THEREOF, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT.

                  (b) The Lessor hereby assigns to the Lessee, until the occurrence of an Event of Default, any other Cancellation Event or a Termination Event hereunder, the benefits in respect of any Vendor's warranties or undertakings, express or implied, relating to the Facility (including any labor, equipment or parts supplied therewith), and, to the extent assignment of the same is prohibited or precludes enforcement of any such warranty or undertaking, the Lessor hereby subrogates the Lessee to its rights in respect thereof. The Lessor hereby authorizes the Lessee, at the Lessee's expense, to assert any and all claims and to prosecute any and all suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any such warranty or undertaking and, except during the continuance of an Event of Default, or after the occurrence of any other Cancellation Event or a Termination Event hereunder, to retain the proceeds received, and after the termination of this Lease or after the occurrence and during the continuation of an Event of Default, or after the occurrence of any other Cancellation Event or a Termination Event, to pay the same in the form received (with any necessary endorsement) to the Lessor.

                  (c) The Lessee may use the Facility for the Permitted Use provided that the value of the Facility is not diminished by any such use other than as a result of normal wear and tear in the ordinary course of business. During the term of this Lease, the Lessor covenants that unless an Event of Default, any other Cancellation Event or a Termination Event has occurred and is continuing and except as may arise under a Permitted Lien or as may otherwise be contemplated under the Operative Documents, the Lessor will not, and will not permit any party claiming by, through or under the Lessor to, interfere with the peaceful and quiet possession and enjoyment of the Facility by the Lessee; provided, however, that the Lessor and its successors, assigns, representatives and agents may, upon reasonable notice to the Lessee, enter upon and examine the Facility or any part thereof at reasonable times, subject to the provisions of
Section 19; and provided, further, that the Lessor is not hereby warranting the state or quality of the title to any part of the Facility. Any failure by the Lessor to comply with the foregoing provisions of this Section 11(c) shall not give the Lessee any right to cancel or terminate this Lease, or to abate, reduce or make reduction from or offset against any Rent or other sum payable under this Lease or any other Operative Document, or to fail to perform or observe any other covenant, agreement or obligation hereunder or thereunder. The Lessee will not do, or fail to do, or permit or suffer to exist any act or thing, which action or thing or failure might impair the value, use or usefulness of the Facility for the Permitted Use in accordance with the design of the Facility, ordinary wear and tear excepted.

         Section 12. Liens.

                  (a) The Lessee will not directly or indirectly create, or permit to be created or to remain, and at the Lessee's expense will discharge within 10 days of notice of the filing or assertion thereof, by bond, deposit or otherwise, any Lien upon the Lease or any of the Facility except (i) any Lien being contested as permitted by and in accordance with Section 13, or (ii) Permitted Liens. The Lessor agrees that the Lessee shall have during the term of this Lease the exclusive right (so long as no Default has occurred and is continuing) to grant, create or suffer to exist Permitted Liens in the ordinary course of business and in accordance with prudent industry practices, provided that the fair market value or use of the Facility or the applicable part thereof for the Permitted Use is not materially lessened thereby. The Lessor agrees to execute such documents and take all other actions as shall be reasonably necessary, and otherwise to cooperate with the Lessee in connection with the matters described above, provided that all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Lessor in connection therewith shall be borne by the Lessee, and the Lessor shall not be required to execute any document that would, in its opinion, materially and adversely affect the value or use of the Facility or any part thereof for the Permitted Use or otherwise materially and adversely affect the transactions contemplated by the Operative Documents or the interests of the Lessor in the Facility or under the Operative Documents or otherwise.

                  (b) The Lessee will not directly or indirectly create, or permit to be created or to remain, and will discharge, any Lien of any nature whatsoever on, in or with respect to, its interest in the Facility arising by or through it or its actions, except Permitted Liens.

                  (c) The Lessee will not directly or indirectly sell, transfer, or otherwise dispose of its interest in the Facility.

         Section 13. Permitted Contests. Notwithstanding any other provision of this Lease to the contrary, after prior written notice to the Lessor and provided there is no material risk of sale, forfeiture or loss of the Facility or any material part thereof, the Lessee may at its expense contest any Imposition which it is required to pay hereunder, by appropriate proceedings conducted in good faith and with due diligence, so long as such proceedings are effective to prevent the collection of such Imposition from the Lessor or against the Facility or any part thereof; provided, however, that the actions of the Lessee, as authorized by this Section 13, shall be subject to the express written consent of the Lessor if such actions would subject the Lessor or the Facility or any part thereof to any liability or loss not indemnified in full by the Lessee hereunder or any sanction, criminal or otherwise, for failure to pay any such Imposition. The Lessee will pay, and save the Lessor harmless against, all losses, Judgments and reasonable costs, including attorneys' fees and expenses, in connection with any such contest and will, promptly after the final determination of such contest, pay and discharge the amounts which shall be imposed or determined to be payable therein, together with all penalties, costs and expenses incurred in connection therewith. The Lessee shall prevent any foreclosure, judicial sale, taking, loss or forfeiture of the Facility or any part thereof, or any interference with or deductions from any Rent or any other sum required to be paid by the Lessee hereunder by reason of such nonpayment or nondischarge of an Imposition. The Lessor shall cooperate with the Lessee in any contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary) at the Lessee's sole cost and expense and the Lessee shall indemnify and hold the Lessor harmless from and against all liabilities, costs and expenses in connection with such contest. The Lessee shall notify the Lessor of each such proceeding within 10 days after the commencement thereof, which notice shall describe such proceeding in reasonable detail.

         Section 14. Insurance, etc.

                  (a) The Lessee will, at its own expense, purchase and maintain, or cause to be purchased and maintained, throughout the term of this Lease, insurance with respect to its business and the Facility in accordance with the requirements of Schedule 14.

                  (b) Except as otherwise expressly provided herein, during the Basic Term, the Lessee shall bear all risk of loss (including any Loss Event or Casualty Occurrence), whether by casualty, theft, taking, confiscation or otherwise, with respect to the Facility or any part thereof, at all times during the term of this Lease until possession of the Facility has been accepted by the Lessor pursuant to Section 17. Notwithstanding anything to the contrary contained in any Operative Document, during the Construction Term, if a Loss Event, Casualty Occurrence or any other Force Majeure Event occurs and is not a result of a Fully Indemnifiable Event, the Lessee shall have the option to: (1) repair, rebuild, restore or replace the Facility pursuant to the provisions of this Section 14 using proceeds of casualty insurance, a condemnation award or Advances (but with no obligation to use its own funds for such repair, rebuilding, restoration or replacement) (the "Repair Option"), (2) elect the Sale Option, or (3) elect the Purchase Option.

                  (c) So long as no Event of Default shall have occurred and be continuing and no other Cancellation Event and no Termination Event shall have occurred, any payments, whether constituting insurance proceeds, amounts paid by any Governmental Authority or otherwise, received by the Lessee or the Lessor upon the occurrence of any loss with respect to the Facility or part thereof (other than a Casualty Occurrence), whether as a result of casualty, theft, taking or other confiscation, shall be applied in payment for necessary repairs and replacement to the Facility in accordance with Section 7 or, to the extent the costs of such repairs and replacement shall have been paid by the Lessee, to reimburse the Lessee. The Lessee shall be entitled to retain any excess funds remaining after necessary repairs and replacements have been completed and all costs therefor are paid in full.

                  (d) If the Lessee elects the Repair Option, upon a Casualty Occurrence, the Lessee shall give prompt notice thereof to the Lessor and shall within 30 days of the date of such Casualty Occurrence provide the Lessor with a replacement plan acceptable to the Lessor setting forth how the Lessee shall replace, or cause to be replaced, at the Lessee's own cost and expense (including insurance proceeds and any condemnation awards), within 12 months after the date of such Casualty Occurrence (but (x) in no event later than the Scheduled Lease Termination Date and (y) if the Casualty Occurrence occurs during the Construction Term, in no event later than the last day of the Construction Term), such part of the Facility that is the subject of a Casualty Occurrence in accordance with this Section 14(d) and Section 7. If the Lessee chooses to replace the portion of the Facility that is the subject of a Casualty Occurrence, within the later to occur of (x) 60 days after the date of the Casualty Occurrence and (y) the satisfaction of all applicable Governmental Requirements, including obtaining all authorizations of Governmental Authorities, required therefor (but in no event later than 90 days after the date of the Casualty Occurrence), the Lessee shall have commenced repairs or replacements as specified in the replacement plan and shall thereafter proceed diligently with such repairs and replacements to completion. After completion of the repairs and replacements, the Lessee shall demonstrate to the satisfaction of the Lessor that operations, capacity and production of the Facility have been restored to the standards required for Completion.

                  (e) All replacement Property of the Facility (other than temporary replacement parts and equipment installed pending installation of permanent replacement Property) installed pursuant to Section 14(d) shall be free and clear of all Liens except Permitted Liens, and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Property replaced immediately prior to the Casualty Occurrence to which such Property was subject. For purposes of this Lease (including without limitation
Section 14(d) and Section 7), the Funded Amount and book value of the replacement Property shall be deemed to equal the Funded

Amount and book value of the part(s) replaced thereby. All Property of the Facility at any time removed from this Lease pursuant to Section 14(d) and
Section 7 shall remain the property of the Lessor, no matter where located, until such time as insurance proceeds have been received by the Lessor at least equal to the book value of such part of the Facility or such part shall be replaced by suitable items that have been incorporated or installed on or attached to the Facility and that meet the requirements specified above. Immediately upon any permanent replacement Property becoming incorporated or installed on or attached to the Facility as provided above, without further act, such permanent replacements shall become subject to this Lease and be deemed part of the Facility for all purposes hereof to the same extent as any other parts of the Facility. All amounts of insurance proceeds for Property losses and all other proceeds (whether resulting from damage or destruction or from condemnation, confiscation or seizure) relating to the Facility shall be deposited into the Restoration Account and held and released, together with accrued interest thereon, as hereinafter provided. So long as an Event of Default shall not have occurred and be continuing and no other Cancellation Event or Termination Event shall have occurred and, and provided that the Lessor shall have received a written application of the Lessee accompanied by a certificate of an Authorized Officer of the Lessee showing in reasonable detail the nature of any necessary repair, rebuilding and restoration, the actual cash expenditures necessary for such repair, rebuilding and restoration, the expected total expenditures required to complete such work and evidence that sufficient funds are or will be available to complete such work on a timely basis (such certificate to be acceptable to the Lessor in all respects), then the amounts available in such Restoration Account, together with accrued interest thereon, shall be released by the Lessor immediately upon receipt of such certification or, if applicable, from time to time on the last Business Day of each month during the period of repair, rebuilding and restoration in payment therefor against presentation to the Lessor of a certificate executed by an Authorized Officer of the Lessee to the effect that expenditures have been made, or costs incurred, by or for the account of the Lessee or are reasonably anticipated to be made during the immediately following one month period in a specified amount for the purposes of making repairs, rebuilding and restoration in the amounts specified, that no Event of Default, other Cancellation Event or Termination Event exists and all conditions precedent herein provided relating to such withdrawal and payment have been satisfied. Upon the occurrence of any Event of Default, other Cancellation Event or Termination Event, the Lessor shall be entitled to retain all amounts in the Restoration Account for application to the obligations of the Lessee hereunder.

         Section 15. Termination; Cancellation; Purchase Option; Application of Payments.

                  (a) (i) The termination of this Lease (A) in accordance with
Section 2(b) (whether upon the scheduled expiration hereof or by the refusal of the Lessor to agree to extend the then current Scheduled Lease Termination
Date), or (B) as a result of a Non-Completion Event, or (C) at any time due solely to the occurrence of a Limited Recourse Default, shall be a "Termination Event," the effect of which shall be to cause this Lease to terminate on the Lease Termination Date.

                      (ii) If a Termination Event occurs, the Lessee, on the Lease Termination Date, shall, in accordance with the terms of Section 2(c) or
(d), as applicable, without further notice or demand to the Lessee, either:

                           (A) purchase the Facility from the Lessor for the Termination Value; or

                           (B) so long as no Cancellation Event has occurred,

                                    (1) pay to the Lessor (A) if the Termination
                           Event has occurred during the Construction Term, the Construction Term Recourse Amount (or, in the case of a Fully Indemnifiable Event during the Construction Term, the Permitted Lease Investment Balance), (B) if the Termination Event has occurred during the Basic Term and is a Fully Indemnifiable Event or any Event of Default (other than a Limited Recourse Default), the Permitted Lease Investment Balance, or (C) if the Termination Event is the termination of the Lease on the then current Scheduled Lease Termination Date or a Limited Recourse Default during the Basic Term, the Residual Value Amount; and

                                    (2) sell the Facility in accordance with
                           Section 15(c).

                  (b) (i) Each of the following events shall be a "Cancellation Event", the effect of which shall be to cause this Lease to be terminated in accordance with the following provisions on the "Cancellation Date" specified:

                           (A) the occurrence of (1) an Event of Default (other than a Limited Recourse Default or an Event of Default under Section 17(a)(vi)) and the delivery by the Lessor to the Lessee of a notice stating that the Lessor elects to terminate this Lease by reason of the existence of such Event of Default, in which case the Cancellation Date will be the fifth (5th) Business Day after the date of delivery of said notice to the Lessee, or (2) an Event of Default under Section 17(a)(vi), in which case the Cancellation Date shall occur immediately upon the occurrence of such Event of Default; or

                           (B) the occurrence of a Loss Event, in which case the Cancellation Date shall be the fifth (5th) Business Day after such event occurs; or

                           (C) the occurrence of a Casualty Occurrence (other than a Casualty Occurrence resulting in a Non-Completion Event) in respect of the Facility and the failure of the Lessee, for any reason, to replace or repair the Facility or such part thereof in accordance with, and within the time required by, Section 14 and the delivery by the Lessor to the Lessee of a notice after the expiration of such time stating that the Lessor elects to terminate this Lease by reason of the existence of such Casualty Occurrence, in which case the Cancellation Date shall be the fifth (5th) Business Day after the date of delivery of said notice; or

                           (D) the occurrence of Change of Control and the delivery by the Lessor to the Lessee of a notice stating that the Lessor elects to terminate this Lease by reason of the occurrence of such Change of Control, in which case the

         Cancellation Date will be the fifth (5th) Business Day after the date of delivery of said notice to the Lessee.

                           (ii) If a Cancellation Event occurs during the Lease Term, the Lessee, on the Cancellation Date, shall either (A) purchase the Facility from the Lessor for the Termination Value, or (B) pay to the Lessor an amount equal to (1) if the Cancellation Event occurs during the Construction Term, the Construction Term Recourse Amount (or, in the case of a Fully Indemnifiable Event during the Construction Term, the Permitted Lease Investment Balance) or (2) if the Cancellation Event has occurred during the Basic Term and is a Fully Indemnifiable Event or any Event of Default (other than a Limited Recourse Default), the Permitted Lease Investment Balance. Payments by the Lessee pursuant to this clause (ii) shall not be considered "walk-away" payments and the Lessee shall have the right to sell the Facility in accordance with Section 15(c).

                  (c) If the Lessee has elected the Sale Option pursuant to
Section 15(a) or 15(b), the Lessee, as the Lessor's agent, will furnish to the Lessor a satisfactory update of the Environmental Assessment, attempt to sell the Facility, or if the Facility cannot be sold within 12 months, obtain an appraisal from an appraiser reasonably acceptable to the Lessor and the Lessee to determine the Fair Market Sales Value and arrange for the sale of the Facility at the end of the Lease Term (including a termination of the Lease Term by reason of the occurrence of a Cancellation Event or Termination Event) to a purchaser that is not an Affiliate of Lessee, for a cash purchase price payable to the Lessor on such date to be applied, to the extent of such proceeds, as provided under clause (f), (g) or (h) of this Section 15, as the case may be.

                  (d) [Intentionally Omitted]

                  (e) This Lease shall cease and terminate on the Lease Termination Date or Cancellation Date, as applicable, except with respect to (i) obligations and liabilities of the Lessee, actual or contingent, which arose under this Lease, or by reason of events or circumstances occurring or existing, on or prior to its termination, and which have not been satisfied (which obligations shall continue until satisfied and which include, but are not limited to, obligations for Rent and amounts owing pursuant to this Section 15 and Section 16), and (ii) obligations of the Lessee which by the terms of this Lease expressly survive termination. Promptly after the Lessee shall learn of the happening of any Termination Event or Cancellation Event, the Lessee shall give notice thereof to the Lessor.

                  (f) Upon a Cancellation Event or Termination Event for which the Lessee elects to exercise the Purchase Option, or the Lessee otherwise elects to acquire the Facility for the Termination Value, all monies received by the Lessor in connection with this Lease or any other Operative Document will be applied in the following order:

                           (1) first, to the Lessor to pay or reimburse all
                  costs, expenses and liabilities, including, without limitation, those in connection with Indemnified Risks, increased costs, Supplemental Rent, Taxes and Impositions, then due and owing to the Lessor under the Operative Documents (collectively, the "Other Transaction Expenses");

                           (2) second, to the Lessor to pay all accrued, unpaid
                  Basic Rent; and

                           (3) third, to the Lessor to pay the outstanding
                  principal balance of Facility Cost and Completion Costs, if applicable.

                  Any monies remaining after payment in full of the foregoing amounts and all other amounts owing by the Lessee under the Operative Documents will be distributed to the Lessee.

                  (g) If the Lessee has not elected the Purchase Option and has paid the Construction Term Recourse Amount, Residual Value Amount or Permitted Lease Investment Balance, as applicable, and the Lessor has been furnished a satisfactory update of the Environmental Assessment initially furnished with respect to the Facility, then:

                            (i) the Construction Term Recourse Amount, Residual Value Amount or Permitted Lease Investment Balance, as applicable, will be applied as follows:

                               (1) first, to the Lessor to pay or reimburse
                  Other Transaction Expenses and Support Expenses;

                               (2) second, to the Lessor to pay all accrued,
                  unpaid Basic Rent;

                               (3) third, to the Lessor to pay the outstanding
                  principal balance of Facility Cost and all Completion Costs, if applicable;

                               (4) fourth, the balance, if any, and all other
                  monies received by the Lessor in connection with the Lease or any other Operative Document or as proceeds of disposition of the Facility, will be applied as provided in clause (h) below; and

                          (ii) any monies remaining after payment in full of the foregoing amounts and all other amounts owing by the Lessee under the Operative Documents will be distributed to the Lessee.

                  (h) Any proceeds derived from the sale of the Facility pursuant to Section 15(c) (or in the event that the Facility has not been sold for a period of 12 months after the Lessee's election of the Sale Option, the Facility will be deemed to have been sold for the Fair Market Sales Value and the deemed proceeds therefrom shall be treated as proceeds derived from sale for purposes of this Section 15(h)), or reletting of the Facility pursuant to
Section 17(f) shall be distributed:

                           (1) first, to the Lessor to the extent of amounts
                  owing under Section 16(c) or costs of selling and/or reletting the Facility that are incurred by Lessor pursuant to Section 17(f) or Section 26;

                           (2) second, to the Lessor in the amount of the
                  difference between the Permitted Lease Investment Balance and the amount, if any, of the

                  Construction Term Recourse Amount, Permitted Lease Investment Balance or Residual Value Amount, as applicable, paid to the Lessor by the Lessee pursuant to Section 15(a) or 15(b);

                           (3) third, to extent the Lessee has made any payment
                  to the Lessor of the Construction Term Recourse Amount, Permitted Lease Investment Balance or Residual Value Amount pursuant to Section 15(a) or 15(b), to the Lessee to reimburse it for such payment;

                           (4) fourth, to the Lessor in the amount, if any, by
                  which the Termination Value exceeds the Permitted Lease Investment Balance; and

                           (5) fifth, to the Lessee to the extent remaining
                  proceeds received are in excess of the unpaid Termination
                  Value.

         Section 16. Transfer of Title on Removal of Facility; Expenses of Transfer.

                  (a) Upon any sale or purchase of the Facility permitted by
Section 15, the Lessor will transfer to the Lessee or the appropriate Third Party all of its title to and legal and beneficial ownership interest in the Facility (i) free and clear of any Lien created by, through or under the Lessor other than Permitted Liens or Liens created at the request of or as a result of the actions of the Lessee or anyone acting by, through or under the Lessee, or a result of the failure of the Lessee to carry out any of its obligations under this Lease or the other Operative Documents, and (ii) without recourse, representation or warranty of any nature whatsoever (except as to the absence of such Liens as aforesaid).

                  (b) Whenever the Lessee has the right to purchase or transfer to itself the Facility pursuant to any provision of this Lease, the Lessee may cause such purchase to be effected by, or such transfer to be effected to, any other Person specified by the Lessee, but in no event shall the Lessee be relieved from any of its obligations hereunder as a result thereof.

                  (c) Upon any sale or transfer of the Facility pursuant to any provision of this Lease, the expenses of the Lessor, including, without limitation, reasonable attorneys' fees and expenses, in connection with such sale or transfer, shall be paid pursuant to Section 15(h)(1).

                  (d) If during the Basic Term, on the Lease Termination Date or on the Cancellation Date therefor, as applicable, the Lessee or any of its Affiliates has not elected the Purchase Option or Sale Option, the Lessee shall surrender the Facility to the Lessor free from all Liens except Permitted Liens (other than those described in clause (ii)(b) of the definition of Permitted Liens), in the same operating condition (except for ordinary wear and tear) with the remaining original estimated useful life contemplated by the Facility Plan intact and having the same capacity and efficiency as the Facility had on the Completion Date with respect thereto, and in compliance in all material respects with all Governmental Requirements and Insurance Requirements and free of all Environmental Damages and Environmental Liabilities. To evidence the foregoing and accomplish the surrender of the Facility, the Lessee shall provide the following items (x) in the event of a Termination Event under Section 15(a)(i)(A) within 9 months prior to the then current Scheduled Lease Termination Date, with final confirmation of the same at least 30 days but not more than 60 days prior thereto and (y) in the event of a

Termination Event under Section 15(a)(i)(B) or 15(a)(i)(C) or a Cancellation Event, as soon as practicable prior to the Lease Termination Date or Cancellation Date, as applicable:

                            (i) evidence satisfactory to the Lessor that all Applicable Permits, Related Contracts, patents, trademarks and copyrights, and all other rights and services reasonably required to operate the Facility have been, or on or prior to the Lease Termination Date therefor shall be, transferred (or in the case of patents, trademarks, or copyrights, licensed on a non-exclusive basis) to the Lessor (or the Lessor has been, or on or prior to the Lease Termination Date or Cancellation Date, as applicable, shall be, given the right to use each such item) and can be so transferred or licensed to (or used
         by) any successor or assignee of the Lessor without further consent or approval by any Person (subject only to normal Governmental Requirements);

                            (ii) conveyancing, assignment, transfer, termination and other documents that, in the reasonable discretion of the Lessor, are sufficient to (A) vest in the Lessor good and marketable title to the Facility, free and clear of all Liens except Permitted Liens (other than those described in clause (ii)(b) of the definition of Permitted Liens) and (B) terminate the rights of the Lessee and all other Persons in and to the Facility.

                            (iii) evidence reasonably satisfactory to the Lessor that the Facility has been operated and maintained in accordance with the requirements of the Operative Documents, all Governmental Requirements, all Applicable Permits and prudent industry practices;

                            (iv) evidence reasonably satisfactory to the Lessor that the Facility is being used solely for the Permitted Use, meets or exceeds the original design specifications, as modified by modifications approved by the Lessor, and is capable of operating and being used for the Permitted Use, and has the remaining original estimated useful life contemplated by the Lessee;

                            (v) evidence reasonably satisfactory to the Lessor, in its sole discretion, that (A) no default exists under the Agency Agreement, (B) all agreements and arrangements to provide the services and rights contemplated by the Agency Agreement are in place, executed by the parties thereto, and are valid, enforceable and in full force and effect on or before the Lease Termination Date or Cancellation Date, as applicable and (C) such agreements and arrangements adequately provide for the services and other rights contemplated by the Agency Agreement;

                            (vi) a reasonably current update of the
         Environmental Assessment delivered to the Lessor pursuant to Section 28(a)(viii); and

                            (vii) such other documents, instruments, assessments, investigations, legal opinions, surveys and other items as the Lessor may reasonably request to evidence to the reasonable satisfaction of the Lessor) that (A) the Lessor has all Property, services, Permits, assets and rights necessary to own, operate and maintain the Facility from and after the Lease Termination Date or Cancellation Date therefor, as applicable, and (B) no

         Default, Loss Event or Casualty Occurrence then exists other than the event or condition that gave rise to the Termination Event or Cancellation Event.

         To the extent the Facility is not in the condition required by this
         Section 16(d), the Lessee will pay to the Lessor such additional amounts as are reasonably required to place it in compliance. The Lessee shall also pay all costs and expenses relating to the surrender and clean-up in connection with the surrender of the Facility as may be required by Governmental Requirements or Insurance Requirements or which are otherwise necessary to prevent or remedy any Environmental Damages or Environmental Liabilities or to consummate the delivery of possession of the Facility to the Lessor hereunder.

         Section 17. Events of Default and Remedies.

                  (a) Each of the following acts or occurrences shall constitute an "Event of Default" hereunder:

                            (i) default in the payment when due of any Construction Term Recourse Amount, Residual Value Amount, Permitted Lease Investment Balance, or Termination Value; or default in the payment when due of any Basic Rent, and the continuance of such default for 3 Business Days; or the default in the payment when due of any Supplemental Rent or any other amount due hereunder or under any other Operative Document and the continuance of such default for 3 Business Days thereafter; or

                            (ii) the Lessee shall fail to observe or perform any covenant contained in Sections 30(a)(viii) or (ix), 30(b)(ii), 30(c) through (f), inclusive, 30(i) and 30(s) through (z), inclusive; or

                            (iii) the Lessee shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Lease (other than those covered by any other paragraph of this Section 17(a)) or any other Operative Document and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof having been given to the Lessee by the Lessor or
         (ii) the Lessee otherwise becomes aware of any such failure; or

                            (iv) any representation or warranty made or deemed made by the Lessee or any Guarantor herein, in any other Operative Document or otherwise in writing in connection with or pursuant to this Lease or any other Operative Document, shall be false or misleading in any material respect on the date made or deemed made; or

                            (v) the Acquisition/Construction Agent shall fail to observe or perform any covenant or agreement contained in the Agency Agreement; or

                            (vi) (A) the Lessee, any Guarantor or a Material Subsidiary shall (1) generally not pay its debts as such debts become due; or (2) admit in writing its inability to pay its debts generally; or (3) make a general assignment for the benefit of creditors; or (B) any case or proceeding shall be instituted or consented to by the Lessee, any Guarantor or a Material Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (C) any such case or proceeding shall have been instituted against the Lessee, any Guarantor or a Material Subsidiary and either such case or proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions sought in such case or proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (D) the Lessee, any Guarantor or a Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this Section 17(a)(vi); or

                            (vii) the Lessee, any Guarantor or a Material Subsidiary permits a Judgment in the amount of $500,000 or more (not covered by insurance as to which the relevant insurance company has acknowledged coverage) to be obtained against it which continues unsatisfied and unstayed for a period of 30 days; or

                            (viii) the Lessee shall abandon the Facility; provided however that for purposes of this Section 17(a)(ix), the term "abandon" shall not include the mere failure of the Lessee to occupy the Facility so long as the Lessee continues to perform its obligations hereunder and other Operative Documents, including, without limitation, maintenance of the Facility, maintenance of required insurance, compliance with Governmental Requirements and Insurance Requirements and payment of all Rent; or

                            (ix) the occurrence of any default with respect to any Debt of the Lessee, any Guarantor or any Material Subsidiary incurred pursuant to a credit agreement, loan agreement, note purchase agreement, indenture or other document or agreement pertaining to such Debt (collectively, a "Debt Document") in existence on the Closing Date in an aggregate amount equal to or exceeding $500,000, if such default is a payment default or if the holder of such Debt has accelerated the maturity of its Debt as a result thereof or (2) the occurrence of any payment default with respect to any Debt incurred pursuant to a Debt Document which was not in existence on the Closing Date in an aggregate amount equal to or exceeding $500,000; or

                            (x) the Lessee or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Lessee or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Lessee or any other member of the Controlled

         Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

                            (xi) a federal tax lien shall be filed against the Lessee, any Guarantor or any Material Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Lessee, any Guarantor or any Material Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                            (xii) any termination or repudiation of the Ground Lease by the Lessee; or

                            (xiii) the failure of Completion to occur within 15 months after the Lease Commencement Date; or

                            (xiv) any Guarantor shall fail to observe or perform any covenant or agreement contained in any Operative Document to which it is a party; or

                            (xv) the Parent Guaranty or the Subsidiary Guaranty shall cease, for any reason to be in full force and effect or any Guarantor or Affiliate of any Guarantor shall so assert.

         If any Event of Default occurs under clause (ii), (iii), (iv) or (v) above, and (a) the existence of such Event of Default is specifically premised on a subjective standard (including, but not limited to, the use of the term "material", "Material Adverse Effect" or "in all material respects") and (b) the Lessor enforcing such Event of Default did not or could not apply commercially reasonable standards in determining that such Event of Default occurred, then such Event of Default shall be a "Limited Recourse Default" for all purposes under this Lease.

                  (b) Upon the occurrence and during the continuance of any Event of Default, the Lessor may do any one or more of the following (subject to the rights and obligations of the Lessee under Section 15(a)(ii) or 15(b)(ii), as applicable, including the right of the Lessee to elect the Sale Option or the Purchase Option):

                            (i) proceed by appropriate judicial proceedings, either at law, in equity or in bankruptcy, to enforce performance or observance by the Lessee of the applicable provisions of this Lease, or to recover damages (subject to Section 3(d)(ii) and Section 15 during the Construction Term) for the breach of any such provisions, or any other equitable or legal remedy, all as the Lessor shall deem necessary or advisable; and/or

                            (ii) by notice to the Lessee, either (x) terminate this Lease in accordance with Section 15, whereupon the Lessee's interest and all rights of the Lessee to the use of the Facility shall forthwith terminate, but the Lessee shall remain liable with respect to its obligations and liabilities hereunder to the extent specified herein; or (y) terminate the Lessee's right to possession of the Facility or any part thereof; and/or

                            (iii) exercise any and all other remedies available under applicable law or at equity.

                  (c) After the occurrence and during the continuance of a Cancellation Event or Termination Event, in the event the Lessor elects not to terminate this Lease, this Lease shall continue in effect and the Lessor may enforce all of the Lessor's rights and remedies under this Lease, including, without limitation, the right to recover Basic Rent, Supplemental Rent, and all other yield protection payments and other amounts with respect thereto, as it becomes due under this Lease. For the purposes hereof, the following do not constitute a cancellation or termination of this Lease: (i) acts of maintenance or preservation of the Facility or any part thereof, (ii) efforts by the Lessor to relet the Facility or any part thereof, including, without limitation, termination of any sublease of the Facility and removal of any tenant from the Site thereof, (iii) or the appointment of a receiver upon the initiative of the Lessor to protect the Lessor's interest under this Lease.

                  (d) If (i) on the Lease Termination Date, the Facility is not acquired by the Lessee or its designee pursuant to Section 15(a)(ii)(A) by payment of the Termination Value or (ii) on the Cancellation Date, the Lessee or its designee has defaulted in its obligation to acquire the Facility in accordance with Section 15(b)(ii), then the Lessor shall have the immediate right of possession of the Facility and the right to enter onto the Site, and to remove any and all of the Property comprising the Facility, and the Lessor may thenceforth hold, possess and enjoy such Facility, free from any rights of the Lessee and any Person claiming by, through or under the Lessee. The Lessor shall be under no liability by reason of any such repossession or entry onto the premises of the Lessee.

                  (e) Should the Lessor elect to repossess the Facility or any part thereof upon cancellation or termination of this Lease or otherwise in the exercise of the Lessor's remedies, the Lessee shall peaceably quit and surrender the Facility to the Lessor and either (i) deliver possession of the Facility to the Lessor or (ii) allow the Lessor or its agents or assigns to enter onto the Site to remove any and all of the Property comprising the Facility at the expense of the Lessee, and neither the Lessee nor any Person claiming through or under the Lessee shall thereafter be entitled to possession or to remain in possession of the Facility or any part thereof but shall forthwith peaceably quit and surrender the Facility to the Lessor.

                  (f) At any time after the repossession of the Facility or any part thereof, whether or not this Lease shall have been cancelled or terminated, the Lessor may (but shall be under no obligation to) relet the Facility or the applicable part thereof without notice to the Lessee, for such term or terms and on such conditions and for such usage as the Lessor in its sole and absolute discretion may determine. The Lessor may collect and receive any rents payable by reason of such reletting, and the Lessor shall not be liable for any failure to relet the Facility or for any failure to collect any rent due upon any such reletting. Rents so received by the Lessor shall be applied in accordance with
Section 15(h).

                  (g) The remedies herein provided in case of an Event of Default are in addition to, and without prejudice to, the Lessee's continuing obligations under Sections 15(a) and 15(b), as applicable, and shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies existing at law, in equity or in bankruptcy (but the exercise of such other remedies shall not increase the maximum obligations of the Lessee as set forth in Sections 15(a) and 15(b), as applicable). The Lessor may exercise any remedy without waiving its right to exercise any other remedy hereunder or existing at law, in equity or in bankruptcy.

                  (h) No waiver by the Lessor hereunder of any Default or Event of Default shall constitute a waiver of any other or subsequent Default or Event of Default. To the extent permitted by applicable law, the Lessee waives any right it may have at any time to require the Lessor to mitigate the Lessor's damages upon the occurrence of a Default or Event of Default by taking any action or exercising any remedy that may be available to the Lessor, the exercise of remedies hereunder being at the discretion of the Lessor.

         Section 18. Change in the Lessee's Name or Structure. The Lessee will not change its name, identity or corporate structure (including, without limitation, by any merger, consolidation or sale of substantially all of its assets, which in any event is subject to Section 30(d)) except pursuant to and in accordance with Section 26(a).

         Section 19. Inspection; Right to Enter Premises of the Lessee. The Lessee shall permit, and cause each of its Subsidiaries to permit, the Lessor or its authorized representatives to (but without any obligation to do so) enter upon the Site or any premises of the Lessee at reasonable times upon reasonable advance notice in order to inspect the Facility (but not more than twice per calendar year) (subject to compliance with applicable safety requirements of the Lessee and applicable Governmental Requirements) and to examine, audit and make abstracts from any of their respective books and records and to discuss the condition, compliance with Governmental Requirements, performance of the Facility and the respective affairs, finances and accounts of the Lessee and its Subsidiaries with their respective officers, employees and independent accountants. The Lessee agrees to coordinate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

         Section 20. Right to Perform the Lessee's Covenants. Subject to Section 13, if the Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, the Lessor, upon notice to or demand upon the Lessee but without waiving or releasing any obligation or Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Lessee as, in the Lessor's reasonable judgment, may be necessary or appropriate therefor and, upon the occurrence and during the continuance of a Cancellation Event or Termination Event, may enter upon the Site for such purpose and take all such action thereon as, in the Lessor's reasonable judgment, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses so incurred) shall be paid by the Lessee to the Lessor on demand as Supplemental Rent.

         Section 21. Participation by Co-Lessees or Sublessees; Participations by Lessor.

                  (a) Except as otherwise permitted in this Section 21, the Lessee may not assign its rights or obligations under this Lease without the prior consent of the Lessor.

                  (b) The Lessee may, so long as no Default, Event of Default, other Cancellation Event or Termination Event shall have occurred and be continuing, enter into documentation assigning all or any part of this Lease and, as necessary, the other Operative Documents, to another Person, so long as
(i) such documentation evidences the undertaking of such Person (a "Co-Lessee") to be responsible for all or certain obligations of the Lessee and, if approval of the Lessor is granted as contemplated in clause (iii) below, the attendant reduction in the obligations of the Lessee hereunder, (ii) such documentation expressly states that such assignment is subject and subordinate to the terms of this Lease and the Liens created hereby and (iii) unless the Lessor has granted its prior written approval, acting in its sole discretion, of such assignment to said Co-Lessee and such documentation (it being understood that the Lessor may for any reason whatsoever elect not to grant such approval), the Lessee shall remain primarily liable for all obligations of the tenant of all of the Facility under this Lease. The Lessee will furnish promptly to the Lessor copies of all such documentation entered into by the Lessee from time to time. Any assignment made otherwise than as expressly permitted by this Section 21(b) shall be null and void and of no force and effect.

                  (c) The Lessee may, from time to time, so long as no Default, Event of Default, other Cancellation Event or Termination Event shall have occurred and be continuing, enter into a sublease as to the Facility and such other documentation as may be necessary with one or more Persons (each a "Sublessee"). In any event, any documentation executed by the Lessee in connection with the subletting of the Facility (i) shall expressly state that such sublease is subject and subordinate to the terms of this Lease and the Liens created hereby and (ii) shall not provide for a sublease term ending after the then current Scheduled Lease Termination Date. The Lessee will furnish promptly to the Lessor copies of all subleases and related documentation entered into by the Lessee from time to time. No sublease permitted by the terms hereof will reduce in any respect the obligations of the Lessee hereunder, it being the intent of the Lessee and the Lessor that the Lessee be and remain directly and primarily liable as a principal for its obligations hereunder. Any sublease made otherwise than as expressly permitted by this Section 21(c) shall be null and void and of no force or effect.

                  (d) Subject to the consent of the Lessee (which shall not be unreasonably withheld or delayed), unless a Default is in existence, in which case no such consent shall be required, the Lessor may at any time assign to one or more banks or other financial institutions or an affiliate thereof all or a portion of its rights and obligations in and to the Facility and under this Lease (including, without limitation, all or a portion of its Commitment and its rights to receive Rent pursuant hereto) and the assignee thereof shall assume all such rights and obligations. Upon such execution, delivery, acceptance and recording, from and after the effective date of such assignment, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of a Lessor hereunder and (B) the assigning Lessor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Lease (and, in the case of an assignment covering all or the remaining portion of an assigning Lessor's rights and obligations under this Lease, such assigning Lessor shall cease to be a party hereto).

                  (e) By executing and delivering an assignment, each assignor thereunder and the assignee thereunder by accepting such assignment confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such assignment, such assigning Lessor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Lease or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Lease or any other instrument or document furnished pursuant hereto; (ii) such assigning Lessor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Lessee or any Guarantor or the performance or observance by the Lessee or any Guarantor of any of its obligations under this Lease or any other Operative Document; (iii) such assignee confirms that it has received a copy of this Lease, together with copies of the financial statements referred to in Sections 29(d) and 30(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to accept such assignment; (iv) such assignee will, independently and without reliance upon the Lessor, such assigning Lessor or any other Lessor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Lease; (v) such assignee appoints and authorizes the Lessor to take such action as agent on its behalf and to exercise such powers under this Lease as are delegated to the Lessor by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Lease are required to be performed by it as a Lessor.

                  (f) The Lessor may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Lease (including, without limitation, all or a portion of its Commitment and its right to receive Rent pursuant hereto); provided, however, that (i) the Lessor's obligations under this Lease (including, without limitation, its Commitment) shall remain unchanged, (ii) the Lessor shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Lessor shall remain a Lessor for all purposes of this Lease, (iv) the Lessee and each Guarantor shall continue to deal solely and directly with the Lessor in connection with its rights and obligations under this Lease and the other Operative Documents, (v) the Lessor shall continue to be able to agree to any modification or amendment of this Lease or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which (A) postpone any date fixed for any payment of, or reduce any payment of, Rent payable to the Lessor,
(B) increase the amount of the Lessor's Commitment in a manner which would have the effect of increasing the amount of a participant's participation, (C) reduce the Applicable Margin, or (D) consent to the assignment or the transfer by the Lessee of any of its rights and obligations under this Lease and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of the "Lessor" hereunder.

                  (g) The Lessor may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 21, disclose to the assignee or participant or proposed assignee or participant any information relating to the Lessee or any Guarantor furnished to the Lessor by or on behalf of the Lessee or any Guarantor; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Lessee and each Guarantor to preserve the confidentiality of any confidential information relating to the Lessee and such Guarantor received by it from the Lessor in a manner consistent with Section 31(k).

                  (h) Anything in this Lease to the contrary notwithstanding, the Lessor may at any time create a security interest in all or any portion of its rights under this Lease (including, without limitation, the Advances made by and Rent owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A and the applicable operating circular of such Federal Reserve Bank.

                  (i) Notwithstanding any other provision of this Lease to the contrary, no assignee or participant shall be entitled to receive any greater payment under Section 4(b) or 27(c) than the transferor Lessor would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Lessee's prior written consent or by reason of the provisions of Section 27(b) or 27(c) requiring the Lessor to designate a different Funding Office under certain circumstances or at a time when the circumstances giving rise to such a greater payment did not exist.

         Section 22. Notices. Except as otherwise provided herein, all notices, requests and other communications to any party provided for hereunder shall be in writing (including telecopier and other readable communication) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof (or in an assignment executed by the Lessor pursuant to Section 21(d) of the Lease); or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lessor under Sections 3 and 28 shall not be effective until received. A notice received by the Lessor by telephone, as permitted hereby, shall be effective if the Lessor believes in good faith that it was given by an Authorized Officer of the Lessee (as Lessee or as the Acquisition/Construction Agent) and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

         Section 23. Amendments and Waivers. The provisions of this Lease may from time to time be amended, modified or waived only if such amendment, modification or waiver is in writing and consented to by the Lessee, the Lessor and, if applicable, any participants of the Lessor in accordance with Section 21(f).

         Section 24. Severability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 25. Federal Income Tax Considerations. It is the understanding of the parties that for income tax purposes this transaction will be treated as a financing and the Lessee will be treated as the owner of the Facility and the Lessee and the Lessor agree not to take any action inconsistent with such treatment, subject to the following sentence. Notwithstanding anything in this
Section 25 to the contrary, the Lessor retains the right to assert that it is the owner of the

Facility subject to this Lease for income tax purposes in the event that there is a determination (within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended, or with respect to state or local income tax, a comparable determination under state or local law) that the Lessee is not to be treated as the owner of the Facility.

         Section 26. Other Provisions. In order to protect the rights and remedies of the Lessor and the Lessee both during the term of this Lease and following a Default, an Event of Default, any other Cancellation Event or a Termination Event, and for the purposes of Federal, state and local income and ad valorem taxes, state and local sales taxes, documentary stamp and intangibles taxes and other taxes relating to or assessable as a result of the execution, delivery or recording of any of the Operative Documents and for purposes of Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that (A) this Lease be treated as the repayment and security provisions of loans by the Lessor to the Lessee in the face amount of the aggregate Advances of Facility Cost made by them, (B) all payments of Rent, Construction Term Recourse Amount, Residual Value Amount, Permitted Lease Investment Balance, and Termination Value be treated as payments of principal, interest and other amounts owing with respect to such loans, respectively, (C) the Lessee should be treated as entitled to all benefits of ownership of the Facility or any part thereof, and (D) this Lease be treated (i) as a mortgage and security agreement or other similar instrument (this Lease, as so treated, is the "Mortgage") from the Lessee, as mortgagor, for the benefit of the Lessee, on that part of the Facility constituting real property and as a security agreement from the Lessee, as debtor, to the Lessor, as secured party, encumbering the Facility and all personal property comprising the Facility, and that the Lessee, as debtor, hereby grants to the Lessor, as secured party (the "Secured Party") a first and prior Lien on and security interest in the equipment, fixtures, and any and all other Property of any kind or character now or hereafter comprising or constituting the Facility and all proceeds therefrom, in each case being effective as of the date of this Lease. In such event, the Lessor shall have all of the rights, powers and remedies of a mortgagee under a mortgage and secured party available under applicable law, including, without limitation, judicial or nonjudicial foreclosure or power of sale, as and to the extent available under applicable law, and the amounts secured by the Liens and security interests shall be the collective amount of the aggregate unpaid Advances, together with unpaid interest thereon, plus any other amounts owing to the Lessor under the Operative Documents (including, without limitation, Supplemental Rent) (collectively, the "Secured Amount"). The filing of this Lease (or a memorandum hereof) shall be deemed to constitute the filing of a mortgage and the filing of any financing statement in connection with this Lease shall be deemed to constitute the filing of a financing statement to perfect the mortgage and security interests in the Facility as aforesaid to secure the payment of all amounts due from time to time from the Lessee to the Lessor under this Lease and the other Operative Documents. If this transaction is treated as a financing, the obligation arising hereunder shall be with full recourse to the Lessee and shall not be treated as recourse only to the Facility. To the fullest extent permitted by applicable law, the Lessor and the Lessee intend that the Facility (other than the real property constituting the Site) be and remain at all times personal property regardless of the manner or extent to which any of the Facility (other than the real property constituting the Site) may be attached or affixed to any real property. Except as required by applicable law, the Lessee shall not under any circumstances take any action or make any filing or recording which would cause the Facility (other than the real property constituting the Site) to be deemed to be real property or permit any Person to obtain any interest in the Facility (other than the real property constituting the Site) as a result of the Facility (other than the real property constituting the Site) being deemed to be in whole or in part real property.

         This Mortgage secures and shall be security for any and all future advances made by Secured Party to the Lessee. Nothing contained herein shall be deemed an obligation on the part of the Secured Party to make any further advances.

         In order to preserve the security interest and Lien provided for herein, the Lessor and the Lessee agree to abide by the following provisions with regard to the Facility (for purposes of this Section 26, hereinafter referred to as "Collateral"):

                  (a) Change in Location of Collateral or the Lessee. The Lessee
(i) will notify the Lessor on or before the date of any change in (A) the location of the Collateral (B) the location of the Lessee's chief executive office or address or its jurisdiction of organization, (C) the exact legal name of the Lessee and (D) the corporate structure of the Lessee, and (ii) will, on or before the date of any such change, prepare and file new or amended financing statements as necessary so that the Secured Party shall continue to have a first and prior perfected Lien (subject only to Permitted Liens) in the Collateral after any such change.

                  (b) Documents; Collateral in Possession of Third Parties. If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, the Lessee will cause the interest of the Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to the Lessor. If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, the Lessee shall notify such Person of the Secured Party's security interest in such Collateral. Upon the Secured Party's request, the Lessee shall instruct any such Person to hold all such Collateral for the Secured Party's account subject to the Lessee's instructions, or, if an Event of Default shall have occurred and be continuing, subject to the Secured Party's instructions.

                  (c) Sale, Disposition or Encumbrance of Collateral. Except for Permitted Liens, as permitted by any of the Operative Documents or with the Secured Party's prior written consent, the Lessee will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than the Secured Party.

                  (d) Proceeds of Collateral. Except as otherwise expressly permitted by any of the Operative Documents, Lessee will deliver to the Lessor promptly upon receipt all proceeds delivered to the Lessee from the sale or disposition of any Collateral. After the occurrence and during the continuance of a Cancellation Event or Termination Event, in the event the Lessee has not purchased the Facility pursuant to Section 15(a)(ii)(A) or complied with Section 15(a)(ii)(B)(1) and made available to the Lessor a satisfactory update of the Environmental Assessment pursuant to Section 15(c), all such proceeds and all proceeds received by the Lessor from the sale or disposition of any Collateral pursuant to this Section 26 shall be applied in accordance with Section 15(h). This Section 26 shall not be construed to permit sales or dispositions of the Collateral except as may be elsewhere expressly permitted by this Lease or the other Operative Documents.

                  (e) Further Assurances. Upon the request of the Lessor, the Lessee shall (at the Lessee's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as the Lessor may reasonably request to perfect the Secured Party's interest in the Collateral or to protect, enforce or otherwise effect the Secured Party's rights and remedies hereunder, all in form and substance satisfactory to the Secured Party.

                  (f) Collateral Attached to Other Property. In the event that any of the Collateral is removed from the Facility and is to be attached or affixed to any real property, the Lessee hereby agrees that a financing statement which is a fixture filing may be filed for record in any appropriate real estate records. If the Lessee is not the record owner of such real property, it will provide the Lessor with any additional security documents or financing statements necessary for the perfection of the Secured Party's Lien in the Collateral, as requested by the Secured Party.

                  (g) Secured Amount. Should the Secured Amount be paid according to the tenor and effect thereof when the same becomes due and payable hereunder, and should the Lessee perform all covenants contained in the Operative Documents in a timely manner, then the Mortgage shall be cancelled and surrendered.

                  (h) Mortgage Remedies. If a Termination Event or Cancellation Event shall occur and be continuing, the Lessor shall have all of the rights and remedies of a mortgagee under the laws of the State of Illinois, including, without limitation, all of the rights and remedies set forth in the Memorandum of Lease pertaining to this Lease to be recorded in the Public Records of Effingham County, Illinois, which are incorporated herein (subject, however, to the rights and obligations of the Lessee under Section 15(a)(ii) or 15(b)(ii), as applicable, including the right of the Lessee to elect the Sale Option or the Return Option).

         Section 27. Yield Protection and Illegality.

                  (a) Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Rental Period with respect to any Basic Rent which is determined on the basis of the Adjusted LIBO Rate:

                            (i) the Lessor determines that deposits in Dollars (in the applicable amounts), are not being offered in the relevant market for such Rental Period, or

                            (ii) the Lessor determines and gives notice to the Lessee that, as a result of conditions in or generally affecting the London interbank eurodollar market, the rates or yield for Basic Rent, determined on the basis of the LIBO Rate for any Rental Period will not adequately and fairly reflect the cost to the Lessor of making, funding or maintaining the Advances of Facility Cost giving rise to such Basic Rent for such Rental Period, the Lessor shall forthwith so notify the Lessee, whereupon,

                                   (1) the Basic Rent for such Rental Period
                  shall be determined on the basis of the Base Rate

                                   (2) the obligation of the Lessor to make an
                  Advance of any Facility Cost having Basic Rent or to continue to accrue Basic Rent based on the

                  Adjusted LIBO Rate shall be suspended until the Lessor shall notify the Lessee that the circumstances causing such suspension no longer exist, and

                                   (3) unless the Lessee notifies the Lessor at
                  least 2 Business Days before the date of any requested Advance for which notice has previously been given that it elects not to obtain such Advance on such date, Basic Rent relating to such Advance shall be determined at a rate of interest equal to the Base Rate. Upon the written request of the Lessee, the Lessor shall negotiate with the Lessee for a reasonable period of time, as determined in the Lessor's discretion, to develop a substitute interest rate basis hereunder; provided, however,
                  (x) the Lessor and the Lessee make no representation, warranty or covenant that any such agreement will be made, and (y) any relevant Basic Rent shall continue to be determined based on the Base Rate during the continuance of any such negotiations and thereafter should no alternate interest rate be agreed to by the parties.

                  (b) Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as a "Banking Authority" and any such event being referred to as a "Change of Law"), or compliance by the Lessor (or its Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority shall make it unlawful or impossible for the Lessor (or its Funding Office) to make an Advance of any Facility Cost having Basic Rent, or to continue to accrue Basic Rent, based on the Adjusted LIBO Rate, the Lessor shall notify the Lessee, whereupon until the Lessor notifies the Lessee that the circumstances giving rise to such suspension no longer exist, the obligation of the Lessor to make an Advance of any Facility Cost having Basic Rent or to continue to accrue Basic Rent based on the Adjusted LIBO Rate shall be suspended. Before giving any notice to the Lessee pursuant to this Section 27(b), the Lessor shall designate a different Funding Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Lessor, be otherwise disadvantageous to the Lessor. If the Lessor shall determine that it may not lawfully continue to make an Advance of any Facility Cost having Basic Rent, or to continue to accrue Basic Rent based on the Adjusted LIBO Rate to the end of the Rental Period and shall so specify in such notice, the Basic Rent for such Rental Period shall immediately be converted to and be determined based on the Base Rate, and the Lessee shall immediately pay to the Lessor any amounts payable pursuant to Section 27(c).

                  (c) Increased Cost and Reduced Return.

                            (i) If after the date hereof, a Change of Law or compliance by the Lessor (or its Funding Office) with any request or directive (whether or not having the force of law) of any Banking
         Authority:

                                   (1) shall impose, modify or deem applicable
                  any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding any such requirement included in an applicable Eurodollar Reserve

                  Percentage) against assets of, deposits with or for the account of, or credit extended by, the Lessor (or its Funding Office); or

                                   (2) shall impose on the Lessor (or its
                  Funding Office) or on the relevant interbank market any other condition affecting the Basic Rent, to the extent it is determined based on the Adjusted LIBO Rate;

         and the result of any of the foregoing is to increase the cost to the Lessor (or its Funding Office) of determining Basic Rent based on the Adjusted LIBO Rate, or to reduce the amount of any sum received or receivable by the Lessor (or its Funding Office) under this Lease or under any other Operative Document with respect thereto, by an amount deemed by the Lessor to be material, then, within 15 days after demand by the Lessor, the Lessee shall pay to the Lessor such additional amount or amounts as will compensate the Lessor for such increased cost or reduction; provided, however, that no such amount may be claimed by the Lessor which is attributable to periods prior to the date which is 60 days preceding the date on which the officer of the Lessor having primary responsibility for asset liability management shall have obtained actual knowledge of such Change of Law or request or directive.

                            (ii) If the Lessor shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Lessor (or its Funding Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Banking Authority, has or would have the effect of reducing the rate of return on the Lessor's capital as a consequence of its obligations hereunder to a level below that which the Lessor could have achieved but for such adoption, change or compliance (taking into consideration the Lessor's policies with respect to capital adequacy) by an amount deemed by the Lessor to be material, then from time to time, within 15 days after demand by the Lessor, the Lessee shall pay to the Lessor such additional amount or amounts as will compensate the Lessor for such reduction, subject to the proviso at the end of Section 27(c)(i).

                            (iii) The Lessor will promptly notify the Lessee of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lessor to compensation pursuant to and subject to the limitations contained in this Section 27(c) and will designate a different Funding Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lessor be otherwise disadvantageous to the Lessor. A certificate of the Lessor claiming compensation under this Section 27(c) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lessor may use any reasonable averaging and attribution methods. Nothing in this Section 27(c) shall require the Lessor to disclose any information about its tax affairs or interfere with, limit or abridge the right of the Lessor to arrange its tax affairs in any manner in which it desires.

                            (iv) The provisions of this Section 27(c) shall (i) subject to the provisions of Section 21(i), be applicable with respect to any assignee or participant of the Lessor and any calculations required by such provisions shall be made based upon the circumstances of the Lessor, assignee or participant and (ii) constitute a continuing agreement and shall survive for a period of one year after the termination of this Lease and the payment in full of all Rent.

                  (d) Base Rate Substituted for Adjusted LIBO Rate. If (i) the obligation of the Lessor to make an Advance of any Facility Cost, or to continue to accrue Basic Rent, based on the Adjusted LIBO Rate has been suspended pursuant to Section 27(b) or (ii) the Lessor has demanded compensation under
Section 27(c), and the Lessee shall, by at least 5 Business Days' prior notice to the Lessor, have elected that the provisions of this Section 27(d) shall apply to the Lessor, then, unless and until the Lessor notifies the Lessee that the circumstances giving rise to such suspension or demand for compensation no longer apply, after the Basic Rent made or maintained based upon the Adjusted LIBO Rate has been repaid, all Advances of any Facility Cost, or accrual of Basic Rent, that would otherwise be made or maintained by the Lessor based upon the Adjusted LIBO Rate shall be made or, from the beginning of the next Rental Period be maintained instead based upon the Base Rate, plus the Applicable Margin.

                  (e) Compensation. Upon the request of the Lessor, delivered to the Lessee, the Lessee shall pay to the Lessor such amount or amounts as shall compensate the Lessor for any loss, cost or expense (but not loss of margin or profit) incurred by the Lessor as a result of:

                            (i) any payment or prepayment (whether due to a voluntary prepayment or the occurrence of the Lease Termination Date for any reason) of Basic Rent on a date other than the last day of the Rental Period therefor, or payment of any Facility Cost on which Basic Rent accrued based on the Adjusted LIBO Rate on any day other than the last day of the Rental Period therefor, or any failure to prepay any Facility Cost on the date specified for such prepayment by the Lessee in a notice to the Lessor; or

                            (ii) any failure by the Lessee to cause the funding of the purchase of any part of the Facility pursuant to the Agency Agreement to occur on the date for such funding as specified in the applicable notice delivered pursuant to the Agency Agreement (other than by reason of a default by the Lessor);

such compensation to include, without limitation, as applicable, an amount equal to the excess, if any, of (x) the rate at which Basic Rent which would have accrued on the amount so paid or prepaid or not prepaid or with respect to which such funding did not occur for the period from the date of such payment, prepayment or failure to prepay or fund to the last day of the then current Rental Period for such payment of Basic Rent (in the case of a failure to prepay or cause such funding, the Rental Period for such Basic Rent which would have commenced on the date of such failure to prepay or cause such funding determined on the basis of the applicable rate for Basic Rent provided for herein) over (y) the rate of interest the Lessor would have paid (as determined by the Lessor) on deposits in Dollars in an amount comparable to the then outstanding Facility Cost and having terms comparable to such period placed with it by leading banks in the London interbank market.

                  (f) Payments and Computations. Each determination by the Lessor of Basic Rent or an increased cost or increased capital or of illegality hereunder shall be conclusive and binding for all purposes (absent manifest error) if made reasonably and in good faith.

                  (g) Limitation on Liability. The Lessee's liability for any indemnification arising under this Section 27 during the Construction Term, other than from a Fully Indemnifiable Event, shall be limited to such amount as will not cause the liability of the Lessee under this Lease to exceed the Construction Term Recourse Amount.

         Section 28. Conditions Precedent.

                  (a) Closing; Conditions Precedent to Effectiveness of this Lease. On the Closing Date, at such place as the parties hereto shall agree, this Lease and each of the Operative Documents shall be duly executed and delivered by the parties to such documents. This Lease shall become effective when (i) it shall have been executed by the Lessor and the Lessee, and (ii) the Lessor shall have received the following, each being in form and substance satisfactory to the Lessor:

                            (i) Certificates of the Lessee and Guarantors. A Certificate of the Secretary or Assistant Secretary of the Lessee and each Guarantor setting forth (i) resolutions of its board of directors authorizing its execution, delivery and performance of the Operative Documents to which it is a party, (ii) the identities and incumbency, and containing the specimen signatures, of its Authorized Officers and
         (iii) true and correct copies of its articles or certificate of incorporation and the bylaws (or other organizational documents). The Lessor may conclusively rely on such certificate until the Lessor receives notice in writing from the Lessee or the relevant Guarantor to the contrary.

                            (ii) Opinion of the Lessee's and Guarantors'
         Counsel. A favorable opinion or opinions of general or special counsel to the Lessee and Guarantors', in substantially the form of Exhibit B, and as to such other matters as the Lessor may reasonably request.

                            (iii) Execution and Delivery of Operative Documents. Each of the other Operative Documents, duly completed and executed in sufficient number of counterparts for recording, where appropriate.

                            (iv) Recordation of Lease and Financing Statements. This Lease (or a memorandum thereof, as determined by the Lessor) and all related financing statements and other requisite filing documents shall have been duly filed in the appropriate offices and, to the fullest extent allowed by applicable law, all costs and taxes associated with such filing shall have been paid or provided for by the Lessee.

                            (v) Insurance Certification. The Lessor shall have received a report by a firm of independent insurance brokers or consultants chosen by the Lessee (i) setting forth the insurance obtained, and to be obtained pursuant to this Lease, with respect to the Facility and the Lessee's operations with respect thereto, and (ii) certifying that in the opinion of such firm, such insurance complies with the requirements of this Lease and, as to amounts, coverage and provisions, constitutes reasonable and customary coverage against risks customarily insured against affecting the Facility.

                            (vi) Financial Statements. The Lessor shall have received the financial statements described in Section 29(d).

                            (vii) Receipt of Facility Plan. The Lessor shall have received a copy of the Facility Plan.

                            (viii) Environmental Matters. The Lessor shall have received the Environmental Assessment.

                            (ix) Soil Tests. The Lessor shall have received the Soil Test Reports.

                            (x) Survey. The Lessor shall have received the Survey of the Site.

                            (xi) Appraisal. The Lessor shall have received an Approved Appraisal of the Facility, which Approved Appraisal shall be in form and substance satisfactory to the Lessor, and shall indicate
         (i) the estimated fair market value of the Facility as of the Lease Commencement Date, and (ii) that the projected fair market value of the Facility as of the expiration of (A) the Construction Term and (B) the Basic Term (in each case after giving effect to the proposed Improvements to be renovated or constructed on the Site in accordance with the Plan), is not less than the Facility Cost.

                            (xii) Title Insurance. A title insurance company acceptable to the Lessor in its reasonable discretion shall have issued, or provided the Lessor with evidence satisfactory to the Lessor that such title insurance company is irrevocably obligated to issue immediately after closing of the acquisition of the Site by the Lessor, an owner's title policy issued to the Lessor insuring the Lessor as holder of a leasehold interest in the Site pursuant to the Ground Lease and, in the event that the Lease is ever deemed to be a mortgage, as mortgagee of the Facility under this Lease.

                            (xiii) Subsidiary Guaranty. The Lessor shall have received the Subsidiary Guaranty executed by each Subsidiary Guarantor.

                            (xiv) Parent Guaranty. The Lessor shall have received the Parent Guaranty executed by the Parent.

                            (xv) Contribution Agreement. The Lessor shall have received the Contribution Agreement executed by the Lessee and each Guarantor.

                            (xvi) Other. Such other documents as the Lessor or special counsel to the Lessor may reasonably request.

                  (b) Conditions to Initial and Subsequent Advances. The obligation of the Lessor to make the initial Advances and each subsequent Advance pursuant to this Lease is subject to the following further conditions precedent:

                            (i) Receipt of Advance Notice. The Lessor shall have received an Advance Notice with regard to each Advance, containing the information required by Section 3(b)(i), which shall be true and correct and shall be duly and properly executed and completed by the Lessee as Acquisition/Construction Agent for the Lessor.

                            (ii) No Default. Immediately before and after such Advance is made and after the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing.

                            (iii) Accuracy of Representations, etc. During the Basic Term, each of the representations and warranties of the Lessee and each Guarantor contained in the Operative Documents shall be true and correct in all material respects on and as of the date of such Advance (except for any representations which were correct on the date of this Lease but are not correct on the date of any Advance because of a change permitted by the terms of this Lease or any other Operative Document).

                            (iv) Title. During the Basic Term, the Lessor shall have good and marketable title to the Facility; and the Lessor shall have received executed copies of all Related Contracts requested by it.

                            (v) Receipt of Applicable Permits. During the Basic Term, all Permits that are or will become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the date of the requested Advance (in which case the Lessee, having completed all appropriate due diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements). All such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof.

                            (vi) Casualties. The Facility shall not have suffered (i) a Loss Event or (ii) a Casualty Occurrence other than a Casualty Occurrence for which a plan acceptable to the Lessor for replacing, or causing to be replaced, the parts of the Facility that are the subject of such Casualty Occurrence has been provided to the Lessor.

                            (vii) Taxes, Filings, Recordings. All filings or recordings reasonably considered necessary or desirable by the Lessor shall have been completed and all taxes and fees in connection therewith, and all Impositions with respect to the Facility that are then due and payable, shall have been paid by the Lessee.

Each acceptance of an Advance hereunder shall be deemed to be a representation and warranty by the Lessee on the date of such funding as to the facts specified in each subsections of this Section 28(b).

Notwithstanding anything to the contrary contained in this Lease or in any other Operative Document, the Lessor shall remain obligated during the Construction Term pursuant to and in accordance with this Lease and the other Operative Documents to fund, or reimburse the Acquisition/Construction Agent (in such capacity or in its capacity as the Lessee) for, any

Facility Costs incurred by the Acquisition/Construction Agent (in such capacity or in its capacity as the Lessee) pursuant to and in accordance with the Operative Documents (and not in violation of Section 1.1 of the Agency Agreement).

                  (c) Conditions Precedent for the Benefit of Lessor. All conditions precedent to the obligations of the Lessor to make any Advance are imposed hereby solely for the benefit of the Lessor, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lessor will refuse to make any Advance in the absence of strict compliance with such conditions precedent.

                  (d) Closing. On the Closing Date (or in the case of clause
(b), as soon thereafter as the applicable closing conditions shall have been satisfied), at such place as the parties hereto shall agree:

                            (i) this Lease and each of the Operative Documents shall be duly executed and delivered by the parties to such documents; and

                            (ii) subject to the satisfaction of the conditions precedent specified in Section 28(a) and 28(b), the Lessor shall make the initial Advances in the amounts set forth in the Advance Notice given by the Lessee, up to an aggregate amount not in excess of the Commitment, in immediately available funds to the account of the Lessee, as Acquisition/Construction Agent for the Lessor, may direct.

         Section 29. The Lessee's Representations and Warranties. The Lessee represents and warrants to the Lessor that:

                  (a) Corporate Existence and Power. The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina. The Lessee is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for any failure to comply with the foregoing which does not have a Material Adverse Effect, and has all corporate powers and all government authorizations, licenses, consents and approvals required to engage in its business and operations as now conducted, except for any failure to comply with the foregoing which does not have a Material Adverse Effect.

                  (b) Corporate and Governmental Authorization. The execution, delivery and performance by the Lessee of the Operative Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or respect of or filing with, any governmental body, agency or official, (iv) do not contravene or constitute a default under, any material provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Lessee or, to the best of the Lessee's knowledge, any material agreement relating to Debt, Judgment, injunction or other instrument relating to Debt binding upon the Lessee or any Subsidiary and (v) do not result in the creation or imposition of any Lien on any asset of the Lessee or any Subsidiary or on the Facility.

                  (c) Binding Effect. The Operative Documents to which the Lessee is a party constitute valid and binding agreements of the Lessee enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditor's rights generally.

                  (d) Financial Information. The consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of January 28, 2001, and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by PriceWaterhouseCoopers, copies of which have been delivered to the Lessor fairly present, in conformity with GAAP, the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for such Fiscal Year.

                  (e) No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Lessee, threatened, against or affecting the Lessee or any Subsidiary before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of or could impair in any material respect the ability of the Lessee or any Subsidiary to perform its obligations under any of the Operative Documents to which it is a party.

                  (f) Compliance with ERISA.

                            (i) To the best of the Lessee's knowledge, the Lessee and each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA, provided, that the Lessee makes no representation or warranty under this Section 29(f)(i) as to any Subsidiary for matters pertaining to periods prior to the date on which such Subsidiary became a Subsidiary except to the extent that the Lessee received any such representations and/or warranties from the seller (or any of its affiliates) of any relevant Subsidiary in connection with the acquisition of any relevant Subsidiary.

                            (ii) To the best of the Lessee's knowledge, neither the Lessee nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan provided, that the Lessee makes no representation or warranty under this Section 29(f)(ii) as to any Subsidiary for matters pertaining to periods prior to the date on which such Subsidiary became a Subsidiary except to the extent that the Lessee received any such representations and/or warranties from the seller (or any of its affiliates) of any relevant Subsidiary in connection with the acquisition of any relevant Subsidiary.

                  (g) Compliance with Laws; Payment of Taxes. The Lessee and, to the best of the Lessee's knowledge, each Material Subsidiary, is in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings or does not have a Material Adverse Effect. There have been filed on behalf of Lessee and, to the best of the Lessee's knowledge, each Material Subsidiary, all Federal, state and material local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Lessee, or to the best of the Lessee's knowledge, any Material Subsidiary, have been paid or are being contested in good faith or, if unpaid and uncontested, are in immaterial amounts. The charges, accruals and reserves on the books of the Lessee and, to the best of the Lessee's knowledge, each Material Subsidiary, in respect of taxes or other governmental charges are, in the opinion of the Lessee, adequate. To the best of the Lessee's knowledge, United States income tax returns of the Lessee and each Subsidiary which is a U.S. Person have been examined and closed through the Fiscal Year ended January, 1993.

                  (h) Investment Company Act. Neither the Lessee nor any of Lessee's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (i) Public Utility Holding Company Act. Neither the Lessee nor any of the Lessee's Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  (j) Ownership of Property; Liens. The Lessee has title to or leasehold or other interests in its material properties sufficient for the conduct of its business, and none of such property is subject to any Lien except Permitted Liens.

                  (k) No Default. Neither the Lessee nor any of the Lessee's Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  (l) Full Disclosure. To the best of the Lessee's knowledge, all written information heretofore furnished by the Lessee, for itself and as agent for the Lessor, to the Lessor for purposes of or in connection with this Lease, any of the Operative Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Lessee, for itself and as Acquisition/Construction Agent for the Lessor, to the Lessor will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

                  (m) Environmental Matters.

                            (i) To the best of the Lessee's actual knowledge (without, as to Properties not located in the United States of America, having performed any further independent inquiry therefor solely in connection with this Lease), neither the Lessee nor any Subsidiary of the Lessee is aware that it is subject to any Environmental Liability which could have or cause a Material Adverse Effect, neither the Lessee nor any Subsidiary of the Lessee (except in respect of immaterial Environmental Liabilities in de minimis amounts) has received notice that it has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, and neither the Site nor any of the Properties located in the United States and owned by the

         Lessee or any Subsidiary of the Lessee, has been identified on any current or proposed (1) National Priorities List under 40 C.F.R.ss.300,
         (2) CERCLIS list or (3) any list arising from a state statute similar to CERCLA.

                            (ii) To the best of the Lessee's actual knowledge (without having performed any further independent inquiry therefor solely in connection with this Lease), no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Site or from any of the Properties owned by the Lessee or any Subsidiary of the Lessee or are otherwise present at, on, in or under the Site or any of the Properties owned by the Lessee or any Subsidiary of the Lessee, or, to the best of the actual knowledge of the Lessee, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

                            (iii) The Lessee represents, for itself and each Subsidiary of the Lessee, that to the best of their actual knowledge (without having performed any further independent inquiry therefor solely in connection with this Lease), the Lessee and each of the Lessee's Subsidiaries is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Facility and the Properties and the respective businesses of the Lessee and each Subsidiary of the Lessee.

                            (iv) Except to the extent specified on Schedule 29(m), (1) there are no Hazardous Materials on the Site, other than minimal amounts of cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business or in management or maintenance of the Facility, (2) no Hazardous Material has migrated from the Site to, upon, about or beneath other properties, (3) no Hazardous Material has migrated or threatened to migrate from other properties to, upon, about or beneath the Site and (4) all Hazardous Materials or solid wastes generated by the Facility have at all times been transported, treated and disposed of in compliance with Environmental Requirements.

                            (v) Except to the extent specified on Schedule 29(m), (1) there is not, nor has there been, constructed, placed, deposited, stored, disposed of or located on the Site any asbestos in any form, (2) no underground improvements, including treatment or storage tanks, pumps, or water wells, are or have been located on the Site, (3) there are no polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, machinery, fixtures or other equipment which contain PCBs constructed, placed, deposited, stored, disposed of or located on the Site, (4) the uses and activities of, on or relating to the Facility have at all times complied in all material respects with all Environmental Requirements, and the use which the Lessee and its Affiliates, Subsidiaries and/or Sublessees make of the Facility will not result in the disposal or other Environmental Release of any Hazardous Material, (5) the Lessee has obtained all permits necessary under applicable Environmental Requirements, and (6) the Site has not been, and is not now, listed on CERCLIS, the Environmental Protection Agency's list of violating facilities established pursuant to the Clean Water Act or the National Priorities List established pursuant to CERCLA.

                            (vi) Except to the extent specified on Schedule 29(m), (1) there exists no Judgment or injunction outstanding, or litigation, action, suit, claim (including citation or directive) or proceeding pending or, to the knowledge of the Lessee or of its Affiliates, Subsidiaries and/or Sublessees, threatened, relating to the ownership, use, maintenance or operation of the Facility by any person or entity, or arising from any alleged violation of Environmental Requirements, or any alleged liability for Environmental Damages, (2) there are no existing facts or conditions that could give rise to any such violation or liabilities, (3) there have been no written or, to the knowledge of the Lessee or any of its Affiliates, Subsidiaries and/or Sublessees, oral reports of environmental investigations, audits, studies, tests, reviews or other analyses conducted by or which have been presented to or are in the possession of the Lessee or any of its Affiliates, Subsidiaries and/or Sublessees, relating to the Facility which have not been delivered to the Lessor and (4) neither the Lessee nor, to the knowledge of the Lessee, any of its Affiliates, Subsidiaries and/or Sublessees, any other person or entity has received any notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or any notice or other communication concerning alleged liability for Environmental Damages in connection with the Facility.

                            (vii) From the date hereof, there shall be no actual or threatened Environmental Release of a Hazardous Material on or from the Facility caused by the Lessee or any of its Affiliates, Subsidiaries and/or Sublessees.

                            (viii) Except to the extent specified on Schedule 29(m), the Lessee (a) has obtained all permits, licenses, and other authorizations which are required under Environmental Requirements in association with the Facility; and (b) will be in full compliance with all terms and conditions of such required permits, licenses, and other authorizations associated with the Facility.

                            (ix) No permits or licenses are required to be obtained or maintained in connection with the use, operation, or ownership of the Facility arising from any part thereof which constitute (i) "wetlands" under any Environmental Requirement, or (ii) a habitat for a species which is deemed to be endangered under any Environmental Requirement, nor are there any ongoing or continuing obligations regarding any part of the Facility which constitutes wetlands. There are no species of plants or animals located on any part of the Facility which are classified as threatened or endangered under any Environmental Requirement. There have been no written or, to the knowledge of the Lessee or any of its Affiliates, Subsidiaries and/or Sublessees, oral wetlands delineations conducted by or which have been presented to or are in the possession of the Lessee or any of its Affiliates, Subsidiaries and/or Sublessees relating to the Facility which have not been delivered to the Lessor.

                  (n) Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Lessee presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

                  (o) Use of Proceeds; Margin Stock. The proceeds of fundings of Advances by the Lessor are being used to finance the acquisition of the Facility by the Lessor pursuant to the Agency Agreement, including the Improvements to be made thereto and the design, renovation, construction and installation thereof. The Lessee is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of fundings of the Facility Cost will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U or X.

                  (p) Insolvency. After giving effect to the execution and delivery of the Operative Documents to which it is a party, the Lessee will not be "insolvent," within the meaning of such term as defined in ss. 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

                  (q) Facility Plan. The Facility Plan has been prepared in good faith on the basis of assumptions deemed reasonable by the Lessee and accurately reflects in all respects all material costs currently anticipated to be incurred in connection with achieving Completion. The Facility Plan sets forth the Lessee's good faith estimation of the schedule for achieving Completion. All material agreements and instruments comprising the Facility Plan are in full force and effect and the Lessee is not in default of its obligations thereunder in any respect that would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Lessee, there are no agreements, instruments, licenses or other rights necessary to own, operate, lease or use the Facility the failure to obtain which would reasonably be expected to result in a Material Adverse Effect, other than the Applicable Permits, the documents and instruments comprising the Facility Plan, and the Operative Documents; and renovation, construction, ownership, operation, leasing or use of the Facility by the Lessee (and after the expiration or termination of the Lease, the renovation, construction, ownership, operation, leasing or use of the Facility by the Lessor or its successors or assigns) does not and will not infringe on, or otherwise violate, any patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, or copyrights of any Person in any manner that would reasonably be expected to have a Material Adverse Effect.

                  (r) Subsidiaries. As of the Closing Date, all Subsidiaries of the Parent are listed on Schedule 29(r).

         Section 30. Covenants. The Lessee covenants and agrees with the Lessor to comply or cause compliance with the following covenants until the Commitment shall have terminated and all amounts payable to the Lessor under this Lease and the other Operative Documents have been paid in full:

                  (a) Information. The Lessee will deliver to the Lessor:

                            (i) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by PriceWaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Lessor;

                            (ii) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the part of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Lessee;

                            (iii) simultaneously with the delivery of each set of financial statements referred to in paragraphs (i) and (ii) above, a certificate, substantially in the form of Exhibit C (a "Compliance Certificate"), of the chief financial officer of the Parent (x) setting forth in reasonable detail the calculations required to establish whether the Lessee was in compliance with the requirements of Section 30(d) and Sections 30(s) through 30(z), inclusive, and Section 30(aa) on the date of such financial statements and (y) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Lessee is taking or proposes to take with respect thereto;

                            (iv) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (i) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

                            (v) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

                            (vi) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent or any of its Subsidiaries shall have filed with the U.S. Securities and Exchange Commission;

                            (vii) if and when any member of the Controlled Group
         (x) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (y) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (z) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                            (viii) promptly, and, in any event, within 5
         Business Days after the Lessee becomes aware of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Lessee setting forth the details thereof and the action which the Lessee is taking or proposes to take with respect thereto;

                            (ix) promptly upon becoming aware of the occurrence of either a Loss Event or a Casualty Occurrence, or any other event or condition requiring notice under either Section 7 or Section 8 of this Lease, the Lessee shall give the Lessor written notice thereof, which notice shall specify the damage or loss to the Facility in reasonable detail; and

                            (x) from time to time such additional information regarding the financial position or business of the Lessee and the Subsidiaries of the Lessee as the Lessor may reasonably request.

Information required to be delivered pursuant to Sections 30(a)(i), 30(a)(ii) or 30(a)(vi) above shall be deemed to have been delivered on the date on which the Lessee provides notice to the Lessor that such information has been posted on the Parent's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lessor without charge; provided that (i) such notice may be included in a Compliance Certificate delivered pursuant to Section 30(a)(iii) and (ii) the Lessee shall deliver paper copies of the information referred to in Sections 30(a)(i), 30(a)(ii) or 30(a)(vi) to the Lessor upon any request for such delivery.

                  (b) Maintenance and Inspection of Property, Books and Records. The Lessee will keep books of record and account regarding this Lease and shall maintain, on a current basis, books of proper record and account in conformity with GAAP, consistently applied (to the extent applicable), which books shall include copies of all Related Contracts and any amendments thereto and the Facility Cost and of each material item of Property comprising or included in the Facility, and shall provide copies of the foregoing to the Lessor from time to time on request at the Lessee's expense. The Lessee will (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of the Lessor (x) at the Lessor's expense prior to the occurrence of a Default and (y) at the Lessee's expense after the occurrence of a Default, to visit and inspect the Facility and the Site and any of the Lessee's other properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants. The Lessor shall use commercially reasonable efforts to give advance notice to the chief executive officer or the chief financial officer of the Lessee of any intent to have any such discussions with the Lessee's officers, the employees and independent public accountants (as applicable). The Lessee agrees to cooperate and assist, in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                  (c) Maintenance of Existence. The Lessee shall maintain its existence and carry on the major part of its business in substantially the same fields as such business is now carried on and maintained.

                  (d) Consolidations, Mergers and Sales of Assets. The Lessee will not, and will not permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (i) the Lessee may merge with another Person if (A) such Person is organized under the laws of the United States of America or one of its states, (B) the Lessee is the Person surviving such merger and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (ii) Subsidiaries of the Lessee may merge with one another, provided that if either party to the merger is a Subsidiary Guarantor, the surviving entity must be a Subsidiary Guarantor, (iii) any Subsidiary may merge with another Person if such merger is a Permitted Acquisition and the Subsidiary is the Person surviving such merger, and (iv) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during such Fiscal Quarter and the 3 Fiscal Quarters immediately preceding such Fiscal Quarter.

                  (e) Dissolution. The Lessee shall not, and shall not permit any Subsidiary Guarantor to, wind-up, dissolve or liquidate, except through corporate reorganization to the extent permitted by Section 30(d).

                  (f) Use of Proceeds. The proceeds of Advances by the Lessor will be used to fund the Facility Cost and other obligations expressly provided for herein. Without limiting the generality of the foregoing, no portion of the proceeds of Advances will be used by the Lessee (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, except in a negotiated, consensual transaction (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or (iii) for any purpose in violation of any applicable Governmental Requirement.

                  (g) Compliance with Laws; Payment of Taxes. The Lessee will, and will cause each of its Subsidiaries to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or if failure to comply does not have a Material Adverse Effect. The Lessee will pay, and will cause each of its Subsidiaries to pay, prior to the date on which penalties attach thereto, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against any part of the Facility or against Property of the Lessee or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Lessor, the Lessee will or will cause the relevant Subsidiary, as applicable, to set up reserves in accordance with GAAP.

                  (h) Insurance. The Lessee will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Lessor or the Lessee, as applicable), with financially sound and reputable insurance companies, insurance on such of its property in at least such amounts, and with such deductibles, and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses. The Lessee will deliver or cause to be delivered to the Lessor, promptly upon request of the Lessor, and in any event on January 1st of each calendar year, commencing with the first calendar year commencing after the Closing Date, a report by a firm of independent insurance brokers or consultants chosen by the Lessee and acceptable to the Lessor (a) setting forth the insurance obtained pursuant to Section 14, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of
Section 14, that all premiums then due and payable thereon have been paid and that the same are in full force and effect, that the Lessor has been named as additional insured and loss payee, as its interests may appear, under each such policy, and is not liable for payment of premiums thereunder, that such policies may not be cancelled without at least 30 days prior notice to the Lessor with an opportunity to cure any default thereunder, and (b) certifying that in the opinion of such firm, such insurance complies with the requirements of the Lease and, as to amounts, coverage and provisions, constitutes reasonable and customary coverage against risks customarily insured against which would affect the Facility, or setting forth any recommendations of such independent insurance brokers or consultants as to additional insurance, if any, reasonably required for the protection of the interests of the Lessee and the Lessor in light of available insurance coverage and practice in the business engaged in by the Lessee at the Site. The Lessor shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

                  (i) Change in Fiscal Year. The Lessee will not permit the Parent to change the Parent's Fiscal Year without the consent of the Lessor.

                  (j) Maintenance of Property. The Lessee shall maintain and preserve the Facility in accordance with the requirements of this Lease. The Lessee shall, and cause each Subsidiary to, maintain and preserve all of their respective properties and assets, in good condition, repair and working order, ordinary wear and tear excepted.

                  (k) Environmental Notices. The Lessee shall furnish to the Lessor prompt written notice of all Environmental Liabilities, pending or threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Facility, the Site, any of the Lessee's Properties, any

Properties of any Subsidiary, or any adjacent property, and all facts, events, or conditions actually known to the Lessee that could reasonably be expected to lead to any of the foregoing.

                  (l) Environmental Matters. The Lessee and its Subsidiaries shall not, and shall not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage, or otherwise handle, or ship or transport to or from any of the Facility or Site or the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business or of management or maintenance of the Facility or the Site or the Properties in material compliance with all applicable Environmental Requirements.

                  (m) Environmental Release. The Lessee agrees that upon the occurrence of an Environmental Release, except for any Environmental Release which occurred in substantial compliance with all Environmental Requirements, at or on the Facility or the Site or any of the Properties owned or operated by it or any Material Subsidiary, it will act promptly to determine the extent of, and to take appropriate remedial action to eliminate, any such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  (n) Transactions with Affiliates. Neither the Lessee nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate or any Subsidiary (which Affiliate is not the Lessee or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Lessee than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

                  (o) Further Assurances. The Lessee will, and will cause each of the Guarantors to, cure promptly any defects in the due execution and delivery by it of the Operative Documents. The Lessee at its expense will promptly execute and deliver to the Lessor upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Lessee in the Operative Documents, including this Lease, or to further evidence and more fully describe the Facility or any part thereof or to correct any item that the Lessee and the Lessor agree constitutes an omission or error in the Operative Documents, or more fully to state the existing security obligations set out herein or in any of the Operative Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Operative Documents, or to make any recordings, to file any notices, or obtain any consents, required by the terms of the Operative Documents, all as may be necessary or appropriate in connection therewith.

                  (p) Encroachments. The Facility, when completed, shall be situated wholly within the boundary lines of the Site and shall not encroach upon any contiguous or adjoining Property (other than those parts of the Site for which the Lessee has the right to locate and operate such parts pursuant to use or operating agreements) and the Facility shall not violate any other easements, rights-of-way, licenses or other agreements affecting the Site therefor.

                  (q) Liens, Etc. on the Facility. The Lessee covenants and agrees that it shall not grant, create, assume or suffer to exist, any Liens upon the Facility or any part thereof, other than Permitted Liens.

                  (r) Hart Scott Rodino Act Compliance. The Lessee shall make all necessary filings and notifications under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, if any, and fully comply with the terms of such Act (including any applicable interpretations thereunder) in connection with any purchase or sale of any part of the Facility.

                  (s) [Intentionally Omitted]

                  (t) Investments. Neither the Parent nor any of its Subsidiaries shall make Investments in any Person except:

                            (i) loans or advances to employees not exceeding $500,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;

                            (ii) deposits required by government agencies or public utilities in the ordinary course of business;

                            (iii) Investments made in accordance with the Investment Policy attached hereto as Schedule 30(t) as in effect on the date hereof without giving effect to any modifications thereto and without giving effect to any Investments not expressly permitted by
         Schedule 30(t) that are authorized by the Lessee's Investment Committee or any other Person;

                            (iv) Joint Venture Investments, provided that Non-Guarantor Joint Venture Investments shall not at any time exceed in the aggregate the following percentages of Consolidated Tangible Net Worth during the following periods:

                                                               Maximum Percentage
                                                                 of Consolidated
                                 Period                        Tangible Net Worth
                                 ------                        ------------------

                  From and including the Closing Date                17.5%
                  through and including February 3, 2002

                  From and including February 4, 2002,                 20%
                  through and including February 2, 2003

                  From and including February 3, 2003,               22.5%
                  through and including February 2, 2004

                  At all times on and after February 3, 2004           25%


                            (v) loans and advances to employees and members of the Board of Directors of the Parent in connection with the conversion of the Long Term Incentive Plan of the Parent in an aggregate amount not to exceed $3,000,000; and

                            (vi) Permitted Acquisitions (exclusive of Joint Venture Investments);

provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

                  (u) Limitation on Liens. Neither the Lessee nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset not constituting part of the Facility (Liens on the Facility being restricted by Section 30(q)) now owned or hereafter acquired by it, the Lessee shall not permit any Subsidiary to incur any Debt, except:

                            (i) Liens existing on the date of this Lease securing Debt outstanding on the date of this Lease in an aggregate principal amount not exceeding $1,000,000;

                            (ii) any Lien existing on any specific fixed asset of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

                            (iii) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that (A) such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof, (B) such Lien does not at any time encumber any other Property, and (C) the amount of the Debt secured by such asset is not increased;

                            (iv) any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into the Lessee or a Consolidated Subsidiary and not created in contemplation of such event;

                            (v) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Lessee or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                            (vi) Liens securing Debt owing by any Subsidiary to the Lessee;

                            (vii) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section 30(u), provided that (x) such Debt is not secured by any additional assets, and (y) the amount of such Debt secured by any such Lien is not increased;

                            (viii) Liens incidental to the conduct of the Lessee's business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                            (ix) any Lien on Margin Stock; and

                            (x) Liens not otherwise permitted by the foregoing paragraphs of this Section 30(u) securing Debt (other than indebtedness under this Lease or the other Operative Documents), in an aggregate principal amount at any time outstanding not to exceed 2.5% of Consolidated Tangible Net Worth;

Provided the aggregate amount of Debt secured by Liens permitted by the foregoing paragraphs (i) through (ix) shall at no time exceed an aggregate amount greater than 5% of Consolidated Tangible Net Worth.

                  (v) Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending April 30, 2001, the Fixed Charge Coverage Ratio for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters shall be greater than 1.85 to 1.0.

                  (w) Leverage Ratio. As at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending April 30, 2001, the Consolidated Leverage Ratio shall be less than 2.25 to 1.0.

                  (x) Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than $135,000,000 (the "Minimum Level") plus the sum of 33% of the cumulative Reported Net Income of the Parent and its Consolidated Subsidiaries during any period after April 30, 2001 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (x), any Fiscal Quarter in which the Reported Net Income of the Parent and its Consolidated Subsidiaries is negative; provided that:

                            (i) the Minimum Level shall be reduced by the amount of all goodwill (less goodwill attributable to minority interests) from Permitted Acquisitions that close on or before July 31, 2002, that should appear as such on a consolidated balance sheet of the Parent and its Subsidiaries in accordance with GAAP; provided that the aggregate amount of all such reductions shall not exceed $25,000,000; and

                            (ii) the Minimum Level shall be increased by the amount of each increase in stockholders' equity of the Parent and its Consolidated Subsidiaries as a result of each issuance of Capital Stock or other equity securities by the Parent and its Subsidiaries to the seller(s) pursuant to (and as consideration for) each Permitted Acquisition that closes on or before July 31, 2002 (including, without limitation, each conversion by each such seller of Debt for Capital Stock or other equity securities of the Parent or any Subsidiary).

                  (y) Consolidated Total Liabilities to Consolidated Tangible Net Worth. As at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on April 30, 2001, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth shall not be greater than 0.75 to 1.0.

                  (z) Restricted Payments. The Lessee will not permit the Parent to declare or make any Restricted Payments; provided, however, that the Parent may:

                            (i) repurchase, redeem or otherwise retire for value common stock of the Parent pursuant to a stock repurchase plan duly approved by the Board of Directors of the Parent; and

                            (ii) during any Fiscal Year, the Parent may declare and pay dividends on its common stock in an amount not to exceed 50% of Consolidated Net Income for the immediately preceding Fiscal Year;

provided, further, that after giving effect to the payment of any such Restricted Payment, no Default shall be in existence or be created thereby.

                  (aa) Additional Guarantors. With respect to any new Subsidiary (other than a Consolidated Joint Venture) created or acquired after the Closing Date, the Lessee shall, within 10 Business Days after such creation or acquisition, cause such new Subsidiary (a) to become a party to the Guaranty and the Contribution Agreement by executing and delivering to the Lessor counterparts thereof or joinder agreements with respect thereto, (b) to deliver to the Lessor the certificate specified in Section 28(a)(i) for such Subsidiary with appropriate insertions and attachments, and (c) if requested by the Lessor, to deliver to the Lessor a legal opinion in substantially the form of Exhibit B with respect to such Subsidiary and the Subsidiary Guaranty and Contribution Agreement, from counsel to such Subsidiary reasonably satisfactory to the Lessor.

         Section 31. Miscellaneous

                  (a) Entire Agreement. THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LESSEE AND THE LESSOR AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN LEASE AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  (b) Interpretation. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Lease.

                  (c) Governing Law; Submission to Jurisdiction. (I) THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO RELATING TO THE FACILITY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE

WITH THE LAWS OF THE STATE OF NEW YORK, BUT EXCLUDING ALL CONFLICT-OF-LAWS RULES, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF ILLINOIS MANDATORILY APPLY.

                  (II) THE LESSOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION OR PROCEEDING BY THE LESSOR IN RESPECT OF, BUT ONLY IN RESPECT OF, ANY CLAIMS OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT (SUCH CLAIMS AND CAUSES OF ACTION, COLLECTIVELY, BEING "PERMITTED CLAIMS"), AND THE LESSEE HEREBY IRREVOCABLY AGREES THAT ALL PERMITTED CLAIMS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE LESSEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY AFOREMENTIONED COURT IN RESPECT OF PERMITTED CLAIMS. THE LESSEE HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT TO RECEIVE ON BEHALF OF THE LESSEE AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED BY THE LESSOR IN ANY SUCH ACTION OR PROCEEDING IN ANY AFOREMENTIONED COURT IN RESPECT OF PERMITTED CLAIMS. SUCH SERVICE MAY BE MADE BY DELIVERING A COPY OF SUCH PROCESS TO THE LESSEE BY COURIER AND BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED), FEES AND POSTAGE PREPAID, BOTH (1) IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS AND (2) AT THE LESSEE'S ADDRESS SPECIFIED PURSUANT TO
SECTION 22, AND THE LESSEE HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. THE LESSEE AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  (III) NOTHING IN THIS SECTION 31(C): (1) SHALL AFFECT THE RIGHT OF THE LESSOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY RIGHT OTHERWISE EXISTING OF THE LESSOR TO BRING ANY ACTION OR PROCEEDING AGAINST THE LESSEE OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS OR (2) SHALL BE DEEMED TO BE A GENERAL CONSENT TO JURISDICTION IN ANY PARTICULAR COURT OR A GENERAL WAIVER OF ANY DEFENSE OR A CONSENT TO JURISDICTION OF THE COURTS EXPRESSLY REFERRED TO IN SUBSECTION (A) ABOVE IN ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION OTHER THAN PERMITTED CLAIMS.

                  (d) No Third Party Beneficiaries. Nothing in this Lease, express or implied, shall give to any Person, other than the parties hereto and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Lease including, without limitation, under any provision of this Lease regarding the priority or application of any amounts payable hereunder.

                  (e) Counterparts. This Lease may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Lease by signing any such counterpart.

                  (f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  (g) Invalidity. In the event that any one or more of the provisions contained in this Lease shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Lease.

                  (h) Usury. Notwithstanding anything to the contrary contained in this Lease or any of the Operative Documents, the amounts which the Lessee is obliged to pay pursuant to this Lease and the other Operative Documents, and the amounts which the Lessor is entitled to receive pursuant to this Lease and the other Operative Documents, are subject to the following limitations. It is the intention of the parties hereto that the Lessor shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lessor under laws applicable to the Lessor (including the laws of the United States of America and the state where their respective main offices are located or any other jurisdiction whose laws may be mandatorily applicable to the Lessor notwithstanding the other provisions of this Lease), then, in that event, notwithstanding anything to the contrary in this Lease or in any other Operative Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lessor that is contracted for, taken, reserved, charged or received by the Lessor under this Lease or under any of the other aforesaid Operative Documents or other agreements or otherwise in connection with this Lease shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by the Lessor on the amounts paid by the Lessee, to the extent that the obligations with respect thereto shall have been or would thereby be paid in full, refunded by the Lessor to the Lessee and (ii) in the event that any amounts hereunder become due and payable prior to the regularly scheduled maturity (whether by reason of the occurrence of a Cancellation Event or a Termination Event or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lessor may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Lease or otherwise shall be cancelled automatically by the Lessor as of the date of such prepayment and, if theretofore paid, shall be credited by the Lessor on the amounts payable hereunder (or, to the extent that the amounts payable hereunder shall have been or would thereby be paid in full, refunded by the Lessor to the Lessee). All sums paid or agreed to be paid to the Lessor for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lessor, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Lease until payment in full so that the rate or amount of interest on account of any amounts payable hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of Rent or yield payable to the Lessor on any date shall be computed at the Highest Lawful Rate applicable to the Lessor pursuant to this Section 31(h) and (ii) in respect of any subsequent Rent computation period the amount of Rent otherwise payable to the Lessor would be less than the amount of Rent payable to the Lessor computed at the Highest Lawful Rate applicable to the Lessor, then the amount of Rent payable to the Lessor in respect of such subsequent Rent computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lessor until the total amount of Rent payable to Lessor shall equal the total amount of Rent which would have been payable to the Lessor if the total amount of Rent had been computed without giving effect to this Section 31(h).

                  (i) Time of the Essence. Time is of the essence in connection with the payment of Rent and all other amounts payable hereunder and the performance of the Lessee's other obligations hereunder.

                  (j) Indemnification.

                            (i) The Lessee agrees, in addition to any other indemnity obligations set forth in any Operative Document, to indemnify and save harmless, the Lessor and, on and after the Completion Date, any of its successors and assigns, and its officers, directors, incorporators, shareholders, employees, agents, partners, attorneys, Affiliates and servants (individually an "Indemnified Party" and collectively the "Indemnified Parties", provided that during the Construction Term only the Lessor shall be an Indemnified Party) from and against all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), Judgments, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses and all other expenses incurred in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to (A) any actual or proposed use by the Lessee of the amounts funded as Facility Cost,
         (B) any other aspect of this Lease and the other Operative Documents,
         (C) the operations of the business of the Lessee, (D) the failure of the Lessee or any of its contractors, employees, agents, licensees, representatives or any other Person for whose conduct the Lessee is responsible in connection with this Lease, any Related Contract or under any Operative Document (individually a "Lessee Agent" and collectively, the

         "Lessee Agents") to comply with any Governmental Requirement in connection with the purchase, design, construction, manufacture, engineering, assembly, installation, use, operation or ownership of the Facility or any part thereof, (E) the breach of any representation or warranty set forth herein regarding Environmental Requirements, (F) the failure of the Lessee as agent for the Lessor under the Agency Agreement to pay any amount required to be paid hereunder or to acquire, in the name of and on behalf of the Lessor, good and marketable title to the leasehold interest in the Site pursuant to the Ground Lease and good title to the Improvements and Process Equipment,
         (G) the failure of the Lessee (directly or by any of the Lessee Agents) to perform any obligation herein required to be performed pursuant to Environmental Requirements, or any act or omission which occurred or will occur at any prior or subsequent time, or any condition or state of facts in existence at any prior or subsequent time relating in any way to the Facility the failure of which gives rise to any liability or obligation under any Environmental Requirement or gives rise to any Environmental Damages, (H) the Lessee's ownership and leasing of the Facility or any part hereof pursuant to this Lease, (I) the sale of the Facility either to the Lessee or any other Person pursuant to the provisions of this Lease, (J) all acts or omissions of the Lessee, any Lessee Agent or any Sublessee, (K) any Imposition, Lien, Judgment, tax, or other payment owing in respect of any part of the Facility or which the Lessee is obligated to discharge or pay to any Person, (L) any action or omission of the Lessee or any Lessee Agent pursuant to, or breach of or failure to perform under, the Agency Agreement, (M) any injury to, or death of, any Person, or damage to or loss of Property to the extent not reimbursed by insurance prior to the Indemnified Party having to make any payment in respect thereof, or any other thing occurring on or resulting from activities involving the Facility or any part thereof, (N) the renovation, construction, leasing, subleasing, operation, occupancy, possession, use or non-use by the Lessee (whether in its individual capacity or as Acquisition/Construction Agent for the Lessor) of the Facility or any part thereof, or the condition of the Facility or any part thereof, (O) any Default or Event of Default under this Lease, (P) any act or omission of the Lessee or its agents, contractors, licensees, Sublessees, invitees, representatives, other Lessee Agents or any other Person on or relating to, or in connection with, the ownership, renovation, construction, leasing, subleasing, operation, management, maintenance, occupancy, possession, use, non-use or condition of the Facility or any part thereof, (Q) performance of any labor or services or furnishing of any materials or other Property in respect of the Facility or any part thereof, (R) any permitted contest referred to in Section 13, (S) any claims for patent, trademark, trade name or copyright infringement or (T) any violation by the Lessee of any Operative Document or any Related Contracts or any other contract or agreement to which the Lessee is a party, or of any Insurance Requirement, in each case affecting any Indemnified Party, of the Facility or any part thereof or the ownership, operation, occupancy, possession, use, non-use or condition thereof, in each case regardless of the acts, omissions or negligence of any Indemnified Party, it being the intent of the Lessee to indemnify the Indemnified Parties for their own negligent acts or omissions (other than gross negligence or willful misconduct) in connection with any of the foregoing (collectively, the "Indemnified Risks"); provided, however, that no Indemnified Party shall be entitled to indemnity (or any other payment or reimbursement) for any Indemnified Risks to the extent such Indemnified Risks result from or arise out of one or more of the following: (1) any representation or warranty by such Indemnified Party in the Operative Documents being incorrect; (2) the willful misconduct or gross negligence of such Indemnified Party; (3) the failure on the part of the Lessor to distribute in accordance with this Lease any amounts received and distributable by it hereunder; (4) any claim for economic losses based upon the rate of return under this Lease; (5) for any risks arising from any third-party damage claims unrelated to construction arising from acts or omissions occurring during the Construction Term, other than third-party damage claims caused by or resulting from the Lessee's (or any of the Lessee Agents') own actions or failures to act while in possession or control of the Facility; and (6) for any risks beyond the control of the Lessee during the Construction Term (directly or through the Lessee Agents), including acts of God, casualty losses and condemnations; provided further, that as to any such indemnification arising during the Construction Term (other than from (A) an environmental claim or (B) a Fully Indemnifiable Event), the Lessee's liability therefore shall be limited to such amount as will not cause the liability of the Lessee under this Lease to exceed the Construction Term Recourse Amount.

                            (ii) If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Party, whether such action, proceeding, suit or claim shall be actual or threatened, or in preparation therefor, the Lessee will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Party shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Lessee, the Indemnified Party may assume the defense of such action and the Lessee agrees to reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party. The Lessee may settle any action which it defends hereunder on such terms as it may deem advisable in its sole discretion, subject to its ability promptly to perform in full the terms of such settlement; provided, however, that it may not in connection therewith admit liability or wrongdoing on the part of any Indemnified Party with the prior written consent of such Indemnified Party. No Indemnified Party may seek indemnification or other reimbursement or payment, including attorneys' fees or expenses, from the Lessee for any cause of action, suit, proceeding or claim settled, compromised or in any way disposed of by the Indemnified Party without the Lessee's prior written consent, which will not be unreasonably withheld.

                            (iii) The obligations of the Lessee under this
         Section 31(j) shall survive the expiration or any termination of this Lease (whether by operation of law or otherwise) and the payment of amounts owed by the Lessee under this Lease and the other Operative Documents.

                            (iv) Upon demand for payment by any Indemnified Party of any Indemnified Risks incurred by it for which indemnification is sought, the Lessee shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party, unless and only so long as: (A) the Lessee shall have assumed the defense of such action and is diligently prosecuting the same; (B) the Lessee is financially able to pay all its obligations outstanding and asserted against the Indemnified Party at that time, including the full amount of the Indemnified Risks; and (C) the Lessee has taken all action as may be reasonably necessary to prevent (1) the collection of such Indemnified Risks from, or the assertion of any Lien in respect thereof against, the Indemnified Party; (2) the sale, forfeiture or loss of the Facility or any part thereof during such defense of such action; and (3) the imposition of any civil or criminal liability for failure to pay such Indemnified Risks when due and payable.

                            (v) The Lessee acknowledges and agrees that, subject to the limitations contained in clause (i), its obligations under this
         Section 31(j) are intended to include and extend to any and all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), Judgments, sums paid in settlement of claims, costs and expenses (including, without limitation, response and remediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (1) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any alleged hazardous substance or material containing or alleged to contain hazardous substance at, under, onto, above, within or from the Facility or any part thereof;
         (2) the violation or alleged violation of any Environmental Requirements relating to or in connection with Facility or any part thereof or any acts or omissions thereon or relating thereto; (3) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any Governmental Authority relating to or in connection with the Facility or any part thereof or any acts or omissions thereon or relating thereto; (4) the Lessee's failure to comply with its obligations under Section 7; and (5) any abandonment of any of the Facility or any part thereof by the Lessee.

                            (vi) Without limiting the generality of the foregoing provisions of this Section 31(j), the Lessee agrees to pay or reimburse, promptly upon demand, and protect, indemnify and save harmless, the Lessor, following the occurrence of a Termination Event, from any action by any Sublessee or other owner of an interest in the Facility or any part thereof (other than a Co-Lessee) which causes the Lessor any delay in exercising its remedies, or results in the reduction of the Lessor's remedies hereunder.

                            (vii) In case any action shall be brought against any Indemnified Party in respect of which indemnity may be sought against the Lessee, such Indemnified Party shall promptly notify the Lessee in writing, but the failure to give such prompt notice shall not relieve the Lessee from liability hereunder.

                  (k) Confidentiality. The Lessor agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Lessee to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential), confidential from anyone other than Persons employed or retained by such party who are or are expected to become engaged in evaluating, approving, structuring or administering the Advances or the Operative Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); provided, however, that nothing herein shall prevent the Lessor from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Lessor, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Lessor or its affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Lessor's legal counsel and independent auditors, (vii) to any actual or proposed assignee or participant in all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 31(k); provided that should disclosure of any such confidential information be required by virtue of clause
(ii), (iii) or (v) of the immediately preceding sentence, the Lessor shall, to the extent permitted by law, promptly notify the Lessee of same so as to allow the Lessee to seek a protective order or to take any other appropriate action; provided, further, that the Lessor shall not be required to delay compliance with any directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Lessee to effect any such action.

                  (l) No Waiver; Remedies. No failure on the part of the Lessor to exercise, and no delay in exercising, any right hereunder or under any other Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any other Operative Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  (m) Right of Set-Off. After the occurrence and during the continuance of a Cancellation Event or Termination Event, the Lessor is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lessor to or for the credit or the account of the Lessee against any and all of the obligations of the Lessee now or hereafter existing under this Lease or any other Operative Document, irrespective of whether or not the Lessor shall have made any demand under this Lease or any other Operative Document and although such obligations may be unmatured. The Lessor agrees promptly to notify the Lessee after any such set-off and application made by the Lessor; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lessor under this
Section 31(m) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lessor may have.

                  (n) References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Lease refer to this Lease as a whole, and not to any particular article, section or subsection. Any reference herein to an Article or Section shall be deemed to refer to the applicable Article or Section of this Lease unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

                  (o) Successors; Survival. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of the Lessee under Section 4(b), Section 4(e), Section 27, and Section 31(j) shall survive the repayment of the Rent and all other obligations of the Lessee to the Lessor under this Lease and the other Operative Documents and the termination of the Commitments.

                  (p) Characterization.

                            (i) In order to protect the rights and remedies of the Lessor following a Default, an Event of Default, any other Cancellation Event or a Termination Event, and for the purposes of Federal, state and local income and ad valorem taxes, Title 15, Section 18A of the United States Code (Hart-Scott-Rodino Act), commercial law and Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that (i) this Lease be treated as the repayment and security provisions of a loan by the Lessor to the Lessee in the amount of the Facility Cost, (ii) all payments of Basic Rent, Supplemental Rent, Construction Term Recourse Amount, Permitted Lease Investment Balance, Residual Value Amount and Termination Value be treated as payments of principal, interest and other amounts owing with respect to such loan and (iii) the Lessee be treated as entitled to all benefits of ownership of the Facility or any part thereof. In addition, the parties acknowledge that after payment in full of the Rent and all other obligations of the Lessee to the Lessor under this Lease and the Operative Documents, any remaining proceeds of the Facility shall be distributed to the Lessee.

                            (ii) The Lessee agrees that neither it nor any of its Affiliates (whether or not consolidated or combined returns are filed for any such Affiliate and the Lessee for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income tax treatment set forth in Section 31(p)(i) above, and the Lessee agrees that the Lessee and any such Affiliates will file such returns, maintain such records, take such action and execute such documents (as reasonably requested by the Lessor from time to time) as may be appropriate to facilitate the realization of such intended income tax treatment. The Lessor agrees that neither it nor any affiliate (whether or not consolidated or combined returns are filed for such affiliate and the Lessor for federal, state or local income tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to, the income tax benefits, deductions and/or credits which, pursuant to the intended income tax treatment set forth herein, would otherwise be claimed or claimable by the Lessee, and that it and any such affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Lessee from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income tax treatment, and if any such filing, maintenance, action or execution requested by the Lessee would result in any additional income tax liability payable by it or any affiliate, or could reasonably be expected to result in liability payable by it or any affiliate, unrelated to the intended income tax treatment set forth herein, then the Lessee will provide an indemnity against such unrelated income tax liability satisfactory to the Lessor, in its sole opinion.

                            (iii) The Lessee acknowledges that neither the Lessor, nor any affiliate of Lessor is making any representation, nor is it required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the Facility or the financing thereof, nor is the Lessor or any affiliate thereof responsible, nor will it be responsible in the future, for tax and accounting advice with respect to the Facility or the financing thereof, and the Lessee has had or will have the benefit of the advice of its own independent tax and accounting advisors with respect to such matters.

                  IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    LESSEE:


                                    KRISPY KREME DOUGHNUT CORPORATION


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    Krispy Kreme Doughnut Corporation
                                    370 Knollwood Street
                                    Suite 500
                                    Winston-Salem, North Carolina  27103
                                    Attention: Mr. Randy Casstevens
                                               Secretary and Senior Vice
                                               President
                                    Telecopier: (336) 733-3797
                                    Confirmation: (336) 733-3730

                                    LESSOR:

                                    WACHOVIA CAPITAL INVESTMENTS, INC.
Commitment:
$35,000,000

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Funding Office

                                    Wachovia Capital Investments, Inc.
                                    101 North Cherry Street
                                    Winston-Salem, North Carolina  27102
                                    Attention:  Jonathan Head
                                    Telecopier:  336-735-6061
                                    Confirmation:  336-735-6052

                                                                   SCHEDULE 1(a)

                                  Facility Plan

         The Design-Build Agreement to be executed by the Acquisition/ Construction Agent and The Haskell Company for the construction of the Improvements and all contracts, plans and specifications attached thereto or referred to therein.

                                  SCHEDULE 1(b)

                                  Defined Terms

The following terms shall have the following meanings (all terms defined in the singular to have the same meanings when used in the plural and vice versa):

                  "Acquisition": as to any Person, the acquisition (in a single transaction or a series of related transactions) by such Person of (a) at least 50% of the outstanding Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units or divisions of any other Person.

                  "Acquisition/Construction Agent": Lessee, in its capacity as Acquisition/Construction Agent for the Lessor under the Agency Agreement.

                  "Adjusted LIBO Rate": with respect to any Rental Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable LIBO Rate for such Rental Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

                  "Advance Notice":  as defined in Section 3(b) of the Lease.

                  "Advances": collectively, all Advances of Facility Cost made by the Lessor pursuant to Section 3(a) of the Lease in an aggregate principal amount not to exceed the Commitment; and individually, any such Advance made by any of them, as the context shall require.

                  "Affiliate": with respect to the Lessee, (i) any Person that, directly or indirectly, through one or more intermediaries, controls the Lessee (a "Controlling Person"), (ii) any Person (other than the Lessee or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Lessee owns, directly or indirectly, 20% of more of the common stock or equivalent equity interests. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Agreement": the Acquisition, Agency, Indemnity and Support Agreement, of even date with the Lease, between the Lessor and the Lessee, as the Acquisition/Construction Agent, as amended, restated, supplemented or otherwise modified from time to time.

                  "Applicable Margin": .90%, provided that on and after the first Performance Pricing Determination Date (as defined in the Pricing Schedule) following the Fiscal Quarter ending on July 29, 2001, the Applicable Margin will be determined pursuant to the Pricing Schedule.

                  "Applicable Permit": any Permit that is or may be necessary to own, renovate, construct, install, start-up, test, maintain, modify, expand, remove, operate, lease or use all or any part of the Facility (including, without limitation, the Site or any business conducted on or related to the Facility or the Site) in accordance with the Operative Documents, including, without limitation, those Permits listed in Schedule 28(b), and the failure to obtain or maintain which would have a Material Adverse Effect.

                  "Approved Appraisal": any appraisal, ordered by the Lessor, but at the Lessee's cost, from an appraiser or appraisers reasonably acceptable to the Lessor (it being agreed that Deloitte & Touche is acceptable to the Lessor), which: (i) is satisfactory in form and substance to the Lessor, (ii) reflects the fair market value of the Facility on the Lease Commencement Date,
(iii) reflects the fair market value of the Facility on an "as completed" basis, and (iv) estimates the fair market value of the Facility as of the expiration of the Basic Term.

                  "Authorized Officers": relative to the Lessee or any Guarantor, the officers whose signatures and incumbency shall have been certified to the Lessor in a certificate certified by its Secretary in form and substance satisfactory to the Lessor that are authorized to sign the Operative Documents to which the Lessee or such Guarantor, as applicable, is a party and, until replaced by another Authorized Officer duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with the Operative Documents to which it is a party.

                  "Banking Authority": as defined in Section 27(b) of the Lease.

                  "Bankruptcy Event": the commencement of a case under Title 11 of the United States Code involving the Lessee as the debtor.

                  "Base Rate": for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

                  "Basic Rent": with respect to any Rental Period, the amounts payable as Basic Rent for such Rental Period pursuant to Section 4(a) of the Lease.

                  "Basic Term": with respect to the Lease, and subject to the terms and conditions set forth therein and in the other Operative Documents, the period commencing on the Completion Date and ending on the Lease Termination Date.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law or other government action to close, and (b) with respect to all notices and determinations in connection with Rental Periods, and payments of Basic Rent, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in the London interbank eurodollar market.

                  "Cancellation Date": as defined in Section 15(b) of the Lease.

                  "Cancellation Event": as defined in Section 15(b) of the Lease.

                  "Capitalized Expenses": all acquisition, design and construction costs and all legal, architectural, engineering and other professional fees and expenses, brokerage fees, appraisal fees, environmental assessment fees, title insurance, survey expenses, mortgage recording fees and taxes, intangibles taxes, and other "soft costs" of a nature ordinarily and reasonably incurred in connection with the acquisition, design, engineering, construction, assembly, installation, testing, improvement and completion of property substantially similar to the Facility, (including soft costs previously incurred not to exceed 10% of all Facility Cost), and all of the following accrued prior to the Completion Date: (a) Basic Rent (as defined below), (b) Commitment Fee, Upfront Fee and Administrative Fee (as such terms are defined in the Engagement Letter), (c) Commitment Fees and other fees, and (d) obligations incurred pursuant to Section 27. "Capitalized Expenses" shall not include fixtures, furniture or equipment included in, attached to or otherwise relating to the Site or the Facility, but shall include, without duplication, Advances pursuant to Section 3(d)(ii).

                  "Capital Stock": means any nonredeemable capital stock, membership interests or partnership interests of the Lessee or any Consolidated Subsidiary (to the extent issued to a Person other than the Lessee), whether common or preferred.

                  "Casualty Occurrence": any of the following events with respect to the Facility, which do not constitute a Loss Event: (a) any material loss of the Facility or material loss of use thereof (including a Force Majeure Event), or (ii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any material part of the Facility.

                  "CERCLA": the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. and its implementing regulations and amendments.

                  "CERCLIS": the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change of Control": (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of the voting stock of the Parent; or (ii) as of any date a majority of the Board of Directors of the Parent consists of individuals who were not either (a) directors of the Parent as of the corresponding date of the previous year, (b) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (a), or (c) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (a) and individuals described in clause (b).

                  "Change of Law": as defined in Section 27(b) of the Lease.

                  "Closing Date": April 26, 2001.

                  "Code": the Internal Revenue Code of 1986, as amended, and any successor Federal tax code.

                  "Collateral": as defined in Section 26 of the Lease.

                  "Co-Lessee": as defined in Section 21(b) of the Lease.

                  "Commitment": an amount equal to the Lessor's Commitment set forth on the signature page hereof (or in an assignment executed by the Lessor pursuant to Section 21(d) of the Lease), as it may be increased with the prior written consent of the Lessor or reduced at the request of the Lessee in accordance with Section 3(c) of the Lease.

                  "Commitment Fee": as defined in Section 4(a).

                  "Commitment Fee Rate": .25% per annum.

                  "Completion": the occurrence and satisfaction of all of the events and conditions described on Schedule 1.3 to the Agency Agreement on a single date to the reasonable satisfaction of the Lessor.

                  "Completion Certificate": a certificate of the Acquisition/Construction Agent in substantially the form of Exhibit A to the Agency Agreement, certifying that Completion has occurred.

                  "Completion Costs": at any time the sum of (x) the aggregate amount of Facility Costs (including acquisition costs, except with respect to the Site, and soft costs) expended or incurred as of the time of a Non-Completion Event and which it will be necessary thereafter to expend in order to achieve Completion, plus (y) all Impositions thereon.

                  "Completion Date": the date on which the Lessee, as Acquisition/Construction Agent for the Lessor, delivers the Completion Certificate.

                  "Compliance Certificate": as defined in Section 30(a)(iii) of the Lease.

                  "Consolidated Adjusted EBITDA": the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries, for the relevant fiscal period: (i) Consolidated EBITDA, plus (ii) all payments made by the Parent and its Consolidated Subsidiaries under Synthetic Leases.

                  "Consolidated EBITDA": the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries, for the relevant fiscal period: Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, (a) depreciation and amortization expense; plus (b) Consolidated Interest Expense; plus (c) income tax expense.

                  "Consolidated Fixed Charges": for any fiscal period, the sum of (a) Consolidated Interest Expense for such period, and (b) all payment obligations of the Parent and its Consolidated Subsidiaries for such period under all operating leases and rental agreements (including Synthetic Leases).

                  "Consolidated Interest Expense": for any fiscal period, interest (including the interest component of Synthetic Leases), whether expensed or capitalized, in respect of Debt of the Parent or any of its Consolidated Subsidiaries outstanding during such period.

                  "Consolidated Joint Venture": any Consolidated Subsidiary that is (a) not a Wholly-Owned Subsidiary, and (b) is engaged in Krispy Kreme franchisee or doughnut and bakery store operations.

                  "Consolidated Leverage Ratio": as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Total Debt on such day, to (b) Consolidated Adjusted EBITDA for the period of four Fiscal Quarters ending on such day.

                  "Consolidated Net Income": for any period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding (a) extraordinary items, (b) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries, (c) the income (or deficit) of any Person (other than the Lessor or a Guarantor) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Lessor or a Guarantor in the form of cash dividends or cash distributions, and
(d) the undistributed positive earnings of any Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contract or agreement binding on such Subsidiary (other than under any Operative Document), any constitutive document of such Subsidiary or any Governmental Requirement applicable to such Subsidiary.

                  "Consolidated Operating Profits": for any period, the Operating Profits of the Parent and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary": a Subsidiary, the accounts of which are customarily consolidated with those of the Parent for the purpose of reporting to stockholders of the Parent or, in the case of a recently acquired Subsidiary, the accounts of which would, in accordance with the Parent's regular practice, be so consolidated for that purpose.

                  "Consolidated Tangible Net Worth": at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

                           (a) Any surplus resulting from any write-up of assets subsequent to January 28, 2001;

                           (b) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

                           (c) To the extent not included in (b) of this definition, any amount at which shares of Capital Stock of the Parent appear as an asset on the balance sheet of the Parent and its Consolidated Subsidiaries;

                           (d)      Loans or advances to stockholders,
         directors, officers or employees;

                           (e) To the extent not included in (b) of this definition, deferred expenses; and

                           (f) All minority interests (except minority interests in Unconsolidated Joint Ventures).

                  "Consolidated Total Assets": at any time, the total assets of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP and delivered to the Lessor pursuant to Section 30(a)(i) or (ii) of the Lease.

                  "Consolidated Total Debt": at any date the aggregate principal amount of all Debt (including the principal component of Synthetic Leases) of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "Consolidated Total Liabilities": at any time, the total liabilities of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP and delivered to the Lessor pursuant to Section 30(a)(i) or
(ii) of the Lease.

                  "Construction Term": the period commencing on the Lease Commencement Date and ending on the Completion Date.

                  "Construction Term Recourse Amount": as of any date with respect to the Facility (other than the Site), 89.99% of the GAAP Facility Cost as of such date (after having adjusted GAAP Facility Costs for any Force Majeure Loss as provided in the definition of "Force Majeure Loss" and for the remediation of any Force Majeure Event) minus the sum of (a) any payments previously paid by the Acquisition/Construction Agent which have been future valued to such point in time and (b) the present value of any future payments that the Acquisition/Construction Agent or the Lessee is obligated to make under the Operative Documents but in each case excluding payments that are not required to be included in the calculation of the Lessee's maximum guaranty amount under EITF 97-10.

                  "Contribution Agreement" means that Contribution Agreement of even date herewith in substantially the form of Exhibit E to be executed by each Guarantor, in connection with the Guaranty.

                  "Controlled Group": all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

                  "Debt": at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases, (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (f) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (g) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (h) all Debt of others secured by a Lien on any asset of such Person, even though such Debt is not assumed by such Person, (i) all Debt of others Guaranteed by such Person, (j) the principal portion of all obligations of such Person under Synthetic Leases, and (k) amounts of any reserves for doubtful accounts recorded on the books of such Person for leases, receivables and other accounts sold, factored or otherwise disposed of by such Person; provided, that in no event shall "Debt" include any Factored Receivables Obligations.

                  "Debt Document": as defined in Section 17(a)(ix).

                  "Default": any condition or event that constitutes an Event of Default or that with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate": with respect to any amount payable under the Lease or under any of the other Operative Documents on any day, the sum of 2% plus the Adjusted LIBO Rate.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Engagement Letter": the letter agreement dated March 15, 2001, between the Lessor and the Lessee.

                  "EITF 97-10": EITF Issue 97-10 (Emerging Issues Task Force, Financial Accounting Standards Board 1997).

                  "Environmental Assessment": collectively, a Phase 1 investigation conducted by an independent engineering firm reasonably acceptable to the Lessor in scope and substance satisfactory to the Lessor and in any event satisfying the minimum standards set forth in ASTME 1527-94, and, if recommended in or indicated by the Phase I environmental report, a Phase 2, environmental soil test or other environmental report or reports, reflecting compliance of the Facility in all material respects with all applicable Environmental Requirements.

                  "Environmental Authority": any foreign, federal, state, local or regional Governmental Authority that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations": all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Lessor or any Subsidiary, or for the uses and activities of, on or relating to the Facility, required by any Environmental Requirement.

                  "Environmental Damages": any and all claims, losses, costs, damages, penalties and expenses which are incurred at any prior or subsequent time as a result of the existence or release of Hazardous Materials upon, about or beneath the Facility or migrating or threatening to migrate to or from the Facility, or the existence of a violation of Environmental Requirements pertaining to the Facility, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Facility.

                  "Environmental Judgments and Orders": all Judgments arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a Judgment.

                  "Environmental Liabilities": any liabilities or Liens, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices": notice from any Environmental Authority or by any other Person, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings": any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Release": any actual or threatened release defined in CERCLA or under any state or local environmental law or regulation.

                  "Environmental Requirements": any statute, rule, regulation, ordinance, permit, license administration or judicial decision or order (whether by consent or otherwise) or other requirement of law with respect to: (a) the protection of human health and/or the environment; (b) the existence, handling, use, generation, treatment, storage, packaging, labeling, removal or Environmental Release of Hazardous Materials on, under, about and/or from any real property, including the Facility; and (c) the effects on the environment of any activity now, previously, or hereinafter conducted on any real property, including the Facility. The Environmental Requirements shall include, but not be limited to, the following: CERCLA; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq.; the Toxic Substances Control Act, 15
U.S.C. ss.ss. 2601, et seq.; the Federal Water Pollution Control Act, 33
U.S.C. ss.ss. 1251, et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401, et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651, et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42

U.S.C. ss.ss. 11001, et seq.; the state and local analogies thereto, all as amended or superseded from time to time; and any common-law doctrine, including but not limited to, negligence, nuisance, strict liability, trespass, personal injury, or property damage related to or arising out of the presence, Environmental Release or exposure to a Hazardous Material; and all federal, state and local ordinances, regulations, orders, writs and decrees.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and the regulations promulgated and rulings issued from time to time thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Eurocurrency Liabilities": as defined in Regulation D.

                  "Eurodollar Reserve Percentage": for any day the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on loans made at the LIBO Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Lessor to United States residents). The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default": as defined in Section 17 of the Lease.

                  "Excluded Equipment": all items of equipment not purchased or funded in whole or in part with proceeds of Advances; provided, however, that the term "Excluded Equipment" shall not include:

                           (a) any equipment or other Property included in the definition of "Facility";

                           (b)      any condemnation or insurance proceeds;

                           (c) any equipment or other Property purchased with proceeds of condemnation or insurance proceeds;

                           (d) any equipment or other Property that is a replacement or substitution for (i) equipment or Property purchased in whole or in part with proceeds of Advances or (ii) equipment or other Property described in clause (a) or (c) of this definition.

                  "Facility": the collective reference to (a) the Lessor's leasehold interest in the Site pursuant to the Ground Lease, (b) the Improvements, (c) the Process Equipment, and (d) all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of any of the above. The Facility shall not include Excluded Equipment.

                  "Facility Cost": an aggregate amount equal to the sum of (a) all costs associated with the Lessor's acquisition of title to the Improvements and the Process Equipment and any refinancing thereof, and (b) all Capitalized Expenses to be provided by the Lessor.

                  "Facility Plan": the architectural and engineering plans and specifications for the Facility and list of Facility Plan documents designated as Schedule 1(a) to the Lease in the form furnished to the Lessor, as the same may be amended, supplemented or otherwise modified from time to time with the consent of the Lessor.

                  "Factored Receivables Obligations": any recourse or non-recourse obligation, guarantee or other contractual undertaking of the Parent or any Subsidiary arising in connection with the sale, factoring or other disposition of leases, receivables or other accounts, if such sale, factoring or disposition, whether with or without recourse, is for a fair price (on the basis of the face amount of the respective item, on the basis of the present value or its income stream or on the basis of another arms' length determination) together with the interests of the seller of such lease, receivable or other account in the equipment or other property related to such lease, receivable or other account, and not at a distress sale or other "deep" discount.

                  "Fair Market Sale Value": at any time, with respect to the Facility, the fair market sale value of the Facility at such time as determined by an independent appraisal obtained pursuant to Section 15(c). Such Fair Market Sale Value shall be equal to the sale value of the Facility which would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer-user (other than a Person currently in possession of the Facility and other than a broker or a dealer), which determination shall be made (i) without deduction of any costs or expenses of dismantling of any Process Equipment and moving it to a new location, and (ii) on the assumption that the Facility Equipment is free and clear of all Liens and is in the condition and repair in which it is required to be maintained pursuant to this Lease.

                  "Federal Funds Rate": for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lessor on such day on such transactions, as determined by the Lessor.

                  "Fiscal Quarter": any fiscal quarter of the Parent.

                  "Fiscal Year": any fiscal year of the Parent.

                  "Fixed Charge Coverage Ratio": for any period, the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges.

                  "Force Majeure Event": the occurrence of one or more of the following events during the Construction Term that (a) causes damage to the Facility or delay in the construction of the Improvements or acquisition and installation of the Process Equipment and that occur beyond the direct or indirect control of the Lessee, including in its capacity as the Acquisition/Construction Agent (including any subcontractors or Persons acting as the Lessee's agents), including, without limitation, fire, flood, earthquake, hurricane, cyclone, tornado or other acts of God, civil unrest, insurrection or other acts of the public enemy, and (b) any other events that are beyond the control of the Lessee.

                  "Force Majeure Loss": the loss incurred in connection with a Force Majeure Event measured by the lower of insurance proceeds paid with respect thereto plus the related deductible amount (if any) or the reduction in Fair Market Sales Value of the Property as a result of the Force Majeure Event as set forth in an Approved Appraisal (provided, that insurance proceeds shall be used in such calculation only to the extent the event giving rise to the loss can be remediated for an amount equal to the resulting insurance proceeds plus the deductible), or (b) any other loss or payment obligation arising out of a Force Majeure Event.

                  "Fully Indemnifiable Event": (a) any claims of the Lessor for indemnification losses unrelated to construction arising from any actions or failures to act on the part of the Lessee, as Acquisition/Construction Agent, or the Lessee's agents or subcontractors while in possession or control of the Facility; (b) any act of fraud, misapplication of funds, illegal acts, or willful misconduct on the part of the Lessee or (c) any Bankruptcy Event.

                  "Funded Amount": the aggregate amount of Facility Cost, accrued and unpaid Rent and all other amounts owed by the Lessee to the Lessor pursuant to this Lease or any other Operative Document.

                  "Funding Office": the funding office of the Lessor (or an affiliate of the Lessor) designated for any Advance on the signature pages of the Lease (or in an assignment executed by the Lessor pursuant to Section 21(d) of the Lease) or such other offices of the Lessor (or of an affiliate of the Lessor) as the Lessor may from time to time specify to the Lessee as the office from which its Advances are to be made and maintained.

                  "GAAP": generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with Section 1(c) of the Lease, are to be used in making the calculations for purposes of determining compliance by the Lessee and the Guarantors with the provisions of the Operative Documents applicable thereto.

                  "GAAP Facility Cost": that portion of Facility Cost properly capitalized as "project costs" under GAAP.

                  "Governmental Authority": to include the country, state, county, city and political subdivisions in which any Person or any such Person's property is located or that exercises valid jurisdiction over any such Person or any such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities that exercise valid jurisdiction over any such Person or any such Person's property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Lessee, the Site, the Facility, the Lessor, any Funding Office or any Operative Document.

                  "Governmental Requirement": any law, statute, code, ordinance, order, determination, regulation, Judgment, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Requirements, and occupational, safety and health standards or controls, of any Governmental Authority.

                  "Ground Lease": means that certain Ground Lease of even date herewith between Lessee and Lessor pertaining to the Site, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Guarantee": with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Guarantor": the Parent, any Subsidiary Guarantor or any other Person that guaranties the payment of the obligations of the Lessee under the Operative Documents upon terms and conditions satisfactory to the Lessor.

                  "Hazardous Materials": to include, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable federal, state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time, or (e) any toxic or hazardous materials, wastes, polychlorinated biphenyls ("PCBs"), lead-containing materials, asbestos or asbestos-containing materials, urea formaldehyde, radioactive materials, pesticides, the discharge of sewage or effluent, or any other materials or substances defined as or included in the definition of "hazardous materials," "hazardous waste," "contaminants" or similar terms under any Environmental Requirement.

                  "Highest Lawful Rate": with respect to the Lessor, the maximum non-usurious Rent rate that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any amounts owing hereunder under laws applicable to the Lessor which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious Rent rate than applicable laws now allow.

                  "Impositions": without duplication, as to any Person, (a) all Taxes, assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) that, at any time prior or subsequent to the Closing Date, are imposed or levied upon or assessed against or may be or constitute a Lien upon such Person or such Person's Property, or that arise in respect of the ownership, operation, occupancy, possession, use, non-use, condition, leasing or subleasing of such Person's Property; (b) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about such Person's Property; (c) payments required in lieu of any of the foregoing; but excluding any penalties or fines imposed on the Lessor for violation by it of any banking laws or securities law; and (d) any and all taxes, recording fees and other charges (including penalties and interest) relating to or arising out of the execution, delivery or recording of any of the Operative Documents for the amounts evidenced, secured or referred to be paid thereby, including without limitation, documentary stamp taxes, intangible taxes, recording fees and sales and rent taxes.

                  "Improvements": collectively, the facility to be constructed on the Site and certain improvements and enhancements to the foregoing in accordance with the Facility Plan, together with all accessions thereto and replacements thereof, and together with all accessories, equipment, parts and devices necessary to achieve Completion, and all fixtures now or hereafter included in or attached to the Site, the facility and such enhancements and improvements and modifications, but excluding the Site and Process Equipment.

                  "Income Available for Fixed Charges": for any period means the sum of (i) Consolidated Net Income (before tax expense), and (ii) Consolidated Fixed Charges, all determined with respect to the Parent and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

                  "Indemnified Party": as defined in Section 31(j)(i) of the Lease.

                  "Indemnified Risks": as defined in Section 31(j)(i) of the Lease.

                  "Initial Funding Date": the Closing Date, or such later date on which the conditions precedent set forth in Sections 28(a) and (b) of the Lease have been satisfied.

                  "Insurance Requirements": all terms of any insurance policy (including, without limitation, casualty and general liability) covering or applicable to the Facility or any part thereof maintained in accordance with
Section 14 of the Lease, and all requirements of the issuer of any such policy.

                  "Investment": in any Person means any loan or advance to such Person, any purchase or other acquisition of any Capital Stock or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation, and any arrangement pursuant to which the investor incurs Debt of the type referred to in clause (i) of the definition of "Debt" in respect of such Person.

                  "Joint Venture Investments": at any date, an amount equal to the sum of (a) all amounts that would be, in conformity with GAAP, set forth opposite the caption "Investment in unconsolidated joint ventures" (or any like caption) on a consolidated balance sheet of the Parent and its Consolidated Subsidiaries, and (b) the aggregate value, determined in accordance with GAAP, of all Investments by the Parent and its Consolidated Subsidiaries in Consolidated Joint Ventures.

                  "Judgment": any judgment, decree, writ, order, determination, injunction, rule or other requirement of any arbitrator or any court, tribunal or other direction or requirement of court, tribunal or other Governmental Authority.

                  "Lease": the Lease Agreement to which this Schedule 1(b) is attached (as the same may be amended, modified or supplemented from time to time, between the Lessee and the Lessor.

                  "Lease Commencement Date": the Closing Date.

                  "Lease Term": the period of time commencing on the Lease Commencement Date and ending on the Lease Termination Date.

                  "Lease Termination Date": the earlier to occur of (a) the Cancellation Date, (b) the date of termination of this Lease as a result of a Termination Event and (c) the Scheduled Lease Termination Date.

                  "Lessee": as defined in the initial paragraph of the Lease.

                  "Lessor": as defined in the initial paragraph of the Lease.

                  "LIBO Rate": with respect to any Basic Rent for the applicable Rental Period therefor, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the amount of such Basic Rent offered for a term comparable to such Rental Period, which rates appear on Telerage Page 3750 as of 11:00 A.M., London time, 2 Business Days prior to the first day of such Rental Period, provided that (i) if more than one such offered rate appears on Dow Jones Markets, Inc. Page 3750, the "LIBO Rate" will be the arithmetic average of such offered rates; (ii) if no such offered rates appear on such page, the "LIBO Rate" for such Rental Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Lessee, at approximately 10:00 A.M., New York City time, 2 Business Days prior to the first day of such Rental Period, for deposits in Dollars offered to leading European banks for a period comparable to such Rental Period in an amount comparable to the amount of such Basic Rent.

                  "Lien": with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this definition, the Lessee or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Limited Recourse Default" has the meaning specified in
Section 17(a).

                  "Loss Event": any of the following events in respect of the
Facility: (a) the total loss of the Facility or the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair, rendition of the Facility permanently unfit for normal use for any reason whatsoever or any other Force Majeure Event; (b) any damage to the Facility which results in an insurance settlement with respect to the Facility on the basis of a total loss;
(c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, all or substantially all of the Facility including, but not limited to, a permanent taking by eminent domain of such scope that the untaken portion of the Facility is insufficient to permit the restoration of the Facility for continued use in the Lessee's business or that causes the remaining portion of the Facility to be incapable of being restored to a condition that would permit the remaining portion of the Facility (without the portion of the Facility taken by eminent domain) to continue to have the capacity and functional ability to perform on a continuing basis (subject to normal interruptions in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the function for which the Facility (as a whole) was designed as specified in the Facility Plan or a temporary taking of such nature for a period exceeding 180 consecutive days; or
(d) the occurrence of any event or the discovery of any condition in, on, beneath or involving the Facility or any part thereof (including, but not limited to the presence of hazardous substances or the violation of any applicable Environmental Requirement) that would have a material adverse effect on the use, occupancy, possession, condition, value or operation of the Facility or any part thereof, which event or condition requires remediation (A) the cost of which is anticipated, in the opinion of the Lessor, in consultation with an independent environmental engineering firm, to exceed 15% of the Termination Value, and (B) that could not reasonably be expected to be completed substantially in its entirety prior to the date that is 30 days prior to the then-applicable Scheduled Lease Termination Date or is not actually completed substantially in its entirety on or before the date that is 30 days prior to the then-applicable Scheduled Lease Termination Date.

                  "Margin Stock": "margin stock" as defined in Regulations U.

                  "Material Adverse Effect": with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, or properties of the Lessee and its Consolidated Subsidiaries taken as a whole, (b) the rights, powers and remedies of the Lessor under the Operative Documents, or the ability of the Lessee (in its capacity as such or in its capacity as Acquisition/Construction Agent) to perform its respective obligations under the Operative Documents to which it is a party, as applicable, (c) the legality, validity or enforceability of any Operative Document, or (d) the use, occupancy, possession, condition, value or operation of the Facility.

                  "Material Subsidiary": as of each date of determination, any Consolidated Subsidiary (i) whose consolidated total assets exceed 5% of Consolidated Total Assets or (ii) whose consolidated total revenues exceed 5% of the consolidated revenues of the Parent and its Consolidated Subsidiaries determined in accordance with GAAP as of the last day of the Fiscal Quarter of the Parent most recently ended as of such date of determination and for which financial statements have been delivered to the Lessor pursuant to Section 30(a)(i) and (ii) of the Lease.

                  "Maximum Residual Percentage": as of any date of determination, with respect to the Facility, a percentage to be determined as being the maximum percentage in order for the Lease to be classified as an operating lease in accordance with GAAP.

                  "Mortgage": as defined in Section 26 of the Lease.

                  "Multiemployer Plan": has the meaning set forth in Section 4001(a)(3) of ERISA.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "Non-Completion Event": the occurrence of an Event of Default under Section 17(a)(xiii).

                  "Non-Guarantor Joint Venture Investments": Joint Venture Investments in Persons that are not Guarantors.

                  "Operating Profits": as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

                  "Operative Documents": collectively, the Lease, the Ground Lease, the Agency Agreement, the Parent Guaranty, the Subsidiary Guaranty, the Contribution Agreement, and any and all other agreements or instruments now or hereafter executed and delivered, or required to be executed and delivered, by the Lessor, any Guarantor or the Lessee in connection with the Lease or the Agency Agreement, as such agreements or instruments may be amended, supplemented, renewed, extended, increased or otherwise modified from time to time.

                  "Other Transaction Expenses": as defined in Section 15(f)(i) of the Lease.

                  "Parent Guaranty": the Guaranty Agreement of even date herewith in substantially the form of Exhibit F to be executed by the Parent.

                  "PBGC": the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permit": any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority or other Person.

                  "Permitted Acquisition": any Acquisition, provided that (a) the Person being acquired in such Acquisition is engaged in the same or substantially the same line or lines of business, or in a business reasonably related to such line or lines of business, as the Lessee as of the Closing Date,
(b) the Lessee satisfies, and will continue to satisfy, after giving effect (on a pro forma basis) to such Acquisition and any Debt incurred in connection therewith, the financial covenants set forth in Sections 30(v), (w), (x) and (y) through the Scheduled Lease Termination Date as set forth in a certificate of an Authorized Officer delivered to the Lessor at least five Business Days prior to the consummation of such Acquisition (provided, that no such certificate shall be required prior to the consummation of such Acquisition if the Lessee's aggregate consideration for such Acquisition constitutes less than 10% of Consolidated Tangible Net Worth), (c) such Acquisition is approved by the Board of Directors (or a majority of holders of the Capital Stock of such Person) of the Person whose assets or Capital Stock are being acquired pursuant to such Acquisition, and (d) no Default has then occurred and is continuing or would result therefrom.

                  "Permitted Insurers": insurers with ratings of A or better and Class VIII or better according to Best's Insurance Reports, or other insurers acceptable to the Lessor.

                  "Permitted Lease Investment Balance": the Termination Value minus any Force Majeure Loss, plus the amount of insurance proceeds applied towards the remediation of such loss.

                  "Permitted Liens": (i) with respect to any Property other than the Lease or the Facility, any of the Liens permitted by the terms of Section 30(u) of the Lease, and (ii) with respect to the Facility or any Property included in or comprising the Facility or any part thereof, any of the following:

                           (a)      rights reserved to or vested in any
         Governmental Authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting the Facility to
         (1) terminate, or take any other action which has the effect of modifying, such right, power, franchise, grant, license, permit or provision of law, provided that such termination or other action, when taken, shall not have resulted in a Loss Event and shall not have had a Material Adverse Effect, or (2) purchase, condemn, appropriate or recapture, or designate a purchaser of, the Facility;

                           (b) any Liens thereon for Impositions or Taxes and any Liens of mechanics, materialmen and laborers for work or services performed or materials furnished which (1) are not overdue, or
         (2) are being contested in good faith in the manner described in
         Section 13 of the Lease;

                           (c) Liens of mechanics, materialmen and laborers for work or services performed or materials furnished (1) existing during the Construction Term and (2) arising pursuant to the Operative Documents in accordance with the Facility Plan;

                           (d)      rights reserved to or vested in any
         Governmental Authority to control or regulate the use of such Property or to use the Facility in any manner;

                           (e) in the case of the Site, encumbrances, easements, and other similar rights existing on the Closing Date the existence or exercise of which do not have a Material Adverse Effect; and

                           (f) any Liens created in favor of the Lessor under this Lease or any of the other Operative Documents and any financing statements filed in connection therewith.

                  "Permitted Use": with respect to the Facility, the occupation and use of the Site and the Improvements as a mix and distribution facility in compliance with all applicable Governmental Requirements and Insurance Requirements.

                  "Person": an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or other Governmental Authority.

                  "Plan": at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Pricing Schedule": the Pricing Schedule attached as Schedule 4(a) to the Lease.

                  "Prime Rate": that rate of interest so denominated and set by Wachovia Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia Bank, and is set by Wachovia Bank as a general reference rate of interest, taking into account such factors as Wachovia Bank may deem appropriate, it being understood that many of Wachovia Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wachovia Bank may make various commercial or other loans at rates of interest having no relationship to such rate.

                  "Process Equipment": equipment used for the blending, processing and packaging of mix for doughnut and bakery products and for the grinding and finishing of sugar, and equipment used for the racking and storage of mix, sugar, shortening and other items necessary for the operation of a doughnut shop, including without limitation, the equipment described on Schedule 1(c).

                  "Property": any kind of property or asset, whether real, personal or mixed, or tangible or intangible, and any interest therein.

                  "Purchase Option": the right of the Lessee to purchase the Facility pursuant to Section 15(a)(ii)(A) or Section 15(b)(ii).

                  "Redeemable Preferred Stock": of any Person means any preferred stock issued by such Person which is at any time prior to the Scheduled Lease Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Regulation A" Regulation A of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation T": Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Related Contract": any agreement, contract, bill of sale, receipt or Vendor's warranty relating to or for the purchase, acquisition, design, engineering, testing, manufacture, renovation, assembly, construction or installation of the Facility or any part thereof or the provision of enhancements and improvements to the Facility, or otherwise in connection with the acquisition, ownership, use, operation or sale or other disposition of the Facility, made, entered into or received by the Acquisition/Construction Agent on behalf of the Lessor pursuant to the Agency Agreement with or from one or more Vendors or other Persons.

                  "Rent":  Basic Rent and Supplemental Rent, collectively.

                  "Rental Period": the period beginning on the Lease Commencement Date and ending on the first Rent Payment Date occurring after the Lease Commencement Date and, thereafter, each subsequent period commencing on each Rent Payment Date and ending on the next Rent Payment Date or on the Lease Termination Date.

                  "Rent Payment Date": the 18th day of each calendar month, commencing on the first such date following the Closing Date, and the Lease Termination Date.

                  "Repair Option" has the meaning specified in Section 14(b).

                  "Reported Net Income": for any period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis.

                  "Residual Value Amount": an amount, for the Facility, calculated as of the Completion Date, equal to (i) the product of (x) GAAP Facility Cost multiplied by (y) the Maximum Residual Percentage for the Facility minus (ii) the future value, as of the Scheduled Lease Termination Date, of the sum of any payments the Acquisition/Construction Agent is obligated to make during the Construction Term other than for Fully Indemnifiable Events.

                  "Restoration Account": the interest bearing account maintained with the Lessor pursuant to Section 14(e) of the Lease and styled the "Restoration Account".

                  "Restricted Payment": (i) any dividend or other distribution on any shares of the Lessee's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Lessee's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Lessee's Capital Stock.

                  "Sale Option": the right of the Lessee to sell the Facility pursuant to Section 15(a)(ii)(B)(2) or Section 15(b)(ii), as applicable, and
Section 15(c).

                  "Secured Amount": as defined in Section 26 of the Lease.

                  "Scheduled Lease Termination Date": the date that is 5 years after the Completion Date or such later date to which it may be extended subject and pursuant to the provisions of Section 2(b) of the Lease.

                  "Secured Party": as defined in Section 26 of the Lease.

                  "Site": as defined in the Recitals to the Lease.

                  "Soil Test Reports": soil test reports as to soil borings on the Site by a soil testing firm satisfactory to the Lessor and including (a) the number and location of such borings shall be in accordance with the recommendations of the soil testing firm and also satisfactory to the Lessor and
(b) the recommendations of the soil testing firm as to the preparation of the soil needed to adequately support the Facility.

                  "Stockholders' Equity": at any time, the shareholders' equity of the Parent and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Parent or any of its Consolidated Subsidiaries. shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                  "Sublessee": as defined in Section 21(c) of the Lease.

                  "Subsidiary": any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Lease shall refer to a Subsidiary or Subsidiaries of the Parent.

                  "Subsidiary Guarantor": each Subsidiary that is a guarantor under the Subsidiary Guaranty.

                  "Subsidiary Guaranty": the Guaranty Agreement of even date herewith in substantially the form of Exhibit D to be executed by each Subsidiary Guarantor.

                  "Supplemental Rent": as defined in Section 4(b) of the Lease.

                  "Support Expenses": as defined in Section 3.2(k) of the Agency Agreement.

                  "Survey": a current ALTA-ACSM survey of the Site and any existing improvements from a registered surveyor in form and substance satisfactory to the Lessor, and containing such certifications as the Lessor may request.

                  "Synthetic Lease": any synthetic lease, tax retention operating lease, or off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an operating lease pursuant to GAAP.

                  "Taxes": as defined in Section 4(e) of the Lease.

                  "Termination Event": as defined in Section 15(a) of the Lease.

                  "Termination Value": at any time of determination, an amount equal to the sum of: (i) the excess of (a) the aggregate Facility Cost over (b) the sum of any prepayments of Facility Cost theretofore made to the Lessor; plus
(ii) all accrued, unpaid fees, Basic Rent and Supplemental Rent; plus (iii) without duplication, all unpaid Impositions payable in connection with the exercise of the Purchase Option; plus (iv) if Completion has not occurred, all Completion Costs; plus (v) all other amounts owing by the Lessee under the Operative Documents.

                  "Third Party": any Person other than (a) the Lessor, (b) the Lessee or (c) any Affiliate of either of them.

                  "UCC": the Uniform Commercial Code as enacted in the State of New York and any other jurisdiction whose laws may be mandatorily applicable.

                  "Unconsolidated Joint Venture": any Person (other than the Parent or a Consolidated Subsidiary) (a) in which the Parent and/or any of its Consolidated Subsidiaries has made an Investment, and (b) that develops and owns Krispy Kreme doughnut and bakery stores.

                  "Vendor": any designer, supplier, manufacturer or installer of, or provider of Property or services with respect to, the Facility or any Property included therein or any part thereof.

                  "WCI": as defined in the initial paragraph of the Lease.

                  "Wachovia Bank": Wachovia Bank, N.A., a national banking association, in its individual capacity, and its successors.

                  "Wholly Owned Subsidiary": any Subsidiary all of the shares of Capital Stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Parent.

                                 SCHEDULE 1(c)

                           List of Process Equipment

                                   UNLOADING
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
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                                                            ORDER #
                                                            VENDOR/    DEL            BUDGET  ACTUAL            ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                      PO#      SCH    COST     COST    COST      VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
                          FLOUR UNLOADING & STORAGE

TK                      Flour silo 14 ft diameter, 215,000
            1010        pounds capacity                                       $49,279         INCREMENTAL       2500
TK                      Flour silo 14 ft diameter, 215,000
            1020        pounds capacity                                       $49,279         COST              2500
TK                      Flour silo 14 ft diameter, 215,000
            1030        pounds capacity                                       $49,279         PRESSURE          2500
TK                      Flour silo 14 ft diameter, 215,000
            1040        pounds capacity                                       $49,279         SIFTERS           2500
TK                      Flour silo 14 ft diameter, 215,000
            1050        pounds capacity                                       $49,279                           2500
TK                      Flour silo 14 ft diameter, 215,000
            1060        pounds capacity                                       $49,279                           2500
TK                      Flour silo 14 ft diameter, 215,000
            1070        pounds capacity                                       $49,279                           2500
TK                      Flour silo 14 ft diameter, 215,000
            1080        pounds capacity                                       $49,279                           2500

                        Air Vents Silos - 8 12 inch dia
                        Pick Up Pans - 8 silos
BV          1017        12" Automatic Butterfly Valve                          $3,759
BV          1027        12" Automatic Butterfly Valve                          $3,759
BV          1037        12" Automatic Butterfly Valve                          $3,759
BV          1047        12" Automatic Butterfly Valve                          $3,759
BV          1057        12" Automatic Butterfly Valve                          $3,759
BV          1067        12" Automatic Butterfly Valve                          $3,759
BV          1077        12" Automatic Butterfly Valve                          $3,759
BV          1087        12" Automatic Butterfly Valve                          $3,759
AD          1018        Air Slide for TK 1010                                  $7,875
AD          1028        Air Slide for TK 1020                                  $7,875
AD          1038        Air Slide for TK 1030                                  $7,875
AD          1048        Air Slide for TK 1040                                  $7,875
AD          1058        Air Slide for TK 1050                                  $7,875
AD          1068        Air Slide for TK 1060                                  $7,875
AD          1078        Air Slide for TK 1070                                  $7,875
AD          1088        Air Slide for TK 1080                                  $7,875
                        Vacuum Receiver Stainless with collector
TK          1150        bags                                                  $25,221
E           1140        Rail Car Unloader                                     $13,230
DC          1012        Silo Dust Collector                                   $16,950
DC          1022        Silo Dust Collector                                   $16,950
DC          1032        Silo Dust Collector                                   $16,950
DC          1042        Silo Dust Collector                                   $16,950
DC          1052        Silo Dust Collector                                   $16,950
DC          1062        Silo Dust Collector                                   $16,950
DC          1072        Silo Dust Collector                                   $16,950
DC          1082        Silo Dust Collector                                   $16,950
F           1011        Silo Dust Collector Fan                                $2,000
F           1021        Silo Dust Collector Fan                                $2,000
F           1031        Silo Dust Collector Fan                                $2,000
F           1041        Silo Dust Collector Fan                                $2,000
F           1051        Silo Dust Collector Fan                                $2,000
F           1061        Silo Dust Collector Fan                                $2,000
F           1071        Silo Dust Collector Fan                                $2,000
F           1081        Silo Dust Collector Fan                                $2,000
RV          1019        Rotary Valve Flour, 12 inch valve                      $8,896
RV          1029        Rotary Valve Flour, 12 inch valve                      $8,896
RV          1039        Rotary Valve Flour, 12 inch valve                      $8,896
RV          1049        Rotary Valve Flour, 12 inch valve                      $8,896
RV          1059        Rotary Valve Flour, 12 inch valve                      $8,896


------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------

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
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                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
RV       1069    Rotary Valve Flour, 12 inch valve                             $8,896
RV       1079    Rotary Valve Flour, 12 inch valve                             $8,896
RV       1089    Rotary Valve Flour, 12 inch valve                             $8,896
                 Rotary Valve Flour, 12 inch valve, with
RV       1099    pickup pan                                                   $10,733           *
                 Rotary Valve Flour, 12 inch valve, with pick up
RV       1109    pans and airlock hopper                                      $12,854           *
                 Rotary Valve Flour, 14 inch valve, with pick-
RV       1159    up pans and airlock hopper                                   $17,123           *
RV       1200    Two position Tunnel Divert - 6"                               $9,870
RV       1201    Two position Tunnel Divert - 6"                               $9,870
RV       1202    Two position Tunnel Divert - 6"                               $9,870
RV       1203    Two position Tunnel Divert - 6"                               $9,870
RV       1206    Two position Tunnel Divert - 6"                               $9,870
RV       1207    Two position Tunnel Divert - 6"                               $9,870
RV       1208    Two position Tunnel Divert - 6"                               $9,870
RV       1209    Two position Tunnel Divert - 6"                               $9,870
RV       1219    Two position Tunnel Divert - 6"                               $9,870
RV       1229    Two position Tunnel Divert - 6"                               $9,870
M        1160    Bullet Magnets                                                $7,035
M        1161    Bullet Magnets                                                $7,035
GR       1110    Entoleter                                                    $16,546
GR       1130    Entoleter                                                    $16,546
BL       1001    Air Slide Blower                                              $5,565           *
BL       1002    Vacuum Blower                                                $15,225           *
BL       1003    Transfer Blower Package - Rail Unloading                     $16,800           *
BL       1007    Transfer Blower Package - Trucking Unloading                 $13,188
BL       1006    Transfer Blower Package - Material Transfer                  $12,233
BL       1008    Transfer Blower Package - Material Transfer                  $12,233
                 Great Western Sifter, Model 711 with outlet
SI       1100    stubes and guards                                            $30,506                              4500
                 Great Western Sifter, Model 711 with outlet
SI       1120    stubes and guards                                            $30,506                              4500
                 Press element and transmitter, air line, 0 to 25
PE/PT    1003    psig                                                          $1,575
                 Press element and transmitter, air line, 0 to 25
PE/PT    1004    psig                                                          $1,575
                 Press element and transmitter, air line, 0 to 25
PE/PT    1005    psig                                                          $1,575
                 Press element and transmitter, air line, 0 to 25
PE/PT    1006    psig                                                          $1,575
                 Press element and transmitter, air line, 0 to 25
PE/PT    1007    psig                                                          $1,575
                 Press element and transmitter, air line, 0 to 25
PE/PT    1008    psig                                                          $1,575
                 Press/Vac element and transmitter, air line
PE/PT    1002    20" Hg Vac to 5 psi                                           $1,575
LE/LT    1013    Level Probe - Silo                                            $4,034
LE/LT    1023    Level Probe - Silo                                            $4,034
LE/LT    1033    Level Probe - Silo                                            $4,034
LE/LT    1043    Level Probe - Silo                                            $4,034
LE/LT    1053    Level Probe - Silo                                            $4,034
LE/LT    1063    Level Probe - Silo                                            $4,034
LE/LT    1073    Level Probe - Silo                                            $4,034
LE/LT    1083    Level Probe - Silo                                            $4,034
                 Roto-Bin dicator top mount with 4 vane
LS       1014    paddle                                                          $389

------------------------------------------------------------------------------------------------------------
                                            CASH PAYMENT SCHEDULE
------------------------------------------------------------------------------------------------------------
Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------


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
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                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
LS          1015  Auto-Bin Dicator Diaphragm Switch                             $299
                  Roto-Bin-Dicator top mount with 4 vane
LS          1024  paddle                                                        $389
LS          1025  Auto-Bin-Dicator Diaphragm Switch                             $299
LS          1035  Auto-Bin Dicator Diaphragm Switch                             $299
                  Roto-Bin-Dicator top mount with 4 vane
LS          1034  paddle                                                        $389
LS          1045  Auto-Bin Dicator Diaphragm Switch                             $299
                  Roto-Bin-Dicator top mount with 4 vane
LS          1044  paddle                                                        $389
                  Roto-Bin-Dicator top mount with 4 vane
LS          1054  paddle                                                        $389
LS          1055  Auto-Bin-Dicator Diaphragm Switch                             $299
                  Roto-Bin-Dicator top mount with 4 vane
LS          1064  paddle                                                        $389
LS          1065  Auto-Bin-Dicator Diaphragm Switch                             $299
LS          1075  Auto-Bin-Dicator Diaphragm Switch                             $299
                  Roto-Bin-Dicator top mount with 4 vane
LS          1074  paddle                                                        $389
LS          1085  Auto-Bin-Dicator Diaphragm Switch                             $299
                  Roto-Bin-Dicator top mount with 4 vane
LS          1084  paddle                                                        $389
LS          2164  Auto-Bin-Dicator Diaphragm Switch                             $389
                  Roto-Bin-Dicator top mount with 4 vane
LS          2165  paddle                                                        $389
                  Roto-Bin-Dicator top mount with 4 vane
LS          2175  paddle                                                        $389
XS          1012  Broken Bag Detector                                         $2,048
XS          1022  Broken Bag Detector                                         $2,048
XS          1032  Broken Bag Detector                                         $2,048
XS          1042  Broken Bag Detector                                         $2,048
XS          1052  Broken Bag Detector                                         $2,048
XS          1062  Broken Bag Detector                                         $2,048
XS          1072  Broken Bag Detector                                         $2,048
XS          1082  Broken Bag Detector                                         $2,048
SV          1016  Solenoid Air Spargers for silos                               $588
SV          1026  Solenoid Air Spargers for silos                               $588
SV          1036  Solenoid Air Spargers for silos                               $588
SV          1046  Solenoid Air Spargers for silos                               $588
SV          1056  Solenoid Air Spargers for silos                               $588
SV          1066  Solenoid Air Spargers for silos                               $588
SV          1076  Solenoid Air Spargers for silos                               $588
SV          1086  Solenoid Air Spargers for silos                               $588


                  FLOUR UNLOADING & STORAGE
                  SUBTOTAL                                                $1,142,404           SUBTOTAL        $29,000

                    INGREDIENT UNLOADING & STORAGE
                  Dextrose Silo 12 ft diameter, 213,000 pounds
TK          2110  capacity                                                     44218                              2500
                  Dextrose Silo 12 ft diameter, 213,000 pounds
TK          2120  capacity                                                     44218                              2500
                  Corn Starch Silo 10 ft diameter, 160,000
TK          2130  pounds capacity                                              41488
                  Salt Silo 10 ft diameter, 180,000 pounds
TK          2140  capacity                                                     42394

------------------------------------------------------------------------------------------------------------
                                            CASH PAYMENT SCHEDULE
------------------------------------------------------------------------------------------------------------
Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------


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
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                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX  TAG                  DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
              Soy Flour Silo 10 ft diameter, 160,000 pounds
  TK    2150  capacity                                                          41488
              Vents - 4 silos - 10 inch
              Vent - 1 silo - 6 inch
              Pick up pans - 4 silos - 10" RV to 5"+C254
              pipe
              Pick up pans - 1 silo - 6" RV to 6" Pipe
  LB    2118  Dextrose Silo live bottom                                         13945
  LB    2128  Dextrose Silo live bottom                                         13945
  EQ    2120  Delumpers
  EQ    2130  Delumpers
  LB    2148  Salt Silo live bottom                                             13945
  LB    2158  Soy Flour Silo live bottom                                        13945
  DC    2112  Silo Dust Collector                                               16950
  DC    2122  Silo Dust Collector                                               16950
  DC    2132  Silo Dust Collector                                               16950
  DC    2142  Silo Dust Collector                                               16950
  DC    2152  Silo Dust Collector                                               16950
  F     2111  Dust Collector Fan                                                 2000
  F     2121  Dust Collector Fan                                                 2000
  F     2131  Dust Collector Fan                                                 2000
  F     2141  Dust Collector Fan                                                 2000
  F     2151  Dust Collector Fan                                                 2000
              Vacuum Receiver Stainless with collector
  TK    2160  bags                                                              25221
  E     2200  Rail Car Unloader                                                 13230
              Great Western Sifter, Model 711 with outlet
  SI    2220  stubs and guards                                                  30506
              Great Western Sifter, Model 711 with outlet
  SI    2230  stubs and guards                                                  30506               *           4,500
              Great Western Sifter, Model 711 with outlet
  SI    2240  stubs and guards                                                  30506               *
              Great Western Sifter, Model 711 with outlet
  SI    2250  stubs and guards                                                  30506               *
  YV    2286  Three position Divert - 5"                                         9870               *
  YV    2335  Two position Tunnel Divert - 6"                                    9870               *
  YV    2365  Two position Tunnel Divert - 6"                                    9870               *
  YV    2375  Two position Tunnel Divert - 6"                                    9870               *
  YV    2385  Two position Tunnel Divert - 6"                                    9870               *
  YV    2395  Two position Tunnel Divert - 6"                                    9870               *
  YV    2405  Two position Tunnel Divert - 6"                                    9870               *
  YV    2415  Two position Tunnel Divert - 6"                                    9870
  M     2210  Bullet Magnets - 6"                                                5670
  M     2211  Bullet Magnets - 6"                                                5670
  M     2212  Bullet Magnets - 5"                                                5670
  M     2213  Bullet Magnets - 5"
  M     2214  Bullet Magnets - 5"
  AD    2138  Air Slide for TK 2130 - Corn Starch                               13230
  BL    2010  Air Slide Blower                                            *      7140
  BL    2020  Vacuum Blower                                               *     15225
  BL    2030  Transfer Blower, Rail Car Unloading                         *     16800
  BL    2060  Transfer Blower Package-Truck Unloading                     *     13188
  BL    2040  Transfer Blower Package-Material Transfer                         12233
  BL    2050  Transfer Blower Package-Material Transfer  SUGAR SYS              12233
  HX    2030  Blower Aftercooler - 850 cfm capacity                              5670
  HX    2040  Blower Aftercooler - 850 cfm capacity                              5670
  HX    2050  Blower Aftercooler - 850 cfm capacity                              5670


------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------



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
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                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
                  Blower Aftercooler - 1200 cfm
HX       2060     capacity                                  SUGAR SYS           5670
                  Rotary Valve, 14 inch valve,
RV       2169     with pickup pan                                              15286
                  Rotary Valve, 10 inch valve, with
RV       2119     pick-up pans and airlock hopper                              11813               *
                  Rotary Valve, 10 inch valve, with
RV       2129     pick-up pans and airlock hopper                              11813               *
                  Rotary Valve, 6 inch valve, with
RV       2139     pick-up pans and airlock hopper                              11813               *
                  Rotary Valve, 10 inch valve, with
RV       2149     pick-up pans and airlock hopper                              11813
                  Rotary Valve, 10 inch valve, air
RV       2159     sparged seals                                                 8190
S        2160     Screw Feeder, 10 inch, 10 ft long                             7980
S        2176     Screw Feeder, 10 inch, 10 ft long                             7980
S        2174     Screw Feeder, 10 inch, 10 ft long                             7980
S        2189     Screw Feeder, 10 inch, 10 ft long                             7980
HV       2117     10" Automatic Butterfly Valve                                 3177
HV       2127     10" Automatic Butterfly Valve                                 3177
HV       2137     6" Automatic Butterfly Valve                                  3177
HV       2147     10" Automatic Butterfly Valve                                 3177
HV       2157     10" Automatic Butterfly Valve                                 3177               *
                  Press element and transmitter,
PE/PT    2010     air line, 0 to 25 psig                                        1575               *
                  Press element and transmitter,
PE/PT    2030     air line, 0 to 25 psig                                        1575
                  Press element and transmitter,
PE/PT    2040     air line, 0 to 25 psig                                        1575
                  Press element and transmitter,
PE/PT    2050     air line, 0 to 25 psig                                        1575
                  Press element and transmitter,
PE/PT    2060     air line, 0 to 25 psig                                        1575
                  Press/Vac element and transmitter,
PE/PT    2020     air line, 20" Hg vac to 5 psi                                 1575
                  Temp Element/Temp Transmitter, air,
TE/TT    2030     20 F to 200 F                                                  704
                  Temp Element/Temp Transmitter, air,
TE/TT    2040     20 F to 200 F                                                  704
                  Temp Element/Temp Transmitter, air,
TE/TT    2050     20 F to 200 F
                  Temp Element/Temp Transmitter, air,
TE/TT    2060     20 F to 200 F
LE/LT    2113     Level Probe - Silo                                           4,034
LE/LT    2123     Level Probe - Silo                                           4,034
LE/LT    2133     Level Probe - Silo                                           4,034
LE/LT    2143     Level Probe - Silo                                           4,034
LE/LT    2153     Level Probe - Silo                                           4,034
LS       2115     Auto-Bin-Dicator Diaphragm Switch                             $299
                  Roto-Bin-Dicator top mount with
LS       2114     4 vane paddle                                                 $389
LS       2125     Auto-Bin-Dicator Diaphragm Switch                             $299
                  Roto-Bin-Dicator top mount with
LS       2124     4 vane paddle                                                 $389
                  Roto-Bin-Dicator top mount with
LS       2134     4 vane paddle                                                 $389
LS       2135     Auto-Bin-Dicator Diaphragm Switch                             $299

------------------------------------------------------------------------------------------------------------
                                            CASH PAYMENT SCHEDULE
------------------------------------------------------------------------------------------------------------
Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------


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
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                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX    TAG                DESCRIPTION                        PO#      SCH     COST    COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
LS        2145      Auto-Bin-Dicator Diaphragm Switch                         $    299
LS        2155      Auto-Bin-Dicator Diaphragm Switch                         $    299
                    Roto-Bin-Dicator top mount with 4 vane
LS        2144      paddle                                                    $    389
                    Roto-Bin-Dicator top mount with 4 vane
LS        2154      paddle                                                    $    389
                    Roto-Bin-Dicator top mount with 4 vane
LS        2164      paddle                                                    $    389
                    Roto-Bin-Dicator top mount with 4 vane
LS        2174      paddle                                                    $    389
                    Roto-Bin-Dicator top mount with 4 vane
LS        2184      paddle                                                    $    389
                    Roto-Bin-Dicator top mount with 4 vane
LS        2194      paddle                                                    $    389
                    Roto-Bin-Dicator top mount with 4 vane
LS        2204      paddle                                                    $    389
XS        2112      Broken Bag Detector                                           2048
XS        2122      Broken Bag Detector                                           2048
XS        2132      Broken Bag Detector                                           2048
XS        2142      Broken Bag Detector                                           2048
XS        2152      Broken Bag Detector                                           2048
                    Automatic ball valve 2 inch brass, air
TV        2030      to open                                                        420
                    Automatic ball valve 2 inch brass, air
TV        2040      to open                                                        420
                    Automatic ball valve 2 inch brass, air
TV        2050      to open                                                        420
                    Automatic ball valve 2 inch brass, air
TV        2060      to open                                                        420
SV        2285      Solenoid Air Spargers for TK-2130                              798

                    INGREDIENT UNLOADING & STORAGE
                    SUBTOTAL                                                    901174                             9500

                                                                                                  PRESS SIFT    $38,500
                    INGREDIENT MICROSTATION
                    Wonderware Panel Enclosures - 4                             28,000

                    INGREDIENT MICROSTATION SUB                                 28,000

                    UNLOADING - MCC & CONTROL PANEL
                    Unloading Panel Hardware                                   106,180
                    Panel Design Layout & Checkout                              28,600
                    Deduct for Sugar Mcc and Control, Panel
                    UNLOADING SUBTOTAL                                          84,780

                    UNLOADING -MCC & CONTROL PANEL
                    SUBTOTAL UNLOADING                                        $2,156,358




------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------



DL-1165805v10                                                                 6
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
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                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX  TAG   DESCRIPTION                                       PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
                        BLOWER MCC AND PANEL
              Ingredient Storage MCC & Control Panel                            228500
              Panel Design Layout & Checkout                                     19500
              BLOWER MCC AND PANEL SUBTOTAL SUBTOTAL                            248000

                       MAJOR INGREDIENT SYSTEM
TK      3000  5 ft dia 120 cubic ft                                              11225
TK      3010  5 ft dia 120 cubic ft                                              11225
TK      3020  5 ft dia 120 cubic ft                                              11225
TK      3030  5 ft dia 120 cubic ft                                              11225
TK      3040  5 ft dia 120 cubic ft                                              11225
TK      3050  4 ft dia 6 ft sides                                                10175
TK      3060  4 ft dia 6 ft sides                                                10175
TK      3070  4 ft dia 6 ft sides                                                10175
LB      3000  Live Bottom                                                         4000
LB      3010  Live Bottom                                                         4000
LB      3020  Live Bottom                                                         4000
LB      3030  Live Bottom                                                         4000
LB      3040  Live Bottom                                                         4000
LB      3050  Live Bottom                                                         4000
LB      3060  Live Bottom                                                         4000
LB      3070  Live Bottom                                                         4000
TK      3100  Majors Weigh Bin - 120 cu ft                                       10185
TK      3110  Minors Weigh Bin - 70                                               9030
TK      3120  Surge Bin 160 cu ft with live bottom                               12695
LB      3128  Live Bottom - Surge                                                 4000
TK      3130  Reqork Bin Receiver with Dust Collector                            15225
DC      3002  Dust Collector, 200 sq ft                                          13335
DC      3012  Dust Collector, 200 sq ft                                          13335
DC      3022  Dust Collector, 200 sq ft                                          13335
DC      3032  Dust Collector, 200 sq ft                                          13335
DC      3042  Dust Collector, 200 sq ft                                          13335           *
DC      3052  Dust Collector, 150 sq ft                                          12075
DC      3062  Dust Collector, 150 sq ft                                          12075
DC      3072  Dust Collector, 150 sq ft                                          12075
RV      3009  Rotary Valve Flour, 12 inch valve                                   8896           *
RV      3019  Rotary Valve Flour, 12 inch valve                                   8896           *
RV      3039  Rotary Valve Flour, 12 inch valve                                   8896           *
              Rotary Valve Flour, 12 inch valve, air
RV      3029  sparged seals                                                       9188           *
RV      3049  Rotary Valve, 10 inch valve, air sparged seals                      8190           *
RV      3059  Rotary Valve, 10 inch valve, air sparged seals                      8190           *
RV      3069  Rotary Valve, 10 inch valve, air sparged seals                      8190           *
RV      3079  Rotary Valve, 10 inch valve, air sparged seals                      8190           *
RV            Rotary Valve Flour, 12 inch valve, air sparged
RV      3129  seals, pickup pan                                                  11025           *
              Rotary Valve, 10 inch valve, air sparged seals,
RV      3149  pickup pan                                                         10028
              Rotary Valve, 10 inch valve, air sparged seals,
RV      3159  pickup pan                                                         10028
HV      3133  12" Maintenance Hand Valve                                          1638
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------



DL-1165805v10                                                                  7

                                   PROCESSING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                            ORDER #
                                                            VENDOR/     DEL           BUDGET   ACTUAL          ORDER #   ORDER  DEL
SUFFIX  TAG              DESCRIPTION                          PO#       SCH    COST    COST     COST    VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
BL      3160   Transfer Blower Package-Material Transfer                      12233
BL      3170   Transfer Blower Package-Material Transfer                      12233
HX      3160   Blower Aftercooler - 850 cfm capacity                           5670
HX      3170   Blower Aftercooler - 850 cfm capacity                           5670
TV      3164   Automatic ball valve 2 inch brass,
                air to open                                                     420
TV      3166   Automatic ball valve 2 inch brass,
                air to open                                                     420
EQ      3140   Supersack Unloader, with sitter                                37590            Bag only        22600
EQ      3150   Supersack Unloader, with sitter                                36750            Bag only        22600
DV      3200   Tunnel Divert Valve 5 inch                                      8100
DV      3201   Tunnel Divert Valve 5 inch                                      8100
DV      3202   Tunnel Divert Valve 5 inch                                      8100
DV      3203   Tunnel Divert Valve 5 inch                                      8100
DV      3204   Tunnel Divert Valve 5 inch                                      8100
DV      3135   Tunnel Divert Valve 5 inch                                      8100
V       3205   Divert Valve 4 inch                                             8100
        3301   Two way swing station                                           4410
V       3102   12" Butterfly Valve with position switch                        3255
V       3103   12" Butterfly Valve with position switch                        3255
V       3112   12" Butterfly Valve with position switch                        3255
V       3113   12" Butterfly Valve with position switch                        3255
SV      3105   Air Sparge Tank TK-209                                           473
PE/PT   3162   Press element and transmitter, air line,
                 0 to 25 psig                                                  1575
PE/PT   3164   Press element and transmitter, air line,
                 0 to 25 psig                                                  1575
TE/TT   3164   Temp Element/Temp Transmitter, air,
                 20 F to 200 F                                                  704
TE/TT   3166   Temp Element/Temp Transmitter, air,
                 20 F to 200 F                                                  704
LS      3004   Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                        $389
LS      3005   Auto-Bin-Dicator Diaphragm Switch                               $299
LS      3015   Auto-Bin-Dicator Diaphragm Switch                               $299
LS      3014   Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                        $389
LS      3024   Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                        $389
LS      3025   Auto-Bin-Dicator Diaphragm Switch                               $299
LS      3034   Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                        $389
LS      3035   Auto-Bin-Dicator Diaphragm Switch                               $299
LS      3044   Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                        $389
LS      3055   Auto-Bin-Dicator Diaphragm Switch                               $299
LS      3064   Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                        $389
LS      3065   Auto-Bin-Dicator Diaphragm Switch                               $299
LS      3074   Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                        $389
LS      3075   Auto-Bin-Dicator Diaphragm Switch                               $299
LS      3144   Auto-Bin-Dicator Diaphragm Switch                               $389
LS      3154   Auto-Bin-Dicator Diaphragm Switch                               $389
LS      3134   Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                        $389
LS      3124   Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                        $389


------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------



DL-1165805v10                                                                8

                                   UNLOADING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
LS         3125   Auto-Bin-Dicator Diaphragm Switch                             $299
LS         3135   Roto-Bin-Dicator top mount with 4 vane paddle                 $389
LS         3136   Root-Bin-Dicator top mount with 4 vane paddle                 $389
TV         3164   Automatic ball valve 2 inch brass, air to open                 420
TV         3166   Automatic ball valve 2 inch brass, air to open                 420
WE/WT      3101   Load Cells, American Scale                                   10185
WE/WT      3111   Load Cells, American Scale                                   10185
                  Load Cell Calibration                                         1050
                  MAJOR INGREDIENT SYSTEM SUBTOTAL                           593,891


                  MCC AND CONTROL PANEL SECOND FLOOR
                  Process MCC Hardware                                        118326
                  Panel Design Layout & Checkout                               28500
                  Control Panel 2nd Floor Hardware                             39375
                  Panel Design Layout & Checkout                               12300
                  Deduct for Sugar MCC and Control Panel                      -25500
                    MCC AND CONTROL PANEL SECOND FLOOR SUB                    173001


                           MINOR INGREDIENT SYSTEM

TK         4000   Ingredient Tank, 20 cubic ft.                                10426
TK         4010   Ingredient Tank, 20 cubic ft.                                10426
TK         4020   Ingredient Tank, 20 cubic ft.                                10426
TK         4030   Ingredient Tank, 20 cubic ft.                                10426
TK         4040   Ingredient Tank, 20 cubic ft.                                10426
TK         4050   Ingredient Tank, 20 cubic ft.                                10426
TK         4060   Ingredient Tank, 20 cubic ft.                                10426
TK         4070   Ingredient Tank, 20 cubic ft.                                10426
TK         4080   Ingredient Tank, 20 cubic ft.                                10426
DC         4002   Dust Collector                                                3000
DC         4012   Dust Collector                                                3000
DC         4022   Dust Collector                                                3000
DC         4032   Dust Collector                                                3000
DC         4042   Dust Collector                                                3000
DC         4052   Dust Collector                                                3000
DC         4062   Dust Collector                                                3000
DC         4072   Dust Collector                                                3000
DC         4082   Dust Collector                                                3000
TK         4090   Ingredient Tank, 10 cubic ft                                  5974
TK         4100   Ingredient Tank, 10 cubic ft                                  5974
TK         4110   Ingredient Tank, 10 cubic ft                                  5974
TK         4120   Ingredient Tank, 10 cubic ft                                  5974
TK         4130   Ingredient Tank, 10 cubic ft                                  5974
TK         4140   Ingredient Tank, 10 cubic ft                                  5974
TK         4150   Ingredient Tank, 10 cubic ft                                  5974
TK         4160   Ingredient Tank, 10 cubic ft                                  5974
TK         4170   Ingredient Tank, 10 cubic ft                                  5974             *





------------------------------------------------------------------------------------------------------------
                                            CASH PAYMENT SCHEDULE
------------------------------------------------------------------------------------------------------------
Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------


DL-1165805v10                                                                 9

                                   UNLOADING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
  TK        4180  Ingredient Tank, 10 cubic ft                                  5974
  TK        4190  Ingredient Tank, 10 cubic ft                                  5974
  TK        4310  Small Bin With Butterfly Valve                                4000
  TK        4320  Small Bin With Butterfly Valve                                4000
  TK        4330  Small Bin With Butterfly Valve                                4000
  TK        4340  Small Bin With Butterfly Valve                                4000
  TK        4350  Small Bin With Butterfly Valve                                4000
  TK        4360  Small Bin With Butterfly Valve                                4000
  TK        4370  Small Bin With Butterfly Valve                                4000
  TK        4380  Small Bin With Butterfly Valve                                4000
  TK        4390  Small Bin With Butterfly Valve                                4000
  TK        4400  Small Bin With Butterfly Valve                                4000
  TK        4100  Small Bin With Butterfly Valve                                4000
  TK        4200  Ingredient Weigh Tank                                        10290               *
  TK        4220  Ingredient Weigh Tank                                        10290               *
  TK        4210  Ingredient Charge Tank                                       10290               *
  TK        4230  Ingredient Charge Tank                                       10290
  V         4204  10" Butterfly Valve with position switch                      2888
  V         4203  10" Butterfly Valve with position switch                      2888
  V         4220  10" Butterfly Valve with position switch                      2888
  V         4230  10" Butterfly Valve with position switch                      2888
  EQ        4250  Bag Dump, with sifter                                        19635
  EQ        4241  Area Dust Collector                                          19133
  EQ        4300  Supersack Unloader, with sifter                              37590              BAG ONLY      22500
  EQ        4310  Supersack Unloader, with sifter                              37590              BAG ONLY      22500
  EQ        4320  Supersack Unloader, with sifter                              37590              BAG ONLY      22500
  EQ        4330  Supersack Unloader, with sifter                              37590              BAG ONLY      22500
  EQ        4340  Supersack Unloader, with sifter                              37590              BAG ONLY      22500
  RV        4009  Rotary Valve, 8 inch valve                                    4914
  RV        4019  Rotary Valve, 8 inch valve                                    4914
  RV        4029  Rotary Valve, 8 inch valve                                    4914
  RV        4039  Rotary Valve, 8 inch valve                                    4914
  RV        4049  Rotary Valve, 8 inch valve                                    4914
  RV        4059  Rotary Valve, 8 inch valve                                    4914
  RV        4069  Rotary Valve, 8 inch valve                                    4914
  RV        4079  Rotary Valve, 8 inch valve                                    4914
  RV        4089  Rotary Valve, 8 inch valve                                    4914
  RV        4099  Rotary Valve, 6 inch valve                                    3675
  RV        4109  Rotary Valve, 6 inch valve                                    3675
  RV        4119  Rotary Valve, 6 inch valve                                    3675
  RV        4129  Rotary Valve, 6 inch valve                                    3675
  RV        4139  Rotary Valve, 6 inch valve                                    3675
  RV        4149  Rotary Valve, 6 inch valve                                    3675               *
  RV        4159  Rotary Valve, 6 inch valve                                    3675               *
  RV        4169  Rotary Valve, 6 inch valve                                    3675               *
  RV        4179  Rotary Valve, 6 inch valve                                    3675
  RV        4189  Rotary Valve, 6 inch valve                                    3675


------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------
  TK        4180
  TK        4190
  TK        4310
  TK        4320
  TK        4330
  TK        4340
  TK        4350
  TK        4360
  TK        4370
  TK        4380
  TK        4390
  TK        4400
  TK        4100
  TK        4200
  TK        4220
  TK        4210
  TK        4230
  V         4204
  V         4203
  V         4220
  V         4230
  EQ        4250
  EQ        4241
  EQ        4300
  EQ        4310
  EQ        4320
  EQ        4330
  EQ        4340
  RV        4009
  RV        4019
  RV        4029
  RV        4039
  RV        4049
  RV        4059
  RV        4069
  RV        4079
  RV        4089
  RV        4099
  RV        4109
  RV        4119
  RV        4129
  RV        4139
  RV        4149
  RV        4159
  RV        4169
  RV        4179
  RV        4189

DL -1165805v10                                                                10

                                   PROCESSING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
RV         4199              Rotary Valve, 6 inch valve                          3675
                             Rotary Valve, 8 inch valve,
                             air sparged seals,
RV         4219              pickup pan                                         10185
                             Rotary Valve, 8 inch valve,
RV         4239              air sparged seals                                  10185
                             Rotary Valve, 10 inch valve,
RV         4309              air sparged seals                                  10185
                             Rotary Valve, 10 inch valve,
RV         4319              air sparged seals                                  10185
                             Rotary Valve, 10 inch valve,
RV         4329              air sparged seals                                  10185
                             Rotary Valve, 10 inch valve,
RV         4339              air sparged seals                                  10185
                             Rotary Valve, 10 inch valve,
RV         4349              air sparged seals                                  10185
                             Transfer Blower Package-Material
BL         4260              Transfer                                           12233
                             Transfer Blower Package-Material
BL         4270              Transfer                                           12233
                             Transfer Blower Package-Material
BL         4280              Transfer                                           12233
HX         4260              Blower Aftercooler - 450 cfm capacity               5670
HX         4270              Blower Aftercooler - 450 cfm capacity               5670
HX         4280              Blower Aftercooler - 450 cfm capacity               5670
V          4370              Hose Station                                        5775
V          4350              Three Way Valve                                     6930
V          4360              Two Way Valve                                       4410
                             Automatic ball valve 2 inch brass,
TV         4265              air to open                                          420
                             Automatic ball valve 2 inch brass,
TV         4275              air to open                                          420
                             Automatic ball valve 2 inch brass,
TV         4285              air to open                                          420
                             Press element and transmitter,
PE/PT      4262              air line, 0 to 25 psig                              1575
                             Press element and transmitter,
PE/PT      4272              air line, 0 to 25 psig                              1575
                             Press element and transmitter,
PE/PT      4282              air line, 0 to 25 psig                              1575
                             Temp Element/Temp Transmitter,
TE/TT      4265              air, 20 F to 200 F                                   704
                             Temp Element/Temp Transmitter,
TE/TT      4275              air, 20 F to 200 F                                   704
                             Temp Element/Temp Transmitter,
TE/TT      4285              air, 20 F to 200 F                                   704
LS         4005              Auto-Bin-Dicator Diaphragm Switch                   $299
                             Roto-Bin-Dicator top mount with 4
LS         4004              vane paddle                                         $389
LS         4015              Auto-Bin-Dicator Diaphragm Switch                   $299
                             Roto-Bin-Dicator top mount with
LS         4014              4 vane paddle                                       $389
                             Roto-Bin-Dicator top mount with
LS         4024              4 vane paddle                                       $389
                             Roto-Bin-Dicator top mount with
LS         4034              4 vane paddle                                       $389
                             Roto-Bin-Dicator top mount with
LS         4044              4 vane paddle                                       $389
                             Roto-Bin-Dicator top mount with
LS         4054              4 vane paddle                                       $389
LS         4025              Auto-Bin-Dicator Diaphragm Switch                   $299
LS         4035              Auto-Bin-Dicator Diaphragm Switch                   $299
                             Roto-Bin-Dicator top mount with
LS         4064              4 vane paddle                                       $389
LS         4045              Auto-Bin-Dicator Diaphragm Switch                   $299
                             Roto-Bin-Dicator top mount with
LS         4074              4 vane paddle                                       $389
LS         4055              Auto-Bin-Dicator Diaphragm Switch                   $299

------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------



DL-1165805v10                                                                11

                                   PROCESSING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                                ORDER #
                                                                VENDOR/  DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                          PO#    SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
LS       4084   Roto-Bin Dicator top mount with 4 vane paddle                   $389
LS       4065   Auto-Bin-Dicator Diaphragm Switch                               $299
LS       6066   Roto-Bin-Dicator top mount with 4 vane paddle                   $389
LS       4075   Auto-Bin-Dicator Diaphragm Switch                               $299
LS       4276   Roto-Bin-Dicator top mount with 4 vane paddle                   $389
XS       4085   Auto-Bin-Dicator Diaphragm Switch                               $299
XS       4086   Roto-Bin-Dicator top mount with 4 vane paddle                   $389
XS       4095   Auto-Bin-Dicator Diaphragm Switch                               $299
XS       4105   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4115   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4125   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4126   Roto-Bin-Dicator top mount with 4 vane paddle                   $389
XS       4135   Auto-Bin-Dicator Diaphragm Switch                               $299
XS       4136   Roto-Bin-Dicator top mount with 4 vane paddle                   $389
XS       4145   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4155   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4165   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4175   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4185   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4195   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4214   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4234   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4304   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4314   Auto-Bin Dicator Diaphragm Switch                               $299
XS       4324   Auto-Bin Dicator Diaphragm Switch
XS       4334   Auto-Bin Dicator Diaphragm Switch
XS       4344   Auto-Bin Dicator Diaphragm Switch
TV       4265   Automatic ball valve 2 inch brass, air to open                   420
TV       4275   Automatic ball valve 2 inch brass, air to open                   420
TV       4285   Automatic ball valve 2 inch brass, air to open                   420
WE/WT    4201   Load Cells, American Scale                                     10185
WE/WT    4201   Load Cells, American Scale                                     10185
                Load Cell Calibration                                           1050
                MINOR INGREDIENT SUBTOTAL                                     780149

                CONTROL ROOM MICROSTATION/CONTROL
                PANEL
                4 Wonderware Statins                                           84000
                CONTROL ROOM MICROSTATION/CONTROL
                PANEL SUBTOTAL                                                 84000

                           OIL STORAGE AND HANDLING


P        5230   80 gpm Stainless PD Pump - 15 hp                                9975
P        5240   80 gpm Stainless PD Pump - 15 hp                                9975
P        5170   5  gpm Stainless PD Pump - 3 hp                                 4410                                      4410
P        5120   20 gpm Stainless PD Pump - 3 hp                                 7140
------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------


                                                                              12
QL -- DL - 1165805v10

                                   PROCESSING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                               ORDER #
                                                               VENDOR/   DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX    TAG              DESCRIPTION                           PO#     SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
P         5130      20 gpm Stainless PD Pump - 3 hp                             7140
P         5140      20 gpm Stainless PD Pump - 3 hp                             7140
P         5150      50 gpm Stainless PD Pump - 10 hp                            9240                                      9240
TK        5000      7500 gal EP EP Processor, 304 SS, Jadcketed                33300
TK        5020      7500 gal EP EP Processor, 304 SS, Jadcketed                33300
TK        5040      7500 gal EP EP Processor, 304 SS, Jadcketed                33300
TK        5060      7500 gal EP EP Processor, 304 SS, Jadcketed                33300
TK        5080      7500 gal EP EP Processor, 304 SS, Jadcketed                33300
TK        5100      7500 gal EP EP Processor, 304 SS, Jadcketed                33300
TK        5160      500 gallon tank with mixer                                  9600                                      9600
AG        5000      Agitator                                                    4500
AG        5020      Agitator                                                    4500
AG        5040      Agitator                                                    4500
AG        5060      Agitator                                                    4500
AG        5080      Agitator                                                    4500
AG        5100      Agitator                                                    4500
AG        5160      Agitator                                                    3000                                      3000
HX        5180      90 sq ft exchanger - Oil Heater                             4725                                      4725
                    Hot Water Set                                              12500                            DEDUCT    3745
FM        5155      Mag Meter - 1"                                              2940                                      2940
FM        5173      Mag Meter - 2"                                              3570                                      3570
M         5184      Static Mixer                                                2363                                      2363
STR       5131      Strainer, 3" stainless                                       683
STR       5141      Strainer, 3" stainless                                       683
CV        5233      Check Valve, 3" Stainless                                    714
CV        5243      Check Valve, 3" Stainless                                    714
HV        5234      2" Butterfly valves                                          231
HV        5244      2" Butterfly valves                                          231
HV        5011      1" Ball Valves - SS                                          189
HV        5031      1" Ball Valves - SS                                          189
HV        5051      1" Ball Valves - SS                                          189
HV        5071      1" Ball Valves - SS                                          189
HV        5091      1" Ball Valves - SS                                          189
HV        5111      1" Ball Valves - SS                                          189
                    2" ball valve, brass with stainless ball and TEFE
HV        5014      seat                                                         184
                    2" ball valve, brass with stainless ball and TEFE
HV        5034      seat                                                         184
                    2" ball valve, brass with stainless ball and TEFE
HV        5064      seat                                                         184
                    2" ball valve, brass with stainless ball and TEFE
HV        5075      seat                                                         184
                    2" ball valve, brass with stainless ball and TEFE
HV        5095      seat                                                         184
                    2" ball valve, brass with stainless ball and TEFE
HV        5114      seat                                                         184



------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------
P         5130
P         5140
P         5150
TK        5000
TK        5020
TK        5040
TK        5060
TK        5080
TK        5100
TK        5160
AG        5000
AG        5020
AG        5040
AG        5060
AG        5080
AG        5100
AG        5160
HX        5180

FM        5155
FM        5173
M         5184
STR       5131
STR       5141
CV        5233
CV        5243
HV        5234
HV        5244
HV        5011
HV        5031
HV        5051
HV        5071
HV        5091
HV        5111

HV        5014

HV        5034

HV        5064

HV        5075

HV        5095

HV        5114

DL-1165805V10                                                                 13

                                   PROCESSING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
            5181  2" ball valve, brass with stainless ball
  HV              and TEFE seat                                                  184
            5182  2" ball valve, brass with stainless ball
  HV              and TEFE seat                                                  184
            5183  2" ball valve, brass with stainless ball
  HV              and TEFE seat
            5184  2" ball valve, brass with stainless ball
  HV              and TEFE seat

  HV        5172  1/2" Ball Valve - SS                                           126
  HV        5235  1/2" Ball Valve - SS                                           126
  HV        5236  1/2" Ball Valve - SS                                           126
  HV        5142  1/2" Ball Valve - SS                                           126
  HV        5151  1/2" Ball Valve - SS                                           126
  HV        5122  1/2" Ball Valve - SS                                           126
  HV        5131  1/2" Ball Valve - SS                                           126
  PRV       5012  1/2" Press Reducing Valve Brass                                231
  PRV       5032  1/2" Press Reducing Valve Brass                                231
  PRV       5052  1/2" Press Reducing Valve Brass                                231
  PRV       5072  1/2" Press Reducing Valve Brass                                231
  PRV       5092  1/2" Press Reducing Valve Brass                                231
  PRV       5112  1/2" Press Reducing Valve Brass                                231
  PRV       5074  2" Press Reducing Valve Brass
  CV        5013  Conservation Vent                                              473
  CV        5033  Conservation Vent                                              473
  CV        5053  Conservation Vent                                              473
  CV        5073  Conservation Vent                                              473
  CV        5093  Conservation Vent                                              473
  CV        5113  Conservation Vent                                              473              *
  PI        5242  Pressure Gauge 0-150 psi, 3 inch dial, stainless               315              *
  PI        5242  Pressure Gauge 0-150 psi, 3 inch dial, stainless               315
  PI        5141  Pressure Gauge 0-150 psi, 3 inch dial, stainless               315
  PI        5152  Pressure Gauge 0-150 psi, 3 inch dial, stainless               315              *
  PI        5121  Pressure Gauge 0-150 psi, 3 inch dial, stainless               315
  PI        5171  Pressure Gauge 0-150 psi, 3 inch dial, stainless
  PI        5132  Pressure Gauge 0-150 psi, 3 inch dial, stainless
  LE/LT     5007  Level element and transmitter, 0 to 12 ft H20                3,675
  LE/LT     5027  Level element and transmitter, 0 to 12 ft H20                3,675
  LE/LT     5047  Level element and transmitter, 0 to 12 ft H20                3,675
  LE/LT     5067  Level element and transmitter, 0 to 12 ft H20                3,675
  LE/LT     5087  Level element and transmitter, 0 to 12 ft H20                3,675
  LE/LT     5117  Level element and transmitter, 0 to 12 ft H20                3,675                                      3,675
  LE/LT     5167  Level element and transmitter, 0 to 12 ft H20                3,675                                      3,675
            5006  Temp Element/Temp Transmitter, liquid with
  TE/TT           the mowell, 20 F to 200 F                                      704
            5026  Temp Element/Temp Transmitter, liquid with
  TE/TT           the mowell, 20 F to 200 F                                      704


------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------




DL - 1165805V10                                                               14

                                   PROCESSING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                            ORDER #
                                                            VENDOR/     DEL           BUDGET   ACTUAL          ORDER #   ORDER  DEL
SUFFIX  TAG              DESCRIPTION                          PO#       SCH    COST    COST     COST    VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
TE/TT   5046   Temp Element/Temp Transmitter, liquid with
                 thermowell, 20 F to 200 F                                      704
TE/TT   5066   Temp Element/Temp Transmitter, liquid with
                 thermowell, 20 F to 200 F                                      704
TE/TT   5085   Temp Element/Temp Transmitter, liquid with
                 thermowell, 20 F to 200 F                                      704
TE/TT   5106   Temp Element/Temp Transmitter, liquid with
                 thermowell, 20 F to 200 F                                      704
TE/TT   5182   Temp Element/Temp Transmitter, liquid with
                 thermowell, 20 F to 200 F                                      704
TE/TT   5166   Temp Element/Temp Transmitter, liquid with
                 thermowell, 20 F to 200 F                                    703.5
HV             3" SS Butterfly valve Manual                                     683                *
HV             3" SS Butterfly valve Manual                                     683                *
NV/NY   5009   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  683                *
NV/NY   5029   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  683
NV/NY   5049   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  683
NV/NY   5069   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  683
NV/NY   5089   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  683
NV/NY   5109   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  683
NV/NY   5068   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  683
NV/NY   5088   2" SS Three-way valve with actuator, spring
                 return                                                        1439
NV/NY   5108   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  664
NV/NY   5188   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  664
NV/NY   5001   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  664
NV/NY   5021   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  664
NV/NY   5022   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  664
NV/NY   5002   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  664
NV/NY   5167   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  664
TV/TY   5185   2" SS Ball valve with actuator, air to open
                 with solenoid                                                  664


------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------




DL1165805v10                                                                 15

                                   PROCESSING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                                 ORDER #
                                                                 VENDOR/   DEL           BUDGET   ACTUAL        ORDER #   ORDER  DEL
SUFFIX  TAG              DESCRIPTION                               PO#     SCH    COST    COST     COST   VAR.  VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
              2" SS Ball valve with actuator, air to open with
TV/TY   5186  solenoid
              1.5" SS Ball valve with actuator, air to open with
NV/NY   5023  solenoid
              1.5" SS Ball valve with actuator, air to open with
NV/NY   5023  solenoid
              1" SS Ball valve with actuator, air to open with
NV/NY   5169  solenoid
 TV     5006  Automatic ball valve 2 inch brass, air to open                      420
 TV     5026  Automatic ball valve 2 inch brass, air to open                      420
 TV     5046  Automatic ball valve 2 inch brass, air to open                      420
 TV     5066  Automatic ball valve 2 inch brass, air to open                      420
 TV     5086  Automatic ball valve 2 inch brass, air to open                      420
 TV     5106  Automatic ball valve 2 inch brass, air to open                      420
 TV     5613  Automatic ball valve 2 inch brass, air to open                      420
 TV     5182  Automatic ball valve 2 inch brass, air to open                      420

              Oil Storage and Handling Subtotal                                380660
              Deduct for Oil ulsification System
              OIL STORAGE AND HANDLING SUBTOTAL                                329718

              BATCH MIXING
              Ribbon Blender, 86 cubic ft, with bottom valve,
  EQ    6000  sparger opening                                                   51030
              Ribbon Blender, 86 cubic ft, with bottom valve,
  EQ    6010  sparger opening                                                   51030
              Ribbon Blender, 86 cubic ft, with bottom valve,
  EQ    6020  sparger opening                                                   51030
  DV    6330  CO2 Injection System,                              allowance      11025
  DV    6331  CO2 Injection System,                              allowance      11025
              CO2 for blenders                                                  39375
              START UP                                                           8400
  DV    6332  Tunnel Divert Valve 4 inch with switches                           8100
  DV    6333  Tunnel Divert Valve 4 inch with switches                           8100
  DV    6334  Tunnel Divert Valve 4 inch with switches                           8100
  DV    6335  Tunnel Divert Valve 4 inch with switches                           8100
  TK    6010  Majors Charge Tank                                                 9240
  TK    6110  Majors Charge Tank                                                 9240
  TK    6210  Majors Charge Tank                                                 9240
  TK    6030  Majors Charge Tank                                                 9240
  TK    6130  Majors Charge Tank                                                 9240
  TK    6230  Majors Charge Tank                                                 9240
  DC    6022  CO2 Vent Dust Collector, 80 sq ft                                  7081
  DC    6122  CO2 Vent Dust Collector, 80 sq ft                                  7081
  DC    6122  CO2 Vent Dust Collector, 80 sq ft                                  7081
  F     6023  Collector Fan                                                      3000

------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------



DL-1165805v10                                                                 16

                                   PROCESSING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
F           6123             Collector Fan                                       3000
F           6223             Collector Fan                                       3000
DC          6032             Dust Collector, 120 sq. ft                         12075
DC          6012             Dust Collector, 100 sq. ft                         11550
DC          6132             Dust Collector, 120 sq. ft                         12075
DC          6122             Dust Collector, 100 sq. ft                         11550
DC          6232             Dust Collector, 120 sq. ft                         12075
DC          6222             Dust Collector, 100 sq. ft                         11550
V           6019             Butterfly Valve, 12 inch                            3623
V           6119             Butterfly Valve, 12 inch                            3623            *
V           6229             Butterfly Valve, 12 inch                            3623            *
V           6239             Butterfly Valve, 12 inch                            3623            *
V           6249             Butterfly Valve, 12 inch                            3623
V           6259             Butterfly Valve, 12 inch                            3623
V           6039             Butterfly Valve, 16 inch                            4410
V           6139             Butterfly Valve, 16 inch                            4410            *
V           6239             Butterfly Valve, 16 inch                            4410            *
EQ          6300             Final Blend Vessel                                129750            *
            6305             Blend Vessel Vent Collector                         1500
GR          6310             Entoleter                                   *      29131            *
DC          6320             Filler Dust Collector                              15133            *
LB          6328             Live Bottom for EQ 6320                             4000
                             Rotary Valve Flour, 10 inch valve,
RV          6329               air sparged seals                                 6657
FM          6342             Mag Meter - 1"                                      2940
                             Temp Element/Temp Transmitter,
                               air, 20F to 200
TE/TT       6006             F                                                    704
                             Temp Element/Temp Transmitter,
                               air, 20F to 200
TE/TT       6106             F                                                    704
                             Temp Element/Temp Transmitter,
                               air, 20F to 200
TE/TT       6206             F                                                    704
                             Temp Element/Temp Transmitter,
                               air, 20F to 200
TE/TT       6340             F                                                    704
                             Temp Element/Temp Transmitter,
                               air, 20F to 200
TE/TT       6341             F
HV          6356             1/2" Ball Valve - SS                                 126
RV          6352             12" Relief Valve                                     210
LS          6324             Roto-Bin-Dicator top mount
                               with 4 vane paddle                                $389
LS          6014             Auto-Bin-Dicator Diaphragm Switch                   $299
LS          6034             Auto-Bin-Dicator Diaphragm Switch                   $299
LS          6114             Auto-Bin-Dicator Diaphragm Switch                   $299
LS          6134             Auto-Bin-Dicator Diaphragm Switch                   $299
LS          6214             Auto-Bin-Dicator Diaphragm Switch                   $299
LS          6234             Auto-Bin-Dicator Diaphragm Switch                   $299
LS          6004             Auto-Bin-Dicator Diaphragm Switch                   $299
LS          6104             Auto-Bin-Dicator Diaphragm Switch                   $299
LS          6204             Auto-Bin-Dicator Diaphragm Switch                   $299









------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------




DL-1165805v10                                                                17

                                   PROCESSING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                            ORDER #
                                                            VENDOR/     DEL           BUDGET   ACTUAL          ORDER #   ORDER  DEL
SUFFIX  TAG              DESCRIPTION                          PO#       SCH  COST      COST     COST    VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
LS      6307   Auto-Bin-Dicator Diaphragm Switch                               $299
LS      6308   Auto-Bin-Dicator Diaphragm Switch                               $299
LS      6306   Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                        $299
TV/TY   1672   Temperature valves for cryogenic service                       12180
TV/TY   1673   Temperature valves for cryogenic service                       12180
TV/TY   1679   Temperature valves for cryogenic service                       12180
FV/FY   6340   1" SS Ball valve with actuator, air to open
                 with solenoid                                                  420                *
FV/FY   6341   1" SS Ball valve with actuator, air to open
                 with solenoid                                                  420                *
FV/FY   6006   1" SS Ball valve with actuator, air to open
                 with solenoid                                                  420                *
FV/FY   6106   1" SS Ball valve with actuator, air to open
                 with solenoid                                                  420
FV/FY   6206   1" SS Ball valve with actuator, air to open
                 with solenoid                                                  420
HV      6350   1" SS Ball valve                                                 420
PRV     6351   Pressure Reducing Valve 1 inch - Supplied
                 by BOC

               BATCH MIXING SUBTOTAL                                         682136
               PROCESSING SUBTOTAL                                          2967336


------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------




DL-1165805V10                                                                 18

                              INGREDIENT PACKAGING
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                            ORDER #
                              DESCRIPTION                   VENDOR/     DEL           BUDGET   ACTUAL          ORDER #   ORDER  DEL
SUFFIX  TAG                PRODUCT PACKAGING                  PO#       SCH   COST     COST     COST    VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
BL      7000   Blower Package-Air Supply                                      12233
BL             Blower Package-Air Supply                                                                        12233
HX      7000   Blower Aftercooler - 450 cfm capacity                           5670
               Blower Aftercooler - 450 cfm capacity                                                             5670
               Charging Bin - Bulk Bin Filler                                                                   20475
TK      7022   Charging Bin - Bag Filler                                      26800
DC      TBD    Collector for TK 7022
EQ      7024   Bag Filler with 3 fillers and auto bag
                 packer                                                      383250
MAG     7030   Metal Detector                                                 17769
MAG     7021   Drawer Magnet                                                   9135
EQ      7029   Bag Alignment                                                  23100
EQ      7031   Check Weigher                                                  20244
EQ      7032   Bag Coder                                                      16485
EQ      7033   Bag Labeller                                                   16275
EQ      7034   Palletizer with Slipsheet Dispenser                           177975
CV      7040   Conveyor, 15 ft length average, bag                             7980
CV      7041   Conveyor, 15 ft length average, bag                             7980
CV      7042   Conveyor, 15 ft length average, bag                             7980
CV      7043   Conveyor, 15 ft length average, bag                             7980
CV      7044   Conveyor, 15 ft length average, bag                             7140
CV      7044   Conveyor, 15 ft length average, bag                             7140
TV      7005   Automatic ball valve 2 inch brass,
                 air to open                                                    420
               Automatic ball valve 2 inch brass,
                 air to open                                                    420
PE/PT   7004   Press element and transmitter, air line,
                 0 to 25 psig                                                  1575
TE/TT   7005   Temp Element/Temp Transmitter, air, 20 F to
                 200 F                                                          704
TE/TT          Temp Element/Temp Transmitter, air, 20 F to
                 200 F                                                          704
LS      TBD    Roto-Bin-Dicator top mount with 4 vane
                 paddle                                                         546
SI      501    Screw Feeder, 10 inch, 10 ft long                                                                 7140
EQ      506    Supersack Filler with weigh system                                                               99225

MAG     517    Metal Detector                                                                                   15330
LS      TBD    Auto-Bin-Dicator Diaphragm Switch                                546
LS      TBD    Auto-Bin-Dicator Diaphragm Switch                                546
LS      TBD    Auto-Bin-Dicator Diaphragm Switch                                546
LS      TBD    Auto-Bin-Dicator Diaphragm Switch                                546
LS             RF8H2G1N Bindicator Radio-Frequency Level
                 Indicator                                                      546
LS             RF8H2G1N Bindicator Radio-Frequency Level
                 Indicator                                                                                        546
EQ      511    Check Weigher                                                                                    20475
EQ      512    Bag Cooler                                                                                       16485
EQ      513    Bag Labeller                                                                                     16275
CV      529    Conveyor, 15 ft length average, supersack                                                        12180
CV      530    Conveyor, 15 ft length average, supersack                                                        12180
CV      531    Conveyor, 15 ft length average, supersack                                                        12180
CV      532    Conveyor, 15 ft length average, supersack                                                        12180
CV      533    Conveyor, 15 ft length average, supersack                                                        12180
CV      534    Conveyor, 15 ft length average, supersack                                                        12180
CV      535    Conveyor, 15 ft length average, supersack                                                        12180
CV             Startup                                                         9500
               PRODUCT PACKAGING SUBTOTAL                                    759501            DEDUCT          299114       BULK BAG

               SUBTOTAL                                                      759501


               PACKAGING MICROSTATION & CONTROL PANEL
                 SUBTOTAL                                                     83000
               QUALITY ASSURANCE MICROSTATION                                 28000
               SUBTOTAL PACKAGING                                            870501


------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------




DL-1165805v10                                                                 19

                              INGREDIENT PACKAGING
                                                                         1/21/01

-----------------------------------------------------------------------------------------------------------------------------
                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL            ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.      DATE   SCH
-----------------------------------------------------------------------------------------------------------------------------
                    PRODUCT PACKAGING




                                                                                                    *
                                                                                                    *
                                                                                                    *










                    SUBTOTAL PACKAGING                                          1170615


------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------




DL-1168505V10                                                                 20

                                   BULK SUGAR
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
                             Sugar Slo 14 ft diameter,
TK          8100             215,000 pounds capacity                            49279
                             Sugar Slo 14 ft diameter,
TK          8112             215,000 pounds capacity                            49279
TK          8180             6X Sugar Use Bin                                   19530
                             6X Sugar Use Bin Dust Collector,
DC          8182             with panel                                         22830
            8181             Dust Collector Fan                                  3000
EQ          8150             Entoleter Mill Series 30                           98175
EQ          8108             Sugar Delumper                                      5880
EQ          8108             Sugar Delumper                                      5880
MS          8107             Sugar Silo live bottom                             15278
MS          8117             Sugar Silo live bottom                             15278
DC          8102             Silo Dust Collector                                16450
DC          8112             Silo Dust Collector                                16450
F           8101             Dust Collector Fan                                  2500
F           8112             Dust Collector Fan                                  2500
XV          8107             12" Butterfly Valve                                 3759
XV          8117             12" Butterfly Valve                                 3759
                             Great Western Sitter, Model 611
SI          8120             with outlet stubs and guards                       44000
DC          TBD              Dust Collector, 300 sq ft                          14385
BL          8000             Air Slide Blower                                    7140
V           8130             6" Product Divert                                   8400
V           8140             6" Product Divert                                   8400
V           8150             6" Product Divert                                   8400
BL          8020             Vacuum Blower                                      30120
BL          8040             Transfer Blower, Rail Car Unloading                31973
                             Transfer Blower Package-Truck
BL          8050             Unloading                                          13188
                             Transfer Blower Package-Material
BL                           Transfer                                           12233
E           8010             Rail Car Unloader                          *       13230
                             Blower Aftercooler - 1500 cfm
HX          8040             capacity                                            8190
                             Blower Aftercooler - 1500 cfm
HX          8050             capacity                                            8190
V           8160             Manual Hose Divert                                 12500
V                            Manual Hose Divert                                 12500
                             Rotary Valve, 12 inch valve, purged
RV          8109             with pick-up pan and airlock hopper                12485
                             Rotary Valve, 12 inch valve, purged
RV          8119             with pick-up pan and airlock hopper                12485
                             Rotary Valve, 12 inch valve, purged
RV          8039             with pick-up pan and airlock hopper                15500
                             Rotary Valve, 12 inch valve, purged
RV          8189             with pick-up pan and airlock hopper
SV          TBD              Solenoid Air Spargers for silos                     588
                             Press element and transmitter, air
PE/PT       8003             line, 0 to 25 psig                                 1575
                             Press element and transmitter, air
PE/PT       8043             line, 0 to 25 psig                                 1575
                             Press element and transmitter, air
PE/PT       8053             line, 0 to 25 psig                                 1575

------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------




DL-116805v10                                                                  21

                                   BULK SUGAR
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX      TAG              DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
PE/PT       8023             Press/Vac element and
                             transmitter, air line, 0 to
                             25 psig                                            1575
TE/TT       8045             Temp Element/Temp Transmitter,
                             air, 20 F to 200 F                                  704
TE/TT       8055             Temp Element/Temp Transmitter,
                             air, 20 F to 200 F                                  704
TE/TT       TBD              Temp Element/Temp Transmitter,
                             air, 20 F to 200 F                                  704
TE/TT                        Temp Element/Temp Transmitter,
                             air, 20 F to 200 F                                  704
LE/LT       8103             Level Element - Silo                              4,034
LE/LT       8113             Level Element - Silo                              4,034
LS          8105             Auto - Bin - Dicator Diaphragm Switch              $299
LS          8104             Roto - Bin - Dicator top mount with 4 vane
                             paddle                                             $389
LS          8114             Auto - Bin - Dicator Diaphragm Switch              $299
LS          8034             Roto - Bin - Dicator top mount with 4 vane
                             paddle                                             $389
LS                           Auto - Bin - Dicator Diaphragm Switch              $299
LS                           Roto - Bin - Dicator top mount with 4 vane
                             paddle                                             $389
LS                           Auto - Bin - Dicator Diaphragm Switch              $299
LS                           Roto - Bin - Dicator top mount with 4 vane
                             paddle                                             $389
FS          TBD              Flow Switch                                        1470
FS                           Flow Switch                                        1470
XS          8101             Broken Bag Detector                                2048
XS          8111             Broken Bag Detector                                2048
TV          8045             Automatic ball valve 2 inch brass, air to
                             open                                                420
TV          8055             Automatic ball valve 2 inch brass, air to
                             open                                                420
                             Startup                                           14700

                             BULK SUGAR SUBTOTAL                              637844

                                           SUGAR PACKAGING
BL          701              Blower Package - Air Supply                       12233
HX          702              Blower Aftercooler - 850 cfm capacity              5670
TK          704              Charging Bin - Bag Filler                         17640
EQ          505              BAG FILLER - HAVER - 3 SPOUT                     384825
MAG         516              Metal Detector                                    17769
MAG         703              Drawer Magnet                                      9135
EQ          706              Bag Alignment                                     23100
EQ          707              Check Weigher                                     20244
EQ          708              Bag Coder                                         16485
EQ          710              Bag Labeller                                      16275
EQ          711              Palletizer with Slipsheet Dispenser              177975
CV          712              Conveyor, 15 ft length average, bag                7980
CV          713              Conveyor, 15 ft length average, bag                7980
CV          714              Conveyor, 15 ft length average, bag                7980
CV          715              Conveyor, 15 ft length average, bag                7980
CV          717              Conveyor, 15 ft length average, pallet            14280

------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX      TAG         Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------


DL-1165805v10                                                                 22

                                   BULK SUGAR
                                                                         1/21/01

------------------------------------------------------------------------------------------------------------------------------------
                                                              ORDER #
                                                              VENDOR/    DEL            BUDGET   ACTUAL         ORDER #   ORDER  DEL
SUFFIX    TAG                DESCRIPTION                        PO#      SCH    COST     COST     COST   VAR.   VEN/PO    DATE   SCH
------------------------------------------------------------------------------------------------------------------------------------
                    Automatic ball valve 2 inch brass, air
TV        1905      to open                                                        420
                    Press element and transmitter, air line,
PE/PT     1902      0 to 25 psig                                                   840
                    Temp Element/Temp Transmitter, air, 20F
TE/TT     1905      to 200 F                                                      1523
                    RF8H2G1N Bindicator Radio - Frequency
LS        1930      Level Indicator                                                546
                    Startup                                                      10500

                    SUGAR PACKAGING SUBTOTAL                                    761380
                    PROGRAMMING SUGAR SYSTEM SUBTOTAL                            24000
                    SUBTOTAL SUGAR                                              785380



------------------------------------------------------------------------------------------------------------------------------------
                                                                    CASH PAYMENT SCHEDULE
                        ------------------------------------------------------------------------------------------------------------
SUFFIX    TAG           Feb        Mar        April       May       June       May      June       July       Aug      Sept      Oct
------------------------------------------------------------------------------------------------------------------------------------

TV        1905

PE/PT     1902

TE/TT     2905

LS        1930


DL-1165805V10                                                                 23

                               SUGAR SYSTEM                              1/21/01

               KRISPY KREME NEW PLANT -- 3 MM SINGLE LINE              22-Jan-01
            Bulk Sugar -- 2 Silo option -- breakout for spout filler
                     Supersack Unloading of Ingredients
                     Oil Emulsification systek Included

INGREDIENT MANUFACTURING EQUIPMENT                                           COST
FLOUR UNLOADING AND STORAGE                                               $1,142,404
INGREDIENT UNLOADING AND STORAGE                                          $  799,499
INGREDIENT MICROSTATION                                                   $   28,000
UNLOADING MCC & CONTROL PANEL                                             $   84,780
SUBTOTAL UNLOADING                                                        $2,054,683
BLOWER MCC AND PANEL                                                      $  248,000
MAJOR INGREDIENT SYSTEM                                                   $  488,261
MCC AND CONTROL, PANEL SECOND FLOOR                                       $  173,001
MINOR INGREDIENT SYSTEM                                                   $  780,149
CONTROL ROOM MICROSTATION AND CONTROL PANEL                               $   84,000
OIL STORAGE AND HANDLING                                                  $  329,717
BATCH MIXING                                                              $  682,135
SUBTOTAL PROCESSING                                                       $2,785,263
PRODUCT PACKAGING                                                         $  759,501
PACKAGING MICROSTATION AND CONTROL PANEL                                  $   83,000
QUALITY ASSURANCE MICROSTATION                                            $   28,000
SUBTOTAL PACKAGING                                                        $  870,501
PROJECT MANAGEMENT                                                        $   79,500
PROGRAMMING -- INGREDIENT SYSTEM                                          $  163,600
MECHANICAL DESIGN                                                         $  130,700
EQUIPMENT VENDOR DRAWING REVIEW                                           $   43,800
VENDOR VISITS                                                             $    8,500
SUBTOTAL ENGINEERING SERVICES                                             $  426,100
TRAVEL EXPENSES FOR ENGINEERING SERVICES                                  $   40,000
TOTAL EQUIPMENT COST -- BASE CASE                                         $6,176,547
CONSTRUCTION SUPPORT TO THE PLANT
CONSTRUCTION SUPPORT MECHANICAL AND ELECTRICAL                            $   36,250
TRAINING SUPPORT TO THE PLANT                                             $   16,900
START-UP SUPPORT MECHANICAL AND ELECTRICAL                                $   35,695
CONSTRUCTION TRAVEL EXPENSES                                              $   45,000
        Subtotal construction support and startup                         $  133,845
TOTAL PROCESS EQUIPMENT COST                                              $6,310,392
OPTION 1 -- BULK SUGAR GRINDING
SUGAR PROCESSING
BULK SUGAR -- 2 silos                                                     $  637,844
SUGAR PACKAGING -- Valve Spout                                            $  761,380
MCC AND CONTROL PANEL                                                     $   75,500
CORN STARCH OR SUGAR SILO                                                 $  101,675
PROGRAMMING -- SUGAR SYSTEM                                               $   24,000
SUBTOTAL SUGAR                                                            $1,600,399
OPTION 2 -- BAG DUMP ONLY
BULK BAG AND BAG DUMPING SYSTEM                               $37,590
BAG DUMPING SYSTEM                                            $22,500
SAVINGS                                                       $15,090at7
SUBTOTAL DIFFERENCE FOR SEVEN SYSTEMS                                     $  105,630
OPTION 3 -- OIL STORAGE ONLY
DEDUCT OF EQUIPMENT FOR EMULSIFICATION SYSTEM                             $   50,943
OPTION 4 -- TOTE BIN PACKAGING
DEDUCT OF EQUIPMENT FOR TOTE BIN PACKAGING SYSTEM                         $  299,114
TOTAL PROCESS EQUIPMENT COST                                              $8,366,478
OPTION 5 -- PRESSURE SIFTERS -- ELIMINATE SILO BUILDING
INCREMENTAL ADDITIONAL COST FOR SILOS AND SIFTERS                         $   38,500
INCREMENTAL COST FOR USING HAVER FILLER 5 SPOUT UNIT                      $  258,125
WORST CASE SCENARIO

DL-1165805v10                                                                 24

                                  SCHEDULE 4(a)

                                Pricing Schedule


         The term "Applicable Margin" means, for any day, the rate per annum set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day:

Pricing Level                                    Level I       Level II       Level III      Level IV       Level V
Applicable Margin:                                .75%          0.90.%          1.05%         1.30%          1.75%

         For purposes of this Pricing Schedule, the following terms have the following meanings:

         "Level I Pricing" applies if the Fixed Charge Coverage Ratio at the most recent Performance Pricing Determination Date was greater than or equal to
4.50 to 1.00.

         "Level II Pricing" applies if the Fixed Charge Coverage Ratio at the most recent Performance Pricing Determination Date was greater than or equal to
3.75 to 1.00 and less than 4.50 to 1.00.

         "Level III Pricing" applies if the Fixed Charge Coverage Ratio at the most recent Performance Pricing Determination Date was greater than or equal to
3.00 to 1.00 and less than to 3.75 to 1.00.

         "Level IV Pricing" applies if the Fixed Charge Coverage Ratio at the most recent Performance Pricing Determination Date was greater than or equal to
2.25 to 1.00 and less than 3.00 to 1.00.

         "Level V Pricing" applies if the Fixed Charge Coverage Ratio at the most recent Performance Pricing Determination Date was less than 2.25 to 1.00.

         "Performance Pricing Determination Date" means each date that occurs 45 days after the end of the first 3 Fiscal Quarters, and 90 days after the end of the last Fiscal Quarter, of the Lessor.

         In determining the Applicable Margin, the Lessor shall refer to the Parent's most recent financial statements delivered to the Lessor pursuant to
Section 30(a)(i) of the Lease (together with the Compliance Certificate delivered in connection therewith, the "Audited Statements") and Section 30(a)(ii)) of the Lease (together with the Compliance Certificate delivered in connection therewith, the "Unaudited Statements"); provided, that, should any relevant Audited Statements or Unaudited Statements be delivered on a date later than a Performance Pricing Determination Date, any necessary changes in the Applicable Margin shall not be effective, except to the extent hereinafter provided to the contrary, until the next succeeding Performance Pricing Determination Date; provided, further, that, if the Audited Statements reflect a Fixed Charge Coverage Ratio different from the Fixed Charge Coverage Ratio determined by the

Unaudited Statements for the third Fiscal Quarter, then (i) if the Audited Statements reveal that the Lessee should have paid Basic Rent at a higher rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then the Lessee shall immediately pay to the Lessor such amounts as are necessary to cause the Lessor to have received the appropriate return, and (ii) if the Audited Statements reveal that the Lessee should have paid Basic Rent at a lower rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then, so long as no Default shall be in existence, the Lessor shall promptly pay to the Lessee such amounts as are necessary to cause the Lessor to have received the appropriate return.

                                   SCHEDULE 14

                             Insurance Requirements

         The Lessee will provide, or cause to be provided, insurance in accordance with the terms of this Schedule, which insurance shall be placed and maintained with Permitted Insurers.

                  (a) Insurance Coverages and Limits. At all times subsequent to the Lease Commencement Date, the Lessee shall provide, or cause to be provided, the following property and liability coverages with respect to the
Facility:

                           (i) all-risk property coverage, with limits of coverage at least equal to the replacement cost (which limits shall be not less than $28,000,000 for the Facility), which insurance coverage may, at the Lessee's option, be included under any "blanket" policy maintained by Lessee so long as such "blanket" policy provides for all-risk property coverage with respect to the Facility and any other Property covered thereby, with limits of coverage at least equal to the aggregate replacement cost of the Facility (provided, however, that such insurance, in either case, shall provide for replacement cost coverage, provided that the insured property is replaced, and, provided further, that the insurance shall not have the effect of causing the Lessee or any of its Affiliates to be deemed a co-insurer), with respect to the Lessee and any Affiliate of the Lessee providing services with respect to the Facility, or if the Lessee elects to effect the coverage required by this Paragraph under a "blanket" policy, the Lessee and its Affiliates insured thereby, such insurance to include, coverage for (x) floods, windstorms, hurricanes, tornadoes, earthquakes, collapse and other perils (including debris removal and cleanup) and such insurance to cover equipment separated from the Facility, transit of equipment and consumables to and from the Site, in each case with respect to the Facility, and such insurance to include coverage for all other risks and occurrences customarily included under all-risk policies available with respect to Property similar in installation, location and operation to the Facility (or the Facility and all other Property insured thereby if all are covered under a "blanket" policy), and (y) "boiler and machinery" property damage insurance on a comprehensive basis with respect to damage to the machinery, plants, equipment or similar apparatus (including production machinery) included in the Facility (or the Facility and all other Property insured thereby if all are covered under a "blanket" policy), from risks and in amounts normally insured against under machinery policies.

                           (ii)     (A)      statutory workers' compensation and
                  occupational disease insurance in accordance with applicable state and federal law, and employer's liability insurance with primary and excess coverage limits of not less than $5,000,000;

                                    (B)      commercial general liability
                  insurance covering operations of the Lessee, contractual liability coverage, contingent liability coverage arising out of the operations of the Facility, cross-liabilities coverage, sudden and accidental seepage and pollution coverage for the release of spent and unspent cooking oil and pollutants emitted from a hostile fire, and other coverage for hazards customarily insured with respect to Property similar in construction, location, occupancy and operation to the Facility, with limits complying with the underlying requirements of the excess liability policy described in Paragraph (a)(ii)(C);

                                    (C)      excess commercial liability
                  insurance in excess of the liability policies described in Paragraphs (a)(ii)(A) and (B) to bring to limits of not less than $11,000,000 for each occurrence and in the aggregate per year with respect to the Lessee and its Affiliates.

                           (iii) The policy or policies providing the coverage required by paragraphs (a)(i) and (a)(ii)(B) and (a)(ii)(C) may include deductible amounts for the account of the Lessee or its Affiliates, as the case may be, not to exceed $360,000 in the aggregate for all such coverages.

                  (b) Insurance Endorsements. Any insurance carried in accordance herewith shall, except as hereinafter permitted, provide or be endorsed to provide that:

                           (i) the Lessor, as its interests may appear, shall be included as additional insured or named as loss payee but only with respects coverages required by Paragraphs (a)(i), with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) under any policy required by this Schedule shall be the obligation of the Lessee and its Affiliates) and not that of the Lessor;

                           (ii) except with respect to the coverage required by Paragraphs (a)(i) and (a)(ii), there shall be a cross-liability and severability of interest endorsement providing that to the extent the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and deductibles shall operate in the same manner as if there were a separate policy covering each insured;

                           (iii) the insurer thereunder waives all rights of subrogation against the Lessor;

                           (iv) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lessor with respect to its interests in the Facility; and

                           (v) if such insurance is cancelled for any reason whatsoever (including, without limitation, nonpayment of premium) or any material change is made in the coverage that affects the interests of the Lessor, such cancellation or change shall not be effective as to the Lessor for 10 days for nonpayment of premiums and otherwise for 45 days, in both cases after receipt by the Lessor (at the address provided pursuant to Section 22 of the Lease) of written notice sent by certified mail from such insurer of such cancellation or change.

                  (c) Adjustment of Property Losses. After the occurrence and during the continuation of an Event of Default or after the occurrence of any other Cancellation Event or a Termination Event, the loss, if any, under any property insurance covering the Facility required to be carried by this Schedule shall be adjusted with the insurance companies or otherwise collected, including, without limitation, the filing of appropriate proceedings, by the Lessee in consultation with the Lessor.

                  (d) Reinstatement of Limits. The Lessee shall, or shall cause its insurance broker to, notify promptly the Lessor at any time when the limits of the excess commercial liability insurance required by Paragraph
(a)(ii)(C) shall have been reduced, either by reason of payments of, or the establishment of reserves for the ultimate payment of, claims which have been asserted during the term of such insurance, by an aggregate amount in excess of $500,000. At such time, the Lessee shall, if so requested by the Lessor, use its best efforts to reinstate such insurance so as to comply with the requisite limits prescribed herein.

                  (e) Upon request, the Lessee will furnish the Lessor evidence of such insurance relating to the Facility.

                  (f) Additional Insurance by the Lessor or the Lessee. Nothing in this Schedule shall prohibit the Lessor or the Lessee, as their respective interests may appear, from maintaining for their own account, at the expense of the Person purchasing such insurance, additional insurance on or with respect to the Facility, or any part thereof, with coverage exceeding that otherwise required under this Schedule, unless such insurance would conflict with or limit the insurance otherwise required under this Schedule.

                                 SCHEDULE 28(b)

                               Applicable Permits

- Site Development Permit through the City of Effingham (comes with the Building Permit)

- Sewer connection permit through I.E.P.A. (waiting on return of application from City for submittal to I.E.P.A.). This permit requires signoff from Illinois Historical Preservation Agency and Illinois Department of Conservation.

- Notice of Intent - General Permit to Discharge Storm Water for Construction Site Activities. This has been sent and notice has been acknowledged.

- Building Permit from the City of Effingham. Permit application and plans are in building department review.

- EPA "Air Emissions" Permit. THC has currently started application process to determine if one is required.

-        Per conversation with I.E.P.A. no water connection permit is necessary.

- No Storm Water Discharge Permit is required per the Illinois Environment Protection Agency.

- No required permits from the Illinois Historic Preservation Agency are required.

-        No other agencies or permits are known at this time.

                                 SCHEDULE 29(m)

                              Environmental Matters


        None, except as expressly stated in the Environmental Assessment.

                                 SCHEDULE 29(r)

                                  Subsidiaries

                                                           JURISDICTION OF
        SUBSIDIARY                  TYPE OF ENTITY          ORGANIZATION          PERCENTAGE OWNERSHIP BY PARENT
        ----------                  --------------         ---------------        ------------------------------
Krispy Kreme Doughnut Corporation   corporation            North Carolina    100% by Krispy Kreme Doughnuts, Inc.

KKIM Corp.                          corporation            Delaware          100% by Krispy Kreme Doughnut Corporation

Krispy Kreme Distributing Company,  corporation            North Carolina    100% by Krispy Kreme Doughnut Corporation
Incorporated

Thornton's Flav-O-Rich Bakery,      corporation            North Carolina    100% by Krispy Kreme Doughnut Corporation
Incorporated

HD Capital Corporation              corporation            Delaware          100% by Thornton's Flav-O-Rich Bakery, Incorporated

HDN Development Corporation         corporation            Kentucky          100% by HD Capital Corporation

Krispy Kreme Coffee Company, LLC    limited liability      North Carolina    100% by Krispy Kreme Doughnut Corporation
                                    company

Golden Gate Doughnuts, LLC          limited liability      North Carolina    59% by Krispy Kreme Doughnut Corporation
                                    company

Freedom Rings, LLC                  limited liability      Delaware          70% by Krispy Kreme Doughnut Corporation
                                    company

                                 SCHEDULE 30(t)


                          KRISPY KREME DOUGHNUTS, INC.
                               (THE "CORPORATION")
                                INVESTMENT POLICY

                             ADOPTED APRIL 10, 2000;
                             AMENDED APRIL 12, 2001


I. INVESTMENT OBJECTIVES: The Corporation has established the following objectives regarding its investment policy.


         1. SAFETY: The primary objective of the investment activities of the Corporation is preservation of principal. Each investment transaction shall seek to first ensure that capital losses are avoided by effectively making low risk investments.
         2. LIQUIDITY: The investment portfolio will be structured to provide sufficient liquidity to pay all obligations of the Corporation.
         3. RETURN: The Corporation seeks to maximize the return on all investments within the limits of safety and liquidity.

II. INVESTMENT POLICY AUTHORITY: The Corporation does hereby establish the responsibility for enforcing and revising the Corporation's investment policies with the Investment Committee. The Investment Committee shall consist of the Chief Financial Officer (CFO), Senior Vice President of Corporate Finance, and Director of Accounting. The Investment Committee will meet monthly, along with Branch Banking & Trust's (BB&T) Trust Department Money Managers, to review the investing activities of the Corporation. The Investment Committee will be charged with the responsibility of revising, approving, and enforcing the Corporation's investment policies, as well as, reviewing the previous month's investment results.

         Executing the daily investment decisions, reporting, and safekeeping of the investments in accordance with the Corporation's Investment policies are the primary responsibility of the CFO. The CFO has further delegated these duties to the BB&T Trust Department Money Managers. In addition, the CFO will provide a monthly investment report to the Chief Executive Officer.

III. AUTHORIZED INVESTMENTS: The BB&T Trust Department Money Managers may buy, sell or invest corporate funds into any of the following securities in accordance with the established standards:

         Security Description

                                                                     MATURITIES               LIMITATIONS
                                                                     ----------               -----------
        U.S. Treasuries (Bills, Notes, Bonds)                      1 wk to 3 yrs         up to 40% of portfolio

        U.S. Government Agency Securities                          1 wk to 3 yrs         up to 60% of portfolio
        Gov. National Mortgage Assoc. (GNMA)
        Federal Home Loan Mortgage Assoc. (FNMA)
        Federal Home Loan Mortgage Corp. (FHLMC)
        Student Loan Marketing Assoc. (SLMA)
        Corporate Bonds/Debentures                                 Less than 3 years     up to 20% of portfolio

        Repurchase Agreements                                      Overnight             Collateralized by Gov.
                                                                                              Securities
        Eurodollars                                                Overnight             up to 10% of portfolio
        Master Note                                                Overnight             up to 20% of portfolio

        Commercial Paper                                           1 day to 180 days     up to 10% of portfolio
                                                                   A1, P1

        Money Market Funds                                         Daily                 Reviewed w/Corporation

        Certificates of Deposit                                    1 wk to 3 yrs         up to 20% of portfolio

        Municipals                                                 less than 3 years     up to 20% of portfolio

         Investments into securities outside the authorized investments must be approved, in writing, by the Investment Committee.

IV. INVESTMENT QUALITY RATINGS: The credit rating on all investment shall be determined prior to investing in any security. All references to credit rating will be using the Standard & Poors and Moody's investment rating services (single A or better for corporates, municipals and preferred stock). In the event a credit rating should be downgraded by one or both services while holding the security, BB&T Trust Department shall notify the CFO, or anyone else the CFO designates, who will then make the decision regarding liquidation or continuing to hold until maturity.

V. INVESTMENT TERM TO MATURITY: Term to maturity shall be governed by the Corporation's safety and liquidity limitations. Maturities should be timed to coincide as closely as possible with the known cash needs.

VI. SAFEKEEPING: All investments made by the Corporation will be held with BB&T in custody or safekeeping. In addition, the financial institution must provide timely confirmation/safekeeping receipts on all investment transactions and provide monthly transaction reports.

         Any investing activities which are not covered or are a violation of aforementioned Investment Policy must be approved, in writing, by the Investment Committee.

This Investment Policy is hereby adopted by the Investment Committee this ________ day of _________________, 2001.

                              KRISPY KREME DOUGHNUTS, INC.



                             -------------------------------------------------
                              Scott A. Livengood, Chairman of the Board,
                                      President & Chief Executive Officer


                             -------------------------------------------------
                              John W. Tate, Chief Financial Officer


                             -------------------------------------------------
                              Randy S. Casstevens, Sr. Vice President -
                                      Corporate Finance


                              BRANCH BANKING &TRUST



                             -------------------------------------------------
                              William H. Shawcross, Jr., Vice President -
                                      Institutional Trust

                                    EXHIBIT A

                               Description of Site

         A part of the Northwest Quarter of Section 32, Township 8 North, Range 6 East of the Third Principal Meridian, Effingham County, Illinois, more particularly described as follows:

         COMMENCING at the Northwest corner of said Section 32, being an iron pin; thence South 89(degree) 43' 12" East, record bearing, along the North line of said Section 32, to a point 15.00 feet perpendicular distance Easterly of the East line of the West Half of the North Half of the Northwest Quarter of the Northwest Quarter of said Section 32, a distance of 678.21 feet; thence South 01(degree) 23' 10" West, along a line 15.00 feet perpendicular distance Easterly of the East line of the West Half of the North Half of the Northwest Quarter of the Northwest Quarter of said Section 32, a distance of 30.01 feet to the POINT OF BEGINNING, being an iron pin; thence South 89(degree) 43' 12" East a distance of 704.32 feet; thence South 72(degree) 56' 29" East a distance of 69.28 feet; thence, along a curve to the left, having a radius of 60.00 feet, an arc length of 129.39 feet, a chord bearing of North 62(degree) 03' 31" East, a chord distance of 105.74 feet to the North line of Section 32; thence, continuing South 89(degree) 43' 12" East, along the North line of said Section 32, to the West right-of-way line of CSX Railroad, a distance of 324.35 feet, to an iron pin; thence South 20(degree) 19' 37" East, along the west right-of-way line of CSX Railroad to the Northeast corner of Lot 4 of Effingham Business Park, Third Addition (reference made to the Plat recorded in Book 1468 page 282, Plat #250-B at the Effingham County Recorder's Office), a distance of 611.69 to an iron pin; thence South 69(degree) 40' 23" West along the North line of said Lot 4, a distance of 271.93 feet to an iron pin; thence North 89(degree) 40' 01" West, to the Northwest corner of said Lot 4, a distance of 216.60 feet to an iron pin; thence South 01(degree) 20' 10" West to the Southwest corner of said Lot 4, being the North right-of-way line of Stevens Avenue, a distance of 657.99 feet to an iron pin; thence North 89(degree) 36' 50" West, along the North right-of-way line of Stevens Avenue, to the Southeast corner of Lot 8 of Effingham Business Park, First Addition, (reference made to the plat recorded in Book 1215 page 25, Plat #206-B at the Effingham County Recorder's Office), a distance of 944.52 feet, to an iron pin; thence North 01(degree) 26' 10" East to the Northeast corner of said Lot 8, a distance of 662.23 feet to an iron pin; thence North 89(degree) 40' 01" West along the South line of the North Half of the Northwest Quarter of the Northwest Quarter of said Section 32, to a point 15 feet perpendicular distance Easterly of the East line of the West Half of the North Half of the Northwest Quarter of the Northwest Quarter of said Section 32, a distance of 1.24 feet to an iron pin; thence North 01(degree) 23' 10" East along a line 15.00 feet perpendicular distance Easterly of the East line of the West Half of the North Half of the Northwest Quarter of the Northwest Quarter of said Section 32, a distance of 632.21 feet to an iron pin to the POINT OF BEGINNING;

         said land being also described as:

         Lot 1 of KRISPY KREME SUBDIVISION (reference made to Plat #274-A and Book 1618 page 280 in the Recorder's Office of Effingham County, Illinois); situated in the City of Effingham, County of Effingham and State of Illinois.

                                    EXHIBIT B

               Form of Opinion of Lessee's and Guarantors' Counsel

                                                             ATTORNEYS AT LAW
                                                      1001 West Fourth Street
KILPATRICK STOCKTON LLP             Winston-Salem, North Carolina  27101-2400
                                                     Telephone:  336.607.7300
                                                     Facsimile:  336.607.7505
                                         Web site: www.kilpatrickstockton.com

                                                         PETER S. BRUNSTETTER
                                  E-MAIL: PBRUNSTETTER@KILPATRICKSTOCKTON.COM
April 26, 2001                                      DIRECT DIAL: 336.607.7307



To Wachovia Capital Investments, Inc.
as Lessor
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757

Dear Sirs:

         We have acted as counsel for Krispy Kreme Doughnut Corporation, a North Carolina corporation (the "Lessee"), in connection with the Lease Agreement (the "Lease") dated as of April 26, 2001, between the Lessee and Wachovia Capital Investments, Inc. ("Wachovia") as the Lessor, and for Lessee's parent, Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the "Parent") and its wholly-owned subsidiaries, KKIM Corp., a Delaware corporation, Krispy Kreme Distributing Company, Incorporated, a North Carolina corporation, Thornton's Flav-O-Rich Bakery, Incorporated, a North Carolina corporation, HD Capital Corporation, a Delaware corporation, HDN Development Corporation, a Kentucky corporation, and Krispy Kreme Coffee Company, LLC, a North Carolina limited liability company (together, the "Subsidiaries," and together with Parent, the "Guarantors") in connection with the Parent Guaranty and Subsidiary Guaranty, each dated as of April 26, 2001. Lessee and the Guarantors are referred to herein as the "Credit Parties." All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Lease.

         For purposes of rendering the opinions contained in this letter, we have examined and reviewed the following (collectively, the "Operative Documents"):

         (i)      the Lease;

         (ii) the Memorandum of Lease, dated as of April 26, 2001, between Lessee and Wachovia;

         (iii) the Acquisition, Agency, and Indemnity and Support Agreement, dated as of April 26, 2001, between the Lessee and Wachovia;

         (iv) the Ground Lease, dated as of April 26, 2001, between the Lessee and Wachovia;

         (v) the Parent Guaranty, dated as of April 26, 2001, between Parent and Wachovia;



          ATLANTA - AUGUSTA - BRUSSELS - CHARLOTTE - LONDON - MIAMI -
           RALEIGH - RESTON - STOCKHOLM - WASHINGTON - WINSTON-SALEM

KILPATRICK STOCKTON LLP


         (vi) the Subsidiary Guaranty, dated as of April 26, 2001, between the Subsidiaries and Wachovia; and

         (vii) the Contribution Agreement, dated as of April 26, 2001 between the Credit Parties.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

         In such examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures (other than signatures on behalf of the Credit Parties), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of such copies.

         As to various questions of fact material to the opinions rendered herein, we have relied upon information furnished to us by or on behalf of the Credit Parties. We have assumed the due execution and delivery, pursuant to due authorization, of the Operative Documents by each party thereto other than the Credit Parties, that each such other party has the full power, authority and legal right to enter into and perform its obligations under each Operative Document to which it is a party, that each Operative Document constitutes the valid and legally binding obligation of each such other party, enforceable against such party in accordance with its terms, and that all necessary consents, approvals, authorizations, registrations, declarations and filings (governmental or otherwise) and all other conditions precedent with respect to the legal and valid execution and delivery of, and performance under, the Operative Documents by each party thereto other than the Credit Parties have been made or satisfied or have occurred and are in full force and effect.

         Whenever any opinion herein with respect to the existence or absence of facts is qualified by the phrase, "to our knowledge," such phrase indicates only that during the course of our representation of the Credit Parties, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. Except to the extent otherwise expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of any such facts and no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of the Credit Parties.

         Based upon our examination, as described above, and subject to the foregoing and to the qualifications, limitations, exceptions, and assumptions set forth below, we are of the opinion that:

         1. Each Credit Party is duly organized, validly existing and in good standing under the laws of the State of its organization and has all requisite power and authority required to carry on its respective business as now conducted. Each Credit Party has the power, authority and legal right to execute, deliver and perform its obligations under the Operative Documents.

KILPATRICK STOCKTON LLP


To our knowledge, each Credit Party has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party (i) are within each such Credit Party's corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other action, (iii) require no consent or approval or other action by or in respect of, or notice to or filing with, any Governmental Authority (other than the recording of the Memorandum of Lease and the Ground Lease), (iv) do not violate or contravene or constitute a default under, any provision of any Governmental Requirement or of the certificate of incorporation or by-laws of any Credit Party (or of the articles of organization or operating agreement, as applicable) or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon such Credit Party or any of its assets and (v) to our knowledge, except as provided in the Lease, do not result in the creation or imposition of any Lien on any asset of any Credit Party.

         3. Each Operative Document has been duly executed by each Credit Party that is a party thereto and constitutes a valid and binding agreement of each Credit Party that is a party thereto, enforceable against each such Credit Party in accordance with its terms.

         4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting any Credit Party or any Subsidiary before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Credit Parties and the Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Lease or any other Operative Document.

         5. None of the Credit Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6. None of the Credit Parties is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         7. The choice of New York law to govern the Lease and the other Operative Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State of North Carolina and adherence to existing judicial precedents generally would require a court sitting in the State of North Carolina to abide by such choice of law, unless a fundamental policy of the State of North Carolina would be violated; provided, however, that North Carolina courts may find that matters relating to real property be decided according to the law of the situs of the real property. We are not aware of any provision of the Lease or the other Operative Documents which would violate a fundamental policy of the State of North Carolina.

KILPATRICK STOCKTON LLP


         The opinions expresses in this letter are subject to the following qualifications:

         (a) We are qualified to practice law in the State of North Carolina, and we express no opinion as to the laws of any other jurisdiction other than the State of North Carolina, U.S. Federal law, and, with respect to the due organization, valid existence, good standing, power, authority, and due authorization of certain Credit Parties incorporated under the laws of the States of Delaware and Kentucky, Delaware corporate law, and Kentucky corporate law. To the extent the Operative Documents state that the interpretation and enforcement thereof are controlled by the laws of a state other than the State of North Carolina, for purposes of our opinions rendered herein, we have, with your permission, assumed that the laws of the State of North Carolina control such interpretation and enforcement. In rendering our opinions herein, we have, with your permission, limited our examination of laws, rules and regulations to those types of laws, rules and regulations of general applicability to transactions of the type contemplated by the Operative Documents.

         (b) Our opinion in paragraph 1 as to the good standing of the Credit Parties is based solely on certificates of the Secretary of State of the State of organization of each of the Credit Parties.

         (c) The opinions contained herein as to the enforceability of the Operative Documents are subject to the qualification that enforcement of the Operative Documents is limited by the following: (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws which relate to or affect creditors' rights generally; (ii) general principles of equity, including concepts of materiality, reasonableness, unconscionability, good faith and fair dealing; (iii) laws rendering unenforceable indemnification contrary to Federal and state securities laws and public policy; and (iv) the provisions of North Carolina General Statutes ss.ss. 6-21.1 and 6-21.2 relating to attorneys fees.

         (d) Our opinion as to the enforceability of the Operative Documents is also subject to the further qualification that certain provisions contained therein may not be enforceable but, in our opinion (which is based upon the assumptions and subject to the qualification set forth herein), such unenforceability will not render the Operative Documents invalid as a whole or substantively interfere with the practical realization of the principal benefits to be provided thereby.

         (e) We express no opinion as to any provision in the Operative Documents which provides that acceptance of late payment or other late performance will not be deemed a waiver of the default generated thereby. The North Carolina Court of Appeals has held that when a holder of a note regularly accepts late payments, it is deemed to waive its rights to accelerate the debt because of late payments until it notifies the maker that prompt payments are again required. Consequently, this principle may be extended to other late performances under the Operative Documents.

         (f) We express no opinion as to the enforceability of the Memorandum of Lease as a mortgage or any remedies thereunder.

KILPATRICK STOCKTON LLP


         (g) We express no opinion as to the enforceability of the waiver of notice provisions of the Operative Documents. Notices required under North Carolina General Statutes ss. 25-9-504 may not be waived. Furthermore, Chapter 45 of the North Carolina General Statutes provides for certain required notices which cannot be waived in the event of foreclosure against any property covered thereby.

         (h) We express no opinion as to the enforceability of any provision of the Operative Documents granting any person authority to act as an agent or attorney-in-fact for any Credit Party or limiting any fiduciary duty of a person acting in any such capacity.

         (i) We express no opinion as to (i) the existence of, or the right, title or interest of any Credit Party in, to or under, the Collateral or any other property, (ii) the creation of any security interest or other lien, or
(iii) the priority of any security interest created by the Operative Documents.

         (j) Any agreement contained in the Operative Documents that any action concerning or relating thereto must be venued in a particular county is unenforceable under North Carolina law.

         (k) Any waiver in the Operative Documents to the right to a jury trial is unenforceable pursuant to North Carolina General Statutes ss. 22B-10.

         (l) We have no obligation to update our opinions for events occurring after the date of this letter.

KILPATRICK STOCKTON LLP


         Our opinions are solely for the information and benefit of the addressee in connection with the transactions contemplated by the Operative Documents and may not be relied upon by any other party for any purpose, except for permitted assignees and participants under the Lease. The opinions herein shall not be quoted or otherwise referred to in any financial statement or other documents, in whole or in part, or furnished to any other party or agency without our prior written consent.


                                    Very truly yours,

                                    KILPATRICK STOCKTON LLP



                                    By:
                                        ----------------------------------------
                                             Peter S. Brunstetter
                                             Partner

                                    EXHIBIT C

                             Compliance Certificate


                  Reference is made to the Lease Agreement dated as of April 26, 2001 (as modified and supplemented and in effect from time to time, the "Lease Agreement") between Krispy Kreme Doughnut Corporation, as Lessee, and Wachovia Capital Investments, Inc., as Lessor. Capitalized terms used herein shall have the meanings ascribed thereto in the Lease Agreement.

                  Pursuant to Section 30(a)(iii) of the Lease Agreement, _________, the duly authorized chief financial officer of Krispy Kreme Doughnut Corporation, and ______, the duly authorized chief financial officer of Krispy Kreme Doughnuts, Inc., hereby (i) certify to the Lessor that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ___________, ____, and that no Default is in existence on and as of the date hereof and (ii) restate and reaffirm that the representations and warranties contained in Article 29 of the Lease Agreement are true on and as of the date hereof as though restated on and as of this date.


                            KRISPY KREME DOUGHNUT CORPORATION
                            (SEAL)


                            By:
                                  --------------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                         -------------------------------------


                            KRISPY KREME DOUGHNUTS, INC. (SEAL)


                            By:
                                  --------------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                         -------------------------------------


1.       Consolidations, Mergers and Sales of Assets (Section 30(d))

         The Lessee will not, and will not permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (i) the Lessee may merge with another Person if (A) such Person is organized under the laws of the United States of America or one of its states, (B) the Lessee is the Person surviving such merger and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (ii) Subsidiaries of the Lessee may merge with one another, provided that if either party to the merger is a Subsidiary Guarantor, the surviving entity must be a Subsidiary Guarantor, (iii) any Subsidiary may merge with another Person if such merger is a Permitted Acquisition and the Subsidiary is the Person surviving such merger, and (iv) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during such Fiscal Quarter and the 3 Fiscal Quarters immediately preceding such Fiscal Quarter.

         (a)        Aggregate amount of assets sold, leased or
                    otherwise disposed of during Fiscal Quarter                 $_________________

         (b)        Aggregate amount of other assets sold, leased or
                    otherwise disposed of during the 3 immediately
                    preceding Fiscal Quarters                                   $_________________

         (c)        Sum of (a) and (b)                                          $_________________

         (d)        Consolidated Total Assets as of the end of the
                    most recent Fiscal Year immediately preceding
                    such Fiscal Quarter                                         $_________________

         (e)        10% of (d)                                                  $_________________
                    Limitation:  (c) may not exceed (e)

         (f)        Portion of Consolidated Operating Profits
                    contributed by assets in (a)                                $_________________

         (g)        Portion of Consolidated Operating Profits
                    contributed by assets in (b)                                $_________________

         (h)        Sum of (f) and (g)                                          $_________________

         (i)        Consolidated Operating Profits during such
                    Fiscal Quarter, and the 3 Fiscal Quarters
                    immediately preceding such Fiscal Quarter                   $_________________

         (j)        10% of (i)                                                  $_________________
                    Limitation:  (h) may not exceed (j)

         (k)        Consolidated Total Assets (excluding assets in
                    (a) and (b))                                                $_________________

2.       Investments (Section 30(t))

         Neither the Parent nor any of its Subsidiaries shall make Investments in any Person except:

                  (i) loans or advances to employees not exceeding $500,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;

                  (ii) deposits required by government agencies or public utilities in the ordinary course of business;

                  (iii) investments made in accordance with the Investment Policy attached hereto as Schedule 30(t) as in effect on the date hereof without giving effect to any modifications thereto and without giving effect to any Investments not expressly permitted by Schedule 30(t) that are authorized by the Lessee's Investment Committee or any other Person;

                  (iv) Joint Venture Investments, provided that Non-Guarantor Joint Venture Investments shall not at any time exceed in the aggregate the following percentages of Consolidated Tangible Net Worth during the following periods:

                                                                MAXIMUM PERCENTAGE OF
                              PERIOD                      CONSOLIDATED TANGIBLE NET WORTH
                              ------                      -------------------------------
                  From and including the                               17.5%
                  Closing Date through and
                  including February 3, 2002

                  From and including February                            20%
                  4, 2002, through and including
                  February 2, 2003

                  From and including February                          22.5%
                  3, 2003, through and including
                  February 2, 2004

                  At all times on and after                              25%
                  February 3, 2004

                  (v) loans and advances to employees and members of the Board of Directors of the Parent in connection with the conversion of the Long Term Incentive Plan of the Parent in an aggregate amount not to exceed $3,000,000; and

                  (vi) Permitted Acquisitions (exclusive of Joint Venture Investments);

         provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.


         (a)      Loans or Advances to Employees (aggregate)                    $_________________

                  Limitation on (a):  cannot exceed $500,000

         (b)      Investments made in accordance with the Investment Policy     $_________________

         (c)      Non-Guarantor Joint Venture Investments                       $_________________

                  Limitation on (c): Non-Guarantor Joint Venture Investments cannot in the aggregate exceed ____% of Consolidated Tangible
                  Net Worth (Schedule 2) for the period from and including
                  [describe applicable period]


                  ____% of Consolidated Tangible Net Worth                      $_________________

         (d)      Loans and advances to employees and members of the Board of
                  Directors of the Parent in connection with the conversion of
                  the Long-Term Incentive Plan of the Parent                    $_________________

                  Limitation on (d): cannot exceed $3,000,000

         (e)      Permitted Acquisitions                                        $_________________

3.       Liens (Section 30(u))

         Neither the Lessee nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset not constituting part of the Facility ... except:

                  (i) Liens existing on the date of this Lease securing Debt outstanding on the date of this Lease in an aggregate principal amount not exceeding $1,000,000;

                  (ii) any Lien existing on any specific fixed asset of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (iii) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that (A) such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof, (B) such Lien does not at any time encumber any other Property, and (C) the amount of the Debt secured by such asset is not increased;

                  (iv) any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into the Lessee or a Consolidated Subsidiary and not created in contemplation of such event;

                  (v) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Lessee or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (vi) Liens securing Debt owing by any Subsidiary to the Lessee;

                  (vii) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section 30(u), provided that (x) such Debt is not secured by any additional assets, and (y) the amount of such Debt secured by any such Lien is not increased;

                  (viii) Liens incidental to the conduct of the Lessee's business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (ix)     any Lien on Margin Stock; and

                  (x) Liens not otherwise permitted by the foregoing paragraphs of this Section 30(u) securing Debt (other than indebtedness under this Lease or the other Operating Documents) in an aggregate principal amount at any time outstanding not to exceed 2.5% of Consolidated Tangible Net Worth;

         Provided the aggregate amount of Debt secured by Liens permitted by the foregoing paragraphs (i) through (ix) shall at no time exceed an aggregate amount greater than 5% of Consolidated Tangible Net Worth.

         None of the Lessee's or any Consolidated Subsidiary's property is subject to any Lien securing Debt which is not permitted by paragraphs
         (i) through (x) of Section 30(u), except for:


                                                                                Amount of Debt
         Description of Lien and Property pursuant to Section 30(u)(i)-(x)      Secured
         -----------------------------------------------------------------      --------------
         (i)      ____________________________________________                  $__________________

         (ii)     ____________________________________________                  $__________________

         (iii)    ____________________________________________                  $__________________

         (iv)     ____________________________________________                  $__________________

         (v)      ____________________________________________                  $__________________

         (vi)     ____________________________________________                  $__________________

         (vii)    ____________________________________________                  $__________________

         (viii)   ____________________________________________                  $__________________

         (ix)     ____________________________________________                  $__________________

         (x)      ____________________________________________                  $__________________

                  Limitation on Total Amount of Debt Secured Order (x):
                  2.5% of Consolidated Tangible Net Worth
                                                                                $__________________

         Total Amount of Debt Secured under Section 30(u) (aggregate)
                                                                                $__________________

                  Limitation on Section 30 (u) (in the aggregate): cannot
                  exceed 5% of Consolidated Tangible Net Worth                  $__________________

4.       Fixed Charge Coverage Ratio (Section 30(v))

         At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending April 30, 2001, the Fixed Charge Coverage Ratio for the Fiscal Quarter just ended and the immediately preceding 3 Fiscal Quarters shall be greater than 1.85 to 1.0.


         (a)      Consolidated Net Income                                       $_________________

         (b)      Consolidated Fixed Charges                                    $_________________

         (c)      Sum of (a) and (b)                                            $_________________

         (d)      Consolidated Fixed Charges                                    $_________________

         (e)      Ratio of (c) to (d)                                           __________ to 1.00

                  Limitation on (e): ratio must be greater than 1.85 to 1.00

5.       Leverage Ratio (Section 30(w))

         At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending April 30, 2001, the Consolidated Leverage Ratio shall be less than 2.25 to 1.0.


        (a)        Consolidated Total Debt                                     $_________________

        (b)        Consolidated Adjusted EBITDA
                   for the period of 4 Fiscal Quarters
                   (Schedule 1)                                                $_________________

        (c)        Ratio of (a) to (b)                                         _____ to 1.00

                   Limitation on (c):  Minimum Ratio must be less than 2.25
                   to 1.00

6.       Minimum Consolidated Tangible Net Worth (Section 30(x))

         Consolidated Tangible Net Worth will at no time be less than $135,000,000 (the "Minimum Level") plus the sum of 33% of the cumulative Reported Net Income of the Parent and its Consolidated Subsidiaries during any period after April 30, 2001 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (x), any Fiscal Quarter in which the Reported Net Income of the Parent and its Consolidated Subsidiaries is negative; provided that:

         (i) the Minimum Level shall be reduced by the amount of all goodwill (less goodwill attributable to minority interests) from Permitted Acquisitions that close on or before July 31, 2002 that should appear as such on a consolidated balance sheet of the Parent and its Subsidiaries in accordance with GAAP; provided that the aggregate amount of all such reductions shall not exceed $25,000,000; and

         (ii) the Minimum Level shall be increased by the amount of each increase in stockholders' equity of the Parent and its Consolidated Subsidiaries as a result of each issuance of Capital Stock or other equity securities by the Parent and its Subsidiaries to the seller(s) pursuant to (and as consideration for) each Permitted Acquisition that closes on or before July 31, 2002 (including, without limitation, each conversion by such seller(s) of Debt for Capital Stock or other equity securities of the Parent or any Subsidiary).

         (a)      Consolidated Tangible Net Worth (Schedule 2)                  $_________________

         (b)      Reported Net Income(1)                                        $_________________

         (c)      33% of (b)                                                    $_________________

Section 1. _______________________________

        (1) Exclude any Fiscal Quarter in which Reported Net Income is negative.

         (d)      Minimum Level: $135,000,000                                   $_________________

         (e)      Adjustments to (d) for goodwill from Permitted Acquisitions
                  that close on or before July 31, 2002                         $_________________

         (f)      Adjustments to (d) for issuance of Capital Stock and other equity securities by Parent and its Subsidiaries for Permitted
                  Acquisitions closing on or before July 31, 2002               $_________________

         (g)      (d) less (e) plus (f)                                         $_________________

         (h)      Sum of (c) and (g)                                            $_________________

                  Limitation: (a) may not be less than (h)

7.       Consolidated Total Liabilities to Consolidated Tangible Worth (Section
         30(y))

         As at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on April 30, 2001, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth shall not be greater than 0.75 to 1.0.

         (a)      Consolidated Total Liabilities                                $_________________

         (b)      Consolidated Tangible Net Worth (Schedule 2)                  $_________________

         (c)      Ratio of (a) to (b)                                           $_________________

                  Limitation on (c): ratio must be less than or equal to 0.75 to 1.0.

8.       Restricted Payments (Section 30(z))

         The Lessee will not permit the Parent to declare or make any Restricted Payments; provided, however, that the Parent may:

         (i) repurchase, redeem or otherwise retire for value common stock of the Parent pursuant to a stock repurchase plan duly approved by the Board of Directors of the Parent; and

         (ii) during any Fiscal Year, the Parent may declare and pay dividends on its common stock in an amount not to exceed 50% of Consolidated Net Income for the immediately preceding Fiscal Year;

         provided, further, that after giving effect to the payment of any such Restricted Payment, no Default shall be in existence or be created thereby.

         (a)      Amounts paid by Parent to repurchase, redeem or retire common stock of Parent pursuant to approved stock repurchase plan
                  during Fiscal Year                                            $_________________

         (b)      Parent dividends paid on common stock during Fiscal Year      $_________________

                  Limitation on (b): may not exceed 50% of Consolidated Net
                  Income for the immediately preceding Fiscal Year

                  50% of Consolidated Net Income                                $_________________

9.       Additional Guarantors (Section 30(aa))

         With respect to any new Subsidiary (other than a Consolidated Joint Venture) created or acquired after the Closing Date, the Lessee shall, within 10 Business Days after such creation or acquisition cause each new Subsidiary (a) to become a party to the Guaranty and the Contribution Agreement by executing and delivering to the Lessor counterparts thereof or joinder agreements with respect thereto, (b) to deliver to the Lessor the certificate specified in Section 28(a)(i) for such Subsidiary with appropriate insertions and attachments, and (c) if requested by the Lessor, to deliver to the Lessor a legal opinion in substantially the form of Exhibit B of the Lease Agreement with respect to such Subsidiary and the Subsidiary Guaranty and Contribution Agreement, from counsel to such Subsidiary reasonably satisfactory to the Lessor.


         (a)      Subsidiary Guarantors

                  (1)      KKIM Corporation

                  (2)      Krispy Kreme Distributing Company, Inc.

                  (3)      Thornton's Flav-O-Rich Bakery, Inc.

                  (4)      HD Capital Corporation

                  (5)      HDN Development Corporation

                  (6)      Krispy Kreme Coffee Company, LLC

                  (7)      [Additional Subsidiaries]

         (b)      Consolidated Joint Ventures

                                                                      Schedule 1


                          CONSOLIDATED ADJUSTED EBITDA


(a)        Consolidated Net Income for:

           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________

           Total                                                                $_________________

(b)        Depreciation and amortization expense for:

           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________

           Total                                                                $_________________

(c)        Consolidated Interest Expense for:

           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________


           Total                                                                $_________________

(d)        Income tax expense for:

           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________

           Total                                                                $_________________

(e) All payments made by Parent and its Consolidated Subsidiaries under Synthetic Leases

           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________
           ____ quarter ____                                                    $_________________

           Total                                                                $_________________

           CONSOLIDATED ADJUSTED EBITDA                                         $_________________
           (sum of (a), plus (b), plus (c), plus (d),
           plus (e))

                         CONSOLIDATED TANGIBLE NET WORTH

                                                                                                  SCHEDULE 2

(a)______  Stockholders' Equity                                                 $_________________

(b)______  any surplus resulting from any write-up of assets subsequent
           to January 28, 2001                                                  $_________________

(c)______  all assets which would be treated as intangible assets for
           balance sheet purposes under GAAP                                    $_________________

(d)______  any amount at which shares of Capital Stock of the Parent appear as an asset on the balance sheet of the Parent and its
           Consolidated Subsidiaries (to the extent not included in (c)
           above)                                                               $_________________

(e)______  loans or advances to stockholders, directors, officers or
           employees                                                            $_________________

(f)______  Deferred expenses (to the extent not included in (c) above)          $_________________

(g)______  all minority interests (except minority interests in
           Unconsolidated Joint Ventures)                                       $_________________

           CONSOLIDATED TANGIBLE NET WORTH ((a), less (b), less (c),
           less (d), less (e), less (f) less (g))                               $_________________

                                    EXHIBIT D

                           Form of Subsidiary Guaranty


         THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of April 26, 2001, by each of the undersigned entities respectively organized under the laws of the states set forth on the signature pages below their names (collectively the "Guarantors", which term shall include any Subsidiary of Krispy Kreme Doughnuts, Inc., a North Carolina corporation, which becomes a Guarantor pursuant to Section 16 hereof and Section 30(aa) of the Lease Agreement referred to below), in favor of the Lessor, under the Lease Agreement referred to below.


                               W I T N E S S E T H

         WHEREAS, Krispy Kreme Doughnuts Corporation, a North Carolina corporation (the "Lessee"), and Wachovia Capital Investments, Inc., a Georgia corporation (the "Lessor"), have entered into a certain Lease Agreement dated as of April 26, 2001 (as it may be amended, restated, supplemented or modified from time to time, the "Lease Agreement"), providing, subject to the terms and conditions thereof, for Advances to be made by the Lessor to the Lessee;

         WHEREAS, it is required by Section 28(a)(xiii) of the Lease Agreement that each of the Guarantors execute and deliver this Guaranty whereby each of the Guarantors shall guarantee the payment when due of all amounts that shall be at any time payable by the Lessee under the Lease Agreement, the Agency Agreement and the other Operative Documents to which the Lessee is a party; and

         WHEREAS, in consideration of the financial and other support that the Lessee has provided, and such financial and other support as the Lessee may in the future provide, to the Guarantors, whether directly or indirectly, and in order to induce the Lessor to enter into the Lease Agreement and the other Operative Documents to which it is a party, each of the Guarantors is willing to guarantee the obligations of the Lessee under the Lease Agreement, the Agency Agreement, and the other Operative Documents to which the Lessee is a party;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Terms defined in the Lease Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants to the Lessor that:

         (a) it is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, and (iii) has all governmental licenses, permits, authorizations, consents and approvals necessary to own and operate its properties and its business as now conducted;

         (b) it has the corporate or other organizational power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Guaranty;

         (c) this Guaranty has been duly executed and delivered to the Lessor by such Guarantor and constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles;

         (d) the execution, delivery and performance of this Guaranty will not violate or constitute a default under any provision of any Governmental Requirement or agreement, instrument or contractual obligation applicable to or binding on such Guarantor or any of its Property and will not result in or require the creation or imposition of any Lien on any of the Properties or revenues of such Guarantor pursuant to any Governmental Requirement or any agreement, instrument or contractual obligation applicable to or binding on such Guarantor or any of its Property;

         (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

         (f) it, in connection with entering into this Guaranty, has performed its own independent investigation of the Lessee and the risks involved, is not relying on any information or representation furnished or given by the Lessee and has reviewed the Operative Documents and acknowledges that the Operative Documents are satisfactory to it in form and substance;

         Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each Advance under the Lease Agreement on and as of such date of each such Advance as though made hereunder on and as of such date.

         The Guarantors incorporate herein by reference as fully as if set forth herein all of the representations and warranties pertaining to the Guarantors (whether stated in their capacity as Guarantors or as Subsidiaries) contained in
Article 29 of the Lease Agreement (which representations and warranties shall be deemed to have been restated by the Guarantors on the date hereof and upon each Advance under the Lease Agreement).

         SECTION 3. COVENANTS. The Guarantors covenant that, so long as the Lessor has any Commitment outstanding under the Lease Agreement or any amount payable by the Lessee under the Lease Agreement or any other Operative Document shall remain unpaid, the Guarantors will fully comply with those covenants set forth in Article 30 of the Lease Agreement pertaining to the Guarantors (whether stated in their capacity as Guarantors or as Subsidiaries), and the Guarantors incorporate herein by reference as fully as if set forth herein all of such covenants. Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

         SECTION 4. THE GUARANTY. The Guarantors hereby irrevocably, unconditionally and jointly and severally guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all amounts now or hereafter payable by the Lessee under the Lease Agreement, the Agency Agreement, and the other Operative Documents (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Guaranteed Obligations owed by the Lessee to the Lessor under the Lease Agreement, the Agency Agreement, and the other Operative Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Lessee. Upon failure by the Lessee to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in Section 4(f) of the Lease Agreement.

         SECTION 5. GUARANTY UNCONDITIONAL. The obligations of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Lessee under any Operative Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

                  (ii) any modification or amendment of or supplement to any Operative Document;

                  (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Lessee under any Operative Document;

                  (iv) any change in the corporate structure or ownership of the Lessee or corporate structure or ownership of any other Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Lessee, or any other Guarantor or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Lessee, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations;

                  (v) the existence of any claim, recoupment, setoff or other rights which the Guarantors may have at any time against the Lessee, any other Guarantor or any other guarantor of any of the Guaranteed Obligations, the Lessor or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any law, regulation, order, decree, directive or accounting standard or requirement, (whether or not having the force of law) or any interpretation thereof, now or hereafter in effect in any jurisdiction, that purports to modify any of the terms of or rights of the Lessor with respect to any Guaranteed Obligation or under any Operative Document or this Guaranty, including without limitation any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation other than strictly in accordance with the terms of the Operative Documents;

                  (vii) any invalidity or unenforceability relating to or against the Lessee, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to any Operative Document, or any other Guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Lessee, or any other Guarantor or any other guarantor of the Guaranteed Obligations, of Basic Rent, Supplemental Rent, or any other amount payable by the Lessee under any Operative Document; or

                  (viii) any other act or omission to act or delay of any kind by the Lessee, any other Guarantor or any other guarantor of the Guaranteed Obligations, the Lessor or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder.

         SECTION 6.        DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT
IN CERTAIN CIRCUMSTANCES. The Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitment under the Lease Agreement shall have terminated or expired. If at any time any payment of Basic Rent, Supplemental Rent, or any other amount payable by the Lessee under any Operative Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Lessee or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 7. WAIVER OF NOTICE BY THE GUARANTORS. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Lessee, any other Guarantor or any other guarantor of the Guaranteed Obligations, or any other Person.

         SECTION 8. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Lessee under any Operative Document is stayed upon the insolvency, bankruptcy or reorganization of the Lessee, all such amounts otherwise subject to acceleration under the Operative Documents shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Lessor.

         SECTION 9. NOTICES. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Lessor in accordance with the provisions of Section 22 of the Lease Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 3 Business Days after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

         SECTION 10. NO WAIVERS. No failure or delay by the Lessor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty and the other Operative Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Lessor and its respective successors and assigns and in the event of an assignment of any amounts payable under the Lease Agreement or the other Operative Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantors without the prior written consent of the Lessor, and shall be binding upon the Guarantors and their respective successors and permitted assigns.

         SECTION 12. CHANGES IN WRITING. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantors and the Lessor.

         SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE GUARANTORS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 14. CONSENT TO JURISDICTION. (a) EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH GUARANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE

DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK, UNITED STATES, AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH GUARANTOR AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO EACH SUCH GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH GUARANTOR ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE GUARANTOR AT ITS ADDRESS SPECIFIED ON THE SIGNATURE PAGE HEREOF. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         (b) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE LESSOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LESSOR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

         SECTION 15. TAXES, ETC. All payments required to be made by the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Authority pursuant and subject to the provisions of
Section 4(e) of the Lease Agreement, the terms of which are incorporated herein by reference as to the Guarantors as fully as if set forth herein, and for such purposes, the rights and obligations of the Lessee under such Section shall devolve to the Guarantors as to payments required to be made by the Guarantors hereunder.

         SECTION 16. ADDITIONAL GUARANTORS. Section 30(aa) of the Lease Agreement provides that certain Subsidiaries which are not Guarantors must become Guarantors, by, among other things, executing and delivering to the Lessor a counterpart of this Guaranty and the Contribution Agreement. Any Subsidiary which executes and delivers to the Lessor a counterpart of this Guaranty and the Contribution Agreement shall be a Guarantor for all purposes hereunder.

         SECTION 17. SUBROGATION. Each Guarantor hereby agrees that it will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, unless and until all of the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lessor and shall forthwith be paid to the Lessor to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Lease Agreement.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed, under seal, by its respective authorized officer as of the date first above written.

                                   THORNTON'S FLAV-O-RICH BAKERY, INC.,
                                   a North Carolina corporation

                                                                          (SEAL)

                                   By:
                                      -----------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                   Address:

                                   1814 Ivy Avenue
                                   Winston-Salem, North Carolina  27105
                                   Attention:
                                   Telecopier number:
                                   Confirmation number:

                                   KRISPY KREME DISTRIBUTING COMPANY,
                                   a North Carolina corporation


                                                                          (SEAL)

                                   By:
                                      -----------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                   Address:

                                   1814 Ivy Avenue
                                   Winston-Salem, North Carolina  27105
                                   Attention:
                                   Telecopier number:
                                   Confirmation number:

                                 KRISPY KREME INVESTMENT MANAGEMENT CORPORATION, a Delaware corporation


                                                                        (SEAL)

                                 By:
                                    -----------------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                 Address:

                                 103 Foulk Road
                                 Suite 200
                                 Wilmington, Delaware  19803
                                 Attention:
                                 Telecopier number:
                                 Confirmation number:


                                 KRISPY KREME COFFEE COMPANY, LLC,
                                 a North Carolina limited liability company

                                                                        (SEAL)

                                 By:
                                    -----------------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                 Address:

                                 161 Covington Drive
                                 Bloomingdale, Illinois  60108
                                 Attention:
                                 Telecopier number:
                                 Confirmation number:

                                 HD CAPITAL CORPORATION,
                                 a Delaware corporation

                                                                        (SEAL)

                                 By:
                                    -----------------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                 Address:

                                 103 Foulk Road
                                 Suite 200
                                 Wilmington, Delaware  19803
                                 Attention:
                                 Telecopier number:
                                 Confirmation number:


                                 HDN DEVELOPMENT CORPORATION,
                                 a Kentucky corporation

                                                                        (SEAL)

                                 By:
                                    -----------------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                 Address:

                                 103 Foulk Road
                                 Suite 200
                                 Wilmington, Delaware  19803
                                 Attention:
                                 Telecopier number:
                                 Confirmation number:

                                    EXHIBIT E

                         Form of Contribution Agreement


         THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of April 26, 2001, by and among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the "Lessee"), KRISPY KREME DOUGHNUTS, INC., a North Carolina corporation (the "Parent Guarantor") and each of the undersigned entities respectively organized under the laws of the states set forth on the signature pages below their names (collectively, the "Subsidiary Guarantors", which term shall include any Subsidiary of the Parent Guarantor which becomes a Guarantor pursuant to the last paragraph hereof, Section 15 of the Subsidiary Guaranty referred to below and Section 30(aa) of the Lease Agreement referred to below) (the Parent Guarantor and the Subsidiary Guarantors being hereinafter referred to collectively as the "Guarantors"). The Lessee and each of the Guarantors are sometimes hereinafter referred to individually as a "Contributing Party" and collectively as the "Contributing Parties".

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Lease Agreement, dated as of even date herewith between the Lessee and Wachovia Capital Investments, Inc. (such agreement, as the same may from time to time be amended, modified, restated, extended, or supplemented being hereinafter referred to as the "Lease Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Lease Agreement), the Lessor has agreed to make Advances to the Lessee;

         WHEREAS, it is required by Section 28(a)(xiii) and Section 28(a)(xiv) of the Lease Agreement that (i) the Parent Guarantor execute and deliver that certain Guaranty, dated as of even date herewith (such agreement, as the same may from time to time be amended, modified, restated, extended or supplemented being hereinafter referred to as the "Parent Guaranty"), and (ii) each Subsidiary Guarantor execute and deliver that certain Guaranty, dated as of even date herewith (such agreement, as the same may from time to time be amended, modified, restated, extended, or supplemented being hereinafter referred to as the "Subsidiary Guaranty"), pursuant to which, among other things, the Guarantors have jointly and severally agreed to guarantee the payment and performance of all present and future amounts payable by the Lessee under the Operative Documents (the "Guaranteed Obligations");

         WHEREAS, the Parent Guarantor is the parent of the Lessee, and each Subsidiary Guarantor is a direct or indirect subsidiary of the Parent, and the Parent Guarantor and each Subsidiary Guarantor are engaged in businesses related to those of the Lessee and the Parent Guarantor (as applicable), and each of the Guarantors will derive direct or indirect economic benefit from the effectiveness and existence of the Lease Agreement and the other Operative Documents; and

         WHEREAS, it is required by Section 28(a)(xv) of the Lease Agreement that each of the Guarantors execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Parent Guarantor to enter into the Parent Guaranty and each Subsidiary Guarantor to enter into the Subsidiary Guaranty, the parties hereto agree as follows:

         To the extent that any Guarantor shall, under the Parent Guaranty or the Subsidiary Guaranty, make a payment (a "Guarantor Payment") of a portion of the Guaranteed Obligations, then, without limiting its rights of subrogation, against the Lessee, such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party other than the Lessee, equal to a fraction of such Guarantor Payment, the numerator of which fraction is such Contributing Party's Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

         As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Guarantor Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the U.S. Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or
Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

         This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of any of the Guarantors, jointly and severally, to pay any amounts, as and when the same shall become due and payable, in accordance with the terms of the Parent Guaranty or the Subsidiary Guaranty, as applicable.

         The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Guarantor to which such contribution and indemnification is owing.

         This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Lease Agreement and financing arrangements evidenced and governed by the Lease Agreement shall have been terminated. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Lessor at its notice address set forth in the Lease Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other

Contributing Parties and the Lessor. If the Lessor makes additional Advances to the Lessee or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Lessor receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any Guarantor Payments made with respect to such Advances or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

         Section 30(aa) of the Lease Agreement provides that certain Subsidiaries must become Guarantors, by, among other things, executing and delivering to the Lessor a counterpart of the Subsidiary Guaranty and of this Contribution Agreement. Any Subsidiary which executes and delivers to the Lessor a counterpart of the Subsidiary Guaranty and of this Contribution Agreement shall be a Subsidiary Guarantor for all purposes hereunder.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof.

         IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement, under seal, as of the date first above written.


                           PARENT:

                           KRISPY KREME DOUGHNUTS, INC.,
                           a North Carolina corporation

                                                                          (SEAL)

                           By:
                              --------------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                           Address:

                           370 Knollwood Street
                           Suite 500
                           Winston-Salem, North Carolina  27103
                           Attention:  Mr. Randy Casstevens
                                       Secretary and Senior Vice President
                           Telecopier:  (336) 733-3797
                           Confirmation:  (336) 733-3730

                           LESSEE:

                           KRISPY KREME DOUGHNUT CORPORATION,
                           a North Carolina corporation

                                                                          (SEAL)

                           By:
                              --------------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                           Address:

                           370 Knollwood Street
                           Suite 500
                           Winston-Salem, North Carolina  27103
                           Attention:  Mr. Randy Casstevens
                                       Secretary and Senior Vice President
                           Telecopier:  (336) 733-3797
                           Confirmation: (336) 733-3730



                           SUBSIDIARY GUARANTORS:

                           THORNTON'S FLAV-O-RICH BAKERY, INC.,
                           a North Carolina corporation

                                                                          (SEAL)

                           By:
                              --------------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                           Address:

                           1814 Ivy Avenue
                           Winston-Salem, North Carolina  27105
                           Attention:
                           Telecopier number:
                           Confirmation number:

                           KRISPY KREME DISTRIBUTING COMPANY,
                           a North Carolina corporation

                                                                          (SEAL)

                           By:
                              --------------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                           Address:

                           1814 Ivy Avenue
                           Winston-Salem, North Carolina  27105
                           Attention:
                           Telecopier number:
                           Confirmation number:


                           KRISPY KREME INVESTMENT
                           MANAGEMENT CORPORATION,
                           a Delaware corporation

                                                                          (SEAL)

                           By:
                              --------------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                           Address:

                           103 Foulk Road
                           Suite 200
                           Wilmington, Delaware  19803
                           Attention:
                           Telecopier number:
                           Confirmation number:

                           KRISPY KREME COFFEE COMPANY, LLC,
                           a North Carolina limited liability company

                                                                          (SEAL)

                           By:
                              --------------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                           Address:

                           161 Covington Drive
                           Bloomingdale, Illinois  60108
                           Attention:
                           Telecopier number:
                           Confirmation number:


                           HD CAPITAL CORPORATION,
                           a Delaware corporation

                                                                          (SEAL)

                           By:
                              --------------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                           Address:

                           103 Foulk Road
                           Suite 200
                           Wilmington, Delaware  19803
                           Attention:
                           Telecopier number:
                           Confirmation number:

                           HDN DEVELOPMENT CORPORATION,
                           a Kentucky corporation

                                                                          (SEAL)

                           By:
                              --------------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                           Address:

                           103 Foulk Road
                           Suite 200
                           Wilmington, Delaware  19803
                           Attention:
                           Telecopier number:
                           Confirmation number:

                                    EXHIBIT F

                             Form of Parent Guaranty


         THIS PARENT GUARANTY (this "Guaranty") is made as of April 26, 2001, by KRISPY KREME DOUGHNUTS, INC., a North Carolina corporation (the "Guarantor"), in favor of the Lessor under the Lease Agreement (defined below);

                              W I T N E S S E T H:

         WHEREAS, Krispy Kreme Doughnut Corporation, a North Carolina corporation (the "Lessee"), and Wachovia Capital Investments, Inc., a Georgia corporation (the "Lessor"), have entered into a certain Lease Agreement dated as of April 26, 2001 (as it may be amended, restated, supplemented, or modified from time to time, the "Lease Agreement"), providing, subject to the terms and conditions thereof, for Advances to be made by the Lessor to the Lessee;

         WHEREAS, it is required by Section 28(a)(xiv) of the Lease Agreement that the Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due of all amounts that shall be at any time payable by the Lessee under the Lease Agreement, the Agency Agreement and the other Operative Documents to which the Lessee is a party; and

         WHEREAS, in consideration of the financial and other support that the Lessee has provided, and such financial and other support as the Lessee may in the future provide, to the Guarantor, whether directly or indirectly, and in order to induce the Lessor to enter into the Lease Agreement and the other Operative Documents to which it is a party, the Guarantor is willing to guarantee the obligations of the Lessee under the Lease Agreement, the Agency Agreement, and the other Operative Documents to which the Lessee is a party;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Terms defined in the Lease Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to the Lessor that:

         (a) it is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, and (iii) has all governmental licenses, permits, authorizations, consents and approvals necessary to own and operate its properties and its business as now conducted;

         (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Guaranty;

         (c) this Guaranty has been duly executed and delivered to the Lessor by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles;

         (d) the execution, delivery and performance of this Guaranty will not violate or constitute a default under any provision of any Governmental Requirement or agreement, instrument or contractual obligation applicable to or binding on the Guarantor or any of its Property and will not result in or require the creation or imposition of any Lien on any of the Properties or revenues of the Guarantor pursuant to any Governmental Requirement or any agreement, instrument or contractual obligation applicable to or binding on the Guarantor or any of its Property;

         (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

         (f) it, in connection with entering into this Guaranty, has performed its own independent investigation of the Lessee and the risks involved, is not relying on any information or representation furnished or given by the Lessee and has reviewed the Operative Documents and acknowledges that the Operative Documents are satisfactory to it in form and substance;

         The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each Advance under the Lease Agreement on and as of such date of each such Advance as though made hereunder on and as of such date.

         The Guarantor incorporates herein by reference as fully as if set forth herein all of the representations and warranties contained in Article 29 of the Lease Agreement (which representations and warranties shall be deemed to have been restated by the Guarantor on the date hereof and upon each Advance under the Lease Agreement); provided, however, that each reference in each such representation and warranty to the Lessee shall be deemed a reference to the Guarantor and each reference to a Subsidiary shall be deemed a reference to a Subsidiary of the Guarantor.

         SECTION 3. COVENANTS. The Guarantor covenants that, so long as the Lessor has any Commitment outstanding under the Lease Agreement or any amount payable by the Lessee under the Lease Agreement or any other Operative Document shall remain unpaid, the Guarantor will fully comply (and cause full compliance) with those covenants set forth in Article 30 of the Lease Agreement pertaining to the Lessee and the Guarantor incorporates herein by reference as fully as if set forth herein all of such covenants; provided, however, that each reference in each such covenant to the Lessee shall be deemed a reference to the Guarantor. The Guarantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

         SECTION 4. THE GUARANTY. The Guarantor hereby irrevocably and unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all amounts now or hereafter payable by the Lessee under the Lease Agreement, the Agency Agreement, and the other Operative Documents (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Guaranteed Obligations owed by the Lessee to the Lessor under the Lease Agreement, the Agency Agreement, and the other Operative Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Lessee. Upon failure by the Lessee to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in Section 4(f) of the Lease Agreement.

         SECTION 5. GUARANTY UNCONDITIONAL. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                           (i)      any extension, renewal, settlement,
         compromise, waiver or release in respect of any obligation of the Lessee under any Operative Document, by operation of law or otherwise or any obligation of any other Guarantor of any of the Guaranteed Obligations;

                           (ii)     any modification or amendment of or
         supplement to any Operative Document;

                           (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Lessee under any Operative Document;

                           (iv) any change in the corporate existence, structure or ownership of the Lessee or any other Guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Lessee, or any other Guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Lessee, or any other Guarantor of any of the Guaranteed Obligations;

                           (v) the existence of any claim, recoupment, setoff or other rights which the Guarantor may have at any time against the Lessee, any other Guarantor of any of the Guaranteed Obligations, the Lessor or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                           (vi)     any law, regulation, order, decree,
         directive or accounting standard or requirement, (whether or not having the force of law) or any interpretation thereof, now or hereafter in effect in any jurisdiction, that purports to modify any of the terms of or rights of the Lessor with respect to any Guaranteed Obligation or under any Operative Document or this Guaranty, including without limitation any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation other than strictly in accordance with the terms of the Operative Documents;

                           (vii) any invalidity or unenforceability relating to or against the Lessee, or any other Guarantor of any of the Guaranteed Obligations, for any reason related to any Operative Document, or any other Guaranty, or any Governmental Requirement purporting to prohibit the payment by the Lessee, or any other Guarantor of the Guaranteed Obligations, of Basic Rent, Supplemental Rent, or any other amount payable by the Lessee under any Operative Document; or

                           (viii) any other act or omission to act or delay of any kind by the Lessee, any other Guarantor of the Guaranteed Obligations, the Lessor or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder, including without limitation, any failure, omission, delay or inability on the part of the Lessor to enforce, assert or exercise any right, power or remedy conferred on the Lessor under the Lease Agreement or any other Operative Document.

         SECTION 6. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitment under the Lease Agreement shall have terminated or expired. If at any time any payment of or any other amount payable by the Lessee under any Operative Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Lessee or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 7. WAIVER OF NOTICE BY THE GUARANTOR. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Lessee, any other Guarantor of the Guaranteed Obligations, or any other Person.

         SECTION 8. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Lessee under any Operative Document is stayed upon the insolvency, bankruptcy or reorganization of the Lessee, all such amounts otherwise subject to acceleration under the Operative Documents shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Lessor.

         SECTION 9. NOTICES. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Lessor in accordance with the provisions of Section 22 of the

Lease Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 3 Business Days after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

         SECTION 10. NO WAIVERS. No failure or delay by the Lessor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty and the other Operative Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Lessor and its respective successors and assigns and in the event of an assignment of any amounts payable under the Lease Agreement or the other Operative Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantor without the prior written consent of the Lessor, and shall be binding upon the Guarantor and its successors and permitted assigns.

         SECTION 12. CHANGES IN WRITING. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Lessor.

         SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 14. CONSENT TO JURISDICTION. (a) THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE GUARANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK, UNITED STATES, AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH GUARANTOR AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS

TO THE GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE GUARANTOR ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE GUARANTOR AT ITS ADDRESS SPECIFIED ON THE SIGNATURE PAGE HEREOF. THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         (b) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE LESSOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LESSOR TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

         SECTION 15. TAXES, ETC. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Authority as required pursuant to Section 4(e) of the Lease Agreement.

         SECTION 16. OTHER WAIVERS BY THE GUARANTOR. The Guarantor hereby expressly waives, renounces, and agrees not to assert, any right, claim or cause of action, including, without limitation, a claim for reimbursement, subrogation, indemnification or otherwise, against the Lessee arising out of or by reason of this Guaranty or the obligations of any other Guarantor, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any other Guarantor. The waiver, renunciation and agreement contained in the immediately preceding sentence is for the benefit of the Lessor and also for the benefit of the Lessee who may assert the benefits thereof as a third-party beneficiary, and the Guarantor may be released from such waiver, renunciation and agreement only by the execution and delivery, by the Lessor and the Lessee, of an instrument expressly releasing the Guarantor therefrom.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.

                           KRISPY KREME DOUGHNUTS, INC.,
                           a North Carolina corporation


                                                                          (SEAL)


                           By:
                                 -----------------------------------------------
                                 Title:
                                       -----------------------------------------


                           370 Knollwood Street
                           Suite 500
                           Winston-Salem, North Carolina  27103
                           Attention:  Mr. Randy Casstevens
                                       Secretary and Senior Vice President
                           Telecopier:  (336) 733-3797
                           Confirmation:  (336) 733-3730